Exhibit 10.1

Execution Copy

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of July 19, 2018, relating to that certain First Lien Credit Agreement described below, is by and among INTERMEDIA HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), INTERMEDIA.NET, INC., a Delaware corporation (“Intermedia”), INTERMEDIA VOICE SERVICES, INC., a Delaware corporation (“Intermedia Voice”), ACCESSLINE COMMUNICATIONS CORPORATION, a Delaware corporation (“AccessLine” and collectively with the Parent Borrower, Intermedia and Intermedia Voice, the “Borrowers” and each a “Borrower”), IVY INTERMEDIATE HOLDINGS, INC., a Delaware corporation, as Holdings and Guarantor (“Holdings”), the other Guarantors party hereto, SUNTRUST BANK, as existing Administrative Agent (in such capacity, the “Existing Administrative Agent”), and existing L/C Issuer and Swing Line Lender under the Existing Credit Agreement (as defined below), TORONTO DOMINION (TEXAS) LLC (“TD”), as successor Administrative Agent (in such capacity, the “Successor Administrative Agent”), THE TORONTO-DOMINION BANK, NEW YORK BRANCH (“TDNY”), as successor L/C Issuer and Swing Line Lender, the Replacement Term Lenders (as defined below) party hereto, and the Replacement Revolving Credit Lenders (as defined below) party hereto. References herein to “Administrative Agent” shall mean, (x) prior to the effectiveness of this Agreement, the Existing Administrative Agent and (y) upon and after the effectiveness of this Agreement, the Successor Administrative Agent.

RECITALS:

WHEREAS, the Borrowers, Holdings and the other Guarantors are party to that certain First Lien Credit Agreement, dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as further amended, restated, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”), by and among the Borrowers, Holdings, the Guarantors and the other Borrowers and other Guarantors from time to time party thereto, the lenders from time to time party thereto, and the Existing Administrative Agent;

WHEREAS, the Borrowers, Holdings and the other Guarantors are party to that certain Second Lien Credit Agreement, dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among the Borrowers, Holdings, the Guarantors and the other Borrowers and other Guarantors from time to time party thereto, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent;

WHEREAS, the Borrowers, Holdings and the other Guarantors are party to one or more of the Collateral Documents;

WHEREAS, pursuant to the Existing Credit Agreement and the Collateral Documents, Holdings, and the other Guarantors, amongst other things, guaranteed the Obligations under the Existing Credit Agreement and provided security therefor;

WHEREAS, pursuant to and in accordance with Section 10.01 of the Existing Credit Agreement, the Parent Borrower has requested that the Existing Credit Agreement be amended and restated so as to, among other things, (i) provide for a new tranche of term loans thereunder (the “New Term Loans”) in an aggregate principal amount of $260,000,000, the proceeds of which will be used in part, to (x) replace in full the Term Loans outstanding under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Agreement (the “Existing Term Loans”) and (y) prepay, in full, the Second Lien Term Loans outstanding under the Second Lien Credit Agreement as in effect immediately prior to the effectiveness of this Agreement, in each case, as provided in the Restated Credit Agreement (as defined below), which New Term Loans shall (A) constitute Replacement Term Loans under the Existing Credit Agreement up to the principal amount permitted thereby and constitute Initial Term Loans and Term Loans under the Restated Credit Agreement and (B) constitute Initial Term Loans and Term Loans under the Restated Credit Agreement for any principal amount in excess of the amount described in clause (A) (the Replacement Term Loans described in this clause (B), each, an “Additional Term Loan”), (ii) provide for a new tranche of revolving credit commitments thereunder (the “New Revolving Credit Commitments”) in an aggregate principal amount of $25,000,000, which will be used to replace in full the Revolving Credit Commitments and to pay in full Revolving Credit Loans, in each case, outstanding under the Existing Credit Agreement as in effect immediately prior to the effectiveness of this Agreement (the “Existing Revolving Credit Commitments”) as provided in the Restated Credit Agreement, which New Revolving Credit Commitments shall constitute Refinancing Revolving Credit Commitments under the Existing Credit Agreement and constitute Revolving Credit Commitments under the Restated Credit Agreement, and (iii) after giving effect to the transactions described in clauses (i) and (ii) above, make certain other modifications to the Existing Credit Agreement, in each case, as more particularly provided in the Restated Credit Agreement;

WHEREAS, among others, the Borrowers, Holdings, the Administrative Agent and the Replacement Lenders (as defined below) desire to amend and restate the Existing Credit Agreement in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof;

WHEREAS, each Person that executes and delivers this Agreement in the capacity as (i) a “Replacement Term Lender” as set forth on the signature pages hereto (each, a “Replacement Term Lender”) and/or (ii) a “Replacement Revolving Credit Lender” as set forth on the signature pages hereto (each, a “Replacement Revolving Credit Lender” and, together with the Replacement Term Lenders, collectively, the “Replacement Lenders”) will, by the fact of such execution and delivery, be deemed (A) to have consented to the terms of this Agreement (including, without limitation, the amendment and restatement of the Existing Credit Agreement in the form of the Restated Credit Agreement) and (B) on the Restatement Date, to have committed to make or to make available to the Borrowers or to take an assignment from the Existing Lenders, as applicable, New Term Loans and/or New Revolving Credit Commitments, in each case, in an amount not to exceed the amount set forth opposite such Replacement Term Lender or Replacement Revolving Credit Lender, as the case may be, set forth on Schedule 1.01A;

2

WHEREAS, SunTrust Bank has notified the Lenders and the Parent Borrower that it is resigning as Administrative Agent and Swing Line Lender and, except as set forth in the Restated Credit Agreement, L/C Issuer;

WHEREAS, (i) the Lenders (including each Replacement Lender) party or consenting in writing hereto hereby appoint TD as the Successor Administrative Agent and (ii) the Parent Borrower hereby approves and appoints (A) TD as Successor Administrative Agent and (B) TDNY as successor Swing Line Lender and successor L/C Issuer (except as set forth in the Restated Credit Agreement), in each case of the foregoing clauses (i) and (ii), in accordance with Article IX of the Existing Credit Agreement and Section 7 hereof; and

WHEREAS, the Replacement Lenders are willing, on the terms and subject to the conditions set forth below, to consent to the amendment and restatement of the Existing Credit Agreement in the form of the Restated Credit Agreement attached hereto as Exhibit A and the other amendments and waivers of the terms of the Existing Credit Agreement and the other Loan Documents provided for herein.

THE PARTIES HERETO THEREFORE AGREE AS FOLLOWS:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Restated Credit Agreement has the meaning assigned to such term in the Restated Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after the Restatement Date, refer to the Restated Credit Agreement.

SECTION 2. Amendments to Existing Credit Agreement, Etc.

(a) The Existing Credit Agreement (together with the Schedules and Exhibits thereto) is, as of the Restatement Date and subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, hereby amended and restated in its entirety as set forth in the form of Restated Credit Agreement attached as Exhibit A hereto. The parties hereto or consenting in writing hereto agree that the Existing Credit Agreement (including the Schedules and Exhibits thereto) shall be amended and restated in their entirety on the Restatement Date, such that on the Restatement Date, the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. From and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement pursuant to this Agreement, (i) as used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean the Restated Credit Agreement and (b) any other reference to the “Credit Agreement” contained in the other Loan Documents shall mean the Restated Credit Agreement.

(b) As of the Restatement Date and subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, Schedule 1.01A of the Existing Credit Agreement is hereby amended by adding thereto the Commitments of the Replacement Lenders party hereto.

3

(c) Effective as of the Restatement Date, each reference to “SunTrust” or “SunTrust Bank”, in its capacity as administrative agent or collateral agent, in each Collateral Document is hereby amended to refer to TD, as successor administrative agent and collateral agent, pursuant to Section 7 of this Agreement.

(d) In furtherance of this Agreement, the Replacement Lenders hereby authorize the Administrative Agent and the Loan Parties to make such modifications to the Exhibits to the Existing Credit Agreement and such modifications to the Collateral Documents from time to time as the Administrative Agent and the Parent Borrower shall reasonably agree to reflect the modifications to the Existing Credit Agreement effected hereby and relevant modifications to the Collateral Documents to reflect the intended changes under this Agreement.

(e) The Replacement Lenders hereby agree that (i) (A) the New Term Loans (other than Additional Term Loans) constitute Replacement Term Loans under the Existing Credit Agreement and constitute Initial Term Loans and Term Loans under the Restated Credit Agreement and (B) the Additional Term Loans constitute Initial Term Loans and Term Loans under the Restated Credit Agreement, (ii) the New Term Loans described in clause (i)(A) above shall be deemed funded under the Existing Credit Agreement concurrently with the effectiveness of the Refinancing Revolving Commitments described herein and immediately prior to the effectiveness of any other amendment to the Existing Credit Agreement described herein, and (iii) the Additional Term Loans shall be deemed funded under Section 2.01 of the Restated Credit Agreement. The Replacement Revolving Credit Lenders hereby waive the provisions of the Existing Credit Agreement requiring advance notice of the termination of the Existing Revolving Credit Commitments (and any related prepayment of Revolving Loans) contemplated under this Agreement.

SECTION 3. Amendments to Collateral Documents. Effective as of the Restatement Date, each reference in the Security Agreement and in each other Collateral Document to SunTrust Bank is hereby amended to refer to TD as Successor Agent pursuant to Section 7 of this Agreement.

SECTION 4. Replacement Term Loans and Replacement Revolving Credit Commitments.

(a) On the terms and conditions set forth herein and the Restated Credit Agreement and subject to the satisfaction of the conditions set forth in Section 5 hereof, (i) each Replacement Term Lender agrees to provide, on the Restatement Date, New Term Loans equal to the amount specified opposite such Replacement Term Lender on Schedule 1.01A; and (ii) each Replacement Term Lender shall be a “Term Lender” and a “Lender” under the Restated Credit Agreement as of such date. The commitments of the Replacement Term Lenders are several and no Replacement Term Lender will be responsible for any other Replacement Term Lender’s failure to make New Term Loans to the Borrowers on the Restatement Date.

4

(b) On the Restatement Date, (i) the Replacement Term Lender shall be deemed to have purchased all of the Existing Term Loans in accordance with Section 10.07(p) of the Existing Credit Agreement, (ii) the Parent Borrower shall apply a portion of the aggregate proceeds of the New Term Loans to prepay in full (x) all accrued and unpaid interest, fees and other amounts then due and payable in respect of the Existing Term Loans under the Existing Credit Agreement that are outstanding immediately prior to the Restatement Date; and (y) the principal amount of all Second Lien Term Loans and all accrued and unpaid interest, fees and other amounts then due and payable in respect of Second Lien Term Loans under the Second Lien Credit Agreement that are outstanding immediately prior to the Restatement Date (together with the termination and release of all security and guarantees in respect thereof, the “Second Lien Refinancing”). To the extent not used to prepay amounts in respect of Existing Term Loans and Second Lien Term Loans, the proceeds of the New Term Loans shall be used by the Borrowers in compliance with Section 6.16 of the Restated Credit Agreement.

(c) On the terms and conditions set forth herein and the Restated Credit Agreement and subject to the satisfaction of the conditions set forth in Section 5 hereof, (i) each Replacement Revolving Credit Lender agrees to provide, on the Restatement Date, New Revolving Credit Commitments equal to the amount, as the case may be, specified opposite such Replacement Revolving Credit Lender on Schedule 1.01A hereto; and (ii) each Replacement Revolving Credit Lender shall be a “Revolving Credit Lender” and a “Lender” under the Restated Credit Agreement as of such date. On the Restatement Date, the New Revolving Credit Commitments shall replace the Revolving Credit Commitments under the Existing Credit Agreement in full. The commitments of the Replacement Revolving Credit Lenders are several and no Replacement Revolving Credit Lender will be responsible for any other Replacement Revolving Credit Lender’s failure to make New Revolving Credit Commitments available to the Borrowers on the Restatement Date.

(d) For the avoidance of doubt, from and after the Restatement Date, (i) references in the Restated Credit Agreement to the “Initial Term Loans” and “Term Loans” shall include the New Term Loans made by the Replacement Term Lenders to the Borrowers on the Restatement Date; (ii) references in the Restated Credit Agreement to the “Revolving Credit Commitments” shall include the New Revolving Credit Commitments provided by the Replacement Revolving Credit Lenders to the Borrowers on the Restatement Date; and (iii) references in the Restated Credit Agreement to “Commitment” shall include the Replacement Lenders’ respective commitments in respect of the New Term Loans and the New Revolving Credit Commitments.

(e) The Parent Borrower and the Lenders party hereto hereby authorize the Successor Administrative Agent, in consultation with the Parent Borrower, to (i) determine all amounts, percentages and other information with respect to the Commitments and Loans of each Replacement Lender, which amounts, percentages and other information may be determined only upon receipt by the Successor Administrative Agent of the signature pages of all Replacement Lenders party hereto; and (ii) enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 10.07(d) of the Restated Credit Agreement, as appropriate. The Successor Administrative Agent’s determination and entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Lenders and the Borrowers under the Restated Credit Agreement, in each

5

case, absent manifest error. For the avoidance of doubt, the provisions of Article IX and Section 10.05 of each of the Existing Credit Agreement and the Amended and Restated Credit Agreement shall apply to any determination, entry or completion made by the Successor Administrative Agent pursuant to this Section 4(e).

SECTION 5. Conditions to Effectiveness. This Agreement shall become effective as of the first date (the “Restatement Date”) when each of the following conditions shall have been satisfied or waived by the Replacement Term Lenders and Replacement Revolving Credit Lenders:

(a) the Successor Administrative Agent shall have received (i) counterparts of this Agreement executed by the Existing Administrative Agent, the Successor Administrative Agent, TDNY, in its capacity as successor Swing Line Lender and L/C Issuer, the Parent Borrower, each other Borrower, Holdings and each other Guarantor, (ii) counterparts of this Agreement executed by Replacement Term Lenders representing 100% of the commitments in respect of the New Term Loans, and (iii) counterparts of this Agreement executed by Replacement Revolving Credit Lenders representing 100% of the New Revolving Credit Commitments;

(b) the Administrative Agent shall have received evidence reasonably satisfactory to it that substantially concurrently with the effectiveness of this Agreement, the Second Lien Refinancing will occur;

(c) on and as of the Restatement Date, and after giving effect to this Agreement, the conditions to a Credit Extension under Section 4.02 of the Restated Credit Agreement shall have been satisfied;

(d) the Administrative Agent shall have received (i) a certificate of the Loan Parties, dated as of the Restatement Date and executed by a secretary, assistant secretary, Responsible Officer or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of this Agreement, the Restated Credit Agreement and any Notes and, in the case of the Borrowers, the borrowings hereunder and under the Restated Credit Agreement, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign this Agreement and any Notes on the Restatement Date, and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) provided, that the certificate and related attachments with respect to the matters set forth herein that were delivered on the Closing Date to the Existing Administrative Agent, together with a certificate of no change with respect to the matters set forth therein, to the extent applicable, shall be satisfactory for purposes of this clause (d)(i); and (ii) a good standing (to the extent such concept is known and customary in the relevant jurisdiction) certificate as of a recent date for each Loan Party from its jurisdiction of organization;

6

(e) substantially concurrently with the effectiveness of this Agreement, the Parent Borrower shall have paid all fees and, to the extent invoiced not less than three Business Days prior to the Restatement Date, all reasonable and documented out-of-pocket expenses, in each case, required to be paid by the Parent Borrower on or prior to the Restatement Date (which amounts may be offset against the proceeds of the New Term Loans);

(f) the Successor Administrative Agent shall have received a certificate dated as of the Restatement Date and executed by a Responsible Officer of the Parent Borrower as to the matters set forth in Section 5(c) of this Agreement;

(g) the Successor Administrative Agent shall have received a customary written opinion of Kirkland & Ellis LLP, special counsel to the Loan Parties, dated as of the Restatement Date and in form and substance substantially similar to the opinion delivered on the Closing Date to the Existing Administrative Agent, addressed to the Successor Administrative Agent, the L/C Issuer and the Replacement Lenders;

(h) the Successor Administrative Agent shall have received (i) all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been reasonably requested by the Successor Administrative Agent or the Replacement Lenders prior to the Restatement Date and (ii) a statement of beneficial ownership as required by 31 C.F.R. s. 1010.230;

(i) the Successor Administrative Agent shall have received a Committed Loan Notice with respect to the New Term Loans;

(j) Prior to or substantially concurrently with the funding of New Term Loans, (i) the Existing Administrative Agent (or its designee) shall have received all accrued and unpaid interest, fees and other amounts then due and payable in respect of the Term Loans and Revolving Credit Commitments (each as defined in the Existing Credit Agreement) outstanding immediately prior to the Restatement Date in full; (ii) all Swing Line Loans, if any, shall have been repaid to the Existing Administrative Agent (or its designee) in full; and (iii) the Existing Administrative Agent shall have received all unpaid fees and other amounts, and shall have been reimbursed for all out-of-pocket expenses, in each case required to be paid or reimbursed by the Parent Borrower in favor of the Existing Administrative Agent in connection with the Existing Credit Agreement, this Agreement and the other Loan Documents; and

(k) all actions shall have been taken, or customary arrangements shall have been made, as the Successor Administrative Agent shall have reasonably requested to ensure that the Secured Obligations (after giving effect to the transactions contemplated hereby) shall continue to be secured by a perfected first-priority security interest (subject to Liens permitted by Section 7.01 of the Restated Credit Agreement) in the Collateral of the type and priority required by each applicable Collateral Document as in effect immediately prior to the effectiveness of this Agreement.

7

SECTION 6. Acknowledgment of Replacement Lenders. Each Replacement Lender hereby (a) confirms that it has received a copy of the Restated Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement or provide a Commitment in respect of the New Term Loans and/or a New Revolving Credit Commitment, (b) agrees that it shall be bound by the terms of the Restated Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Successor Administrative Agent as the administrative agent and collateral agent of such Replacement Lender under the Restated Credit Agreement and the other Loan Documents, and each Replacement Lender irrevocably authorizes the Successor Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Restated Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Successor Administrative Agent by the terms of the Restated Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

SECTION 7. Appointment of Successor Administrative Agent.

(a) Pursuant to Article IX of the Existing Credit Agreement, effective as of the Restatement Date, (a) SunTrust Bank hereby resigns as the Existing Administrative Agent, existing Swing Line Lender and existing L/C Issuer; provided, that SunTrust Bank shall continue to be an L/C Issuer with respect to any Letters of Credit issued and outstanding under the Existing Credit Agreement prior to the Restatement Date to the extent contemplated by the Restated Credit Agreement, (b) the Lenders party hereto (who constitute the Required Lenders) hereby accept such resignation and appoint TD as the Successor Administrative Agent, (c) TD hereby accepts and the Borrowers hereby accept and approve the appointment of TD as Successor Administrative Agent, and (d) the Borrowers hereby appoint and TDNY hereby accepts the appointment of TDNY as successor Swing Line Lender and successor L/C Issuer. Effective as of the Restatement Date, the Successor Administrative Agent hereby succeeds to and becomes vested with all the rights, powers, discretion, privileges and duties of the Existing Administrative Agent under the Loan Documents, and the Existing Administrative Agent is hereby discharged from its duties and obligations, and hereby relinquishes its rights, powers, discretion and privileges, as Existing Administrative Agent under the Loan Documents; provided, however, that the provisions of Article IX and Sections 10.04 and 10.05 of the Restated Credit Agreement shall inure to the Existing Administrative Agent’s benefit as to any actions taken or omitted to be taken by it while it was, and in its capacity as, the Existing Administrative Agent (and the Loan Parties party hereto hereby acknowledge and agree that any actions taken by the Existing Administrative Agent pursuant to the provisions hereof in order to effect the transactions contemplated hereby shall be deemed to have been taken by it while it was, and in its capacity as, the Existing Administrative Agent). Notwithstanding anything in Article IX of the Existing Credit Agreement to the contrary,

8

the resignation of SunTrust Bank as Existing Administrative Agent and the appointment of TD as Successor Administrative Agent shall become effective immediately as of the Restatement Date. All parties hereto waive any notice requirements under Article IX of the Existing Credit Agreement relating to such resignation and appointment. The Loan Parties party hereto, SunTrust Bank and the Lenders agree to execute and deliver, at the sole cost and expense of the Loan Parties, all documents that TD and TDNY reasonably request as reasonably necessary to evidence the appointment, respectively, of TD as the Successor Administrative Agent, and TDNY as successor Swing Line Lender and successor L/C Issuer.

(b) From and after the Restatement Date, unless the context shall otherwise require, (i) each reference to (i) the “Administrative Agent” or “Collateral Agent” and (ii) “Swing Line Lender” or “L/C Issuer”, as applicable, in the Restated Credit Agreement and each of the other Loan Documents and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof or thereof shall be a reference to (x) in the case of clause (i), TD as the Successor Administrative Agent, and (y) in the case of clause (ii), TDNY, as successor Swing Line Lender or successor L/C Issuer, as the case may be, in each case of the foregoing clauses (x) and (y), in such applicable capacities.

(c) The Existing Administrative Agent hereby assigns to the Successor Administrative Agent, for the benefit of the Secured Parties, all Liens granted to the Existing Administrative Agent under the Collateral Documents and the Successor Administrative Agent hereby accepts all such Liens for the benefit of the Secured Parties. Notwithstanding anything herein to the contrary, all such Liens shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by each of the Borrowers, Holdings and each Guarantor. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, any reference to SunTrust Bank (individually or as administrative agent, collateral agent or agent) in or on any publicly filed document, to the extent such filing relates to the Liens assigned hereby and until such filing is modified to refer to TD, as the Successor Administrative Agent, shall, with respect to such Liens, constitute a reference to the Existing Administrative Agent as collateral agent for the Successor Administrative Agent, and the Successor Administrative Agent hereby appoints the Existing Administrative Agent as its collateral agent for such purpose. The Loan Parties party hereto agree that the Successor Administrative Agent is authorized to file financing statements and amendments and other documents with respect to the Collateral described in the Loan Documents and the proceeds thereof. The Successor Administrative Agent understands and agrees that the Existing Administrative Agent makes no representation or warranty of any kind regarding the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto or the sufficiency of any documentation transferring any such lien or security interest to the Successor Administrative Agent. Furthermore, the Successor Administrative Agent acknowledges that it has, independently and without reliance upon the Existing Administrative Agent, conducted its own review of each of the Loan Documents and made its own decision to succeed the Existing Administrative Agent as the Administrative Agent under the Loan Documents.

9

(d) The Successor Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by the Existing Administrative Agent while it served as Administrative Agent or Collateral Agent or for any other event or action related to the Existing Credit Agreement or any other Loan Documents which occurred prior to the Restatement Date. The Existing Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by the Successor Administrative Agent while it serves as Administrative Agent or for any other event or action related to the Restated Credit Agreement or any other Loan Documents which occurred on or after the Restatement Date.

(e) The Existing Administrative Agent covenants and agrees that it will, in each case at the Loan Parties’ sole expense (in accordance with and pursuant to Article IX and Sections 10.04 and 10.05 of the Restated Credit Agreement):

(i) deliver to the Successor Administrative Agent a schedule, as of the Restatement Date (immediately prior to giving effect to this Agreement and the transactions contemplated hereby) (i) setting forth the outstanding principal amount of, and any accrued interest and fees payable on, the Loans and Commitments as reflected on the Register as of such date and (ii) a list of Lenders, the current contact information with respect to each Lender and the outstanding balances owing to each such Lender under this Agreement, in each case reflected on the Register as of such date;

(ii) upon the Successor Administrative Agent’s reasonable request, promptly deliver, or cause to be delivered, to the Successor Administrative Agent copies of all filings, registrations, recordings, consents and notices made by or on behalf of the Existing Administrative Agent in order to create or perfect its Liens on the Collateral and of any written notices, certificates or other documents received by the Existing Administrative Agent from the Borrower pursuant to the Existing Credit Agreement or any Loan Document;

(iii) promptly execute, deliver and file such documents as may be reasonably requested by the Successor Administrative Agent to transfer the rights and privileges of the Existing Administrative Agent under the Loan Documents to the Successor Administrative Agent and to more fully evidence the matters covered hereby, including, without limitation, the execution, delivery and filing of any assignments, conveyances or any other documents necessary or desirable to transfer such rights and privileges of the Existing Administrative Agent to the Successor Administrative Agent;

(iv) promptly take, or cause to be taken, all other actions reasonably requested by the Successor Administrative Agent to facilitate the transfer of information to the Successor Administrative Agent in connection with the Loan Documents; and

10

(v) until such time as all Collateral in the possession of the Existing Administrative Agent (in its capacity as such) and all Liens granted in favor of the Existing Administrative Agent (in its capacity as such) in the Collateral have been assigned or otherwise transferred to the Successor Administrative Agent, continue to hold such Collateral and/or Liens on such Collateral as a sub-agent and bailee of the Successor Administrative Agent in accordance with the terms of the Loan Documents, solely for the purposes of maintaining the priority and perfection of such Liens for the benefit of the Secured Parties.

(f) From and after the Restatement Date, the Successor Administrative Agent shall be entitled to receive the agency fees separately agreed upon by the Borrower and the Successor Administrative Agent in that certain Engagement Letter, dated as of May 30, 2018, executed by the Successor Administrative Agent and acknowledged and agreed by Parent Borrower and the other Borrowers, and such fees shall constitute “Obligations” for all purposes of the Restated Credit Agreement and the other Loan Documents. The parties hereto agree that that certain Fee Letter, dated as of September 11, 2016, among Ivy Intermediate Holdings, Inc., SunTrust Robinson Humphrey, Inc., SunTrust Bank, The Toronto-Dominion Bank, New York Branch and TD Securities (USA) LLC is hereby terminated.

(g) Upon the Restatement Date, (i) TDNY shall succeed to and become vested with all of the rights, powers, privileges and duties of SunTrust Bank in its respective capacities as Swing Line Lender and L/C Issuer under the Loan Documents and (ii) SunTrust Bank shall be discharged from all of its duties and obligations in its respective capacities as Swing Line Lender and L/C Issuer (other than with respect to Letters of Credit issued and outstanding under the Existing Credit Agreement prior to the Restatement Date) under the Loan Documents. On and after the Restatement Date, the provisions of Article IX and Sections 10.04 and 10.05 of the Restated Credit Agreement shall continue in effect for the benefit of SunTrust Bank in its respective capacities as Administrative Agent, Swing Line Lender and L/C Issuer in respect of any actions taken or omitted to be taken by SunTrust Bank while acting in such capacities. TDNY shall bear no responsibility for any actions taken or omitted to be taken by SunTrust Bank while it served as Swing Line Lender or L/C Issuer. SunTrust Bank shall bear no responsibility for any actions taken or omitted to be taken by TD while it serves as Administrative Agent or TDNY while it serves as Swing Line Lender or L/C Issuer.

SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party party hereto hereby confirms that the obligations of such Loan Party under the Restated Credit Agreement and the other Loan Documents (a) are entitled to the benefits of the guarantees and the security interests set forth or created under the Existing Credit Agreement as modified or supplemented hereby and under the other Loan Documents, (b) constitute “Obligations” or other similar term for purposes of the Restated Credit Agreement and all other Loan Documents and (c) notwithstanding the effectiveness of the terms hereof or of the Restated Credit Agreement, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and each Replacement Lender shall be a “Secured Party” and a “Lender” (including without limitation for

11

purposes of the definition of “Required Lenders” contained in Section 1.01 of the Restated Credit Agreement) for all purposes of the Restated Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or collaterally assigned to the Administrative Agent or Collateral Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased or otherwise modified hereby.

SECTION 10. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender, Administrative Agent or Collateral Agent under the Existing Credit Agreement or Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or Restated Credit Agreement, as the case may be, or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or Restated Credit Agreement, as the case may be, or any other Loan Document in similar or different circumstances.

SECTION 11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12. Miscellaneous. The parties hereto acknowledge and agree that this Agreement constitutes an amendment in respect of Replacement Term Loans as contemplated by Section 10.01 of the Existing Credit Agreement and that this Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents (it being understood that this Agreement may be amended or waived in accordance with Section 10.01 of the Restated Credit Agreement). The Parent Borrower shall pay all reasonable fees, costs and expenses of the Existing Administrative Agent and the Successor Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby to the extent required by the terms of the Existing Credit Agreement and the Restated Credit Agreement, as the case may be. The provisions of this Agreement are deemed incorporated into the Restated Credit Agreement as if fully set forth therein. The Parent Borrower and the Successor Administrative Agent hereby consent to each Replacement Lender that is not a Lender as of the date hereof becoming a Lender under the Restated Credit Agreement on the Restatement Date. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Restatement Date, continue to be owing under the Restated Credit Agreement or such other Loan Documents until paid in accordance therewith.

[SIGNATURE PAGES TO FOLLOW]

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

IVY INTERMEDIATE HOLDINGS, INC., as Holdings and Guarantor

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

INTERMEDIATE HOLDINGS, INC., as Parent Borrower

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

INTERMEDIA.NET, INC., as Borrower

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

INTERMEDIA VOICE SERVICES, INC., as Borrower

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

ACCESSLINE COMMUNICATIONS CORPORATION, as Borrower

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

SERVEDATA.NET, INC., as Guarantor

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

[Signature Page to Amendment to Credit Agreement]

TELANETIX, INC., a Delaware corporation, as Guarantor

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

TELANETIX, INC., a California corporation, as Guarantor

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

ACCESSLINE HOLDINGS, INC., as Guarantor

By:	/s/ Michael Gold
Name: Michael Gold
Title: President and Chief Executive Officer

[Signature Page to Amendment to Credit Agreement]

SUNTRUST BANK as Existing Administrative Agent and as resigning Swing Line Bank and resigning L/C Issuer

By:	/s/ Authorized Signatory
Authorized Signatory

SUNTRUST BANK, as Replacement Revolving Credit Lender

By:	/s/ Authorized Signatory
Authorized Signatory

[Signature Page to Amendment to Credit Agreement]

TORONTO DOMINION (TEXAS) LLC as Successor Administrative Agent

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Successor Swing Line Lender and successor L/C Issuer

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Replacement Revolving Credit Lender

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Replacement Term Lender

By:	/s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

[Signature Page to Amendment to Credit Agreement]

SCHEDULE 1.01A

COMMITMENTS

Term Loan Commitments:
The Toronto-Dominion Bank, New York Branch	$260,000,000
Total	$260,000,000
Revolving Credit Commitments:
The Toronto-Dominion Bank, New York Branch	$15,000,000
SunTrust Bank	$10,000,000
Total	$25,000,000

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

Execution Copy

$285,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 18, 2018

among

IVY INTERMEDIATE HOLDINGS, INC.,

as Holdings and a Guarantor,

INTERMEDIA HOLDINGS, INC.,

as Parent Borrower,

INTERMEDIA.NET, INC.

INTERMEDIA VOICE SERVICES, INC. and

ACCESSLINE COMMUNICATIONS CORPORATION,

as Borrowers,

THE OTHER BORROWERS AND GUARANTORS PARTY HERETO FROM TIME TO TIME,

TORONTO DOMINION (TEXAS) LLC,

as Administrative Agent,

and

THE LENDERS, L/C ISSUERS AND SWING LINE LENDERS PARTY HERETO FROM TIME TO TIME

TD SECURITIES (USA) LLC

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

v

SCHEDULES
I	Guarantors
1.01A	Commitments
1.01B	Outstanding Letters of Credit
1.01C	Closing Date Documents
5.06	Litigation
5.07	Owned Real Property
5.08	Environmental Matters
6.13(b)	Post-Closing Obligations
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(w)	Dispositions
7.08	Affiliate Transactions
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D-1	Compliance Certificate
D-2	Solvency Certificate
E-1	Assignment and Assumption
E-2	Affiliated Lender Notice
E-3	Acceptance and Prepayment Notice
E-4	Discount Range Prepayment Notice
E-5	Discount Range Prepayment Offer
E-6	Solicited Discounted Prepayment Notice
E-7	Solicited Discounted Prepayment Offer
E-8	Specified Discount Prepayment Notice
E-9	Specified Discount Prepayment Response
F	Security Agreement
G	Intercompany Note
H	United States Tax Compliance Certificate
I	Affiliated Lender Assignment and Assumption
J	Borrower Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of July 19, 2018 among Intermedia Holdings, Inc., a Delaware corporation (the “Parent Borrower”), Intermedia.net, Inc., a Delaware corporation (“Intermedia”), Intermedia Voice Services, Inc., a Delaware corporation (“Intermedia Voice”) and AccessLine Communications Corporation (“AccessLine” and collectively with the Parent Borrower, Intermedia, Intermedia Voice and each wholly-owned Restricted Subsidiary that is a Domestic Subsidiary party hereto from time to time as a borrower, the “Borrowers” and each a “Borrower”), Ivy Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), the other Guarantors party hereto from time to time, Toronto Dominion (Texas) LLC, as Administrative Agent, each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), and the L/C Issuers and Swing Line Lenders from time to time party hereto.

PRELIMINARY STATEMENTS

The Borrowers, Holdings and the Guarantors are parties to that certain First Lien Credit Agreement, dated as of February 1, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, Holdings, the Guarantors, the lenders party thereto and SunTrust Bank, in its capacity as administrative agent.

Pursuant to the amendment to the Existing Credit Agreement, dated as of the date hereof (the “Amendment”), the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety in the form of this Agreement.

The Borrowers have requested that the Lenders extend credit to the Borrowers in the form of Initial Term Loans (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below) and Revolving Credit Commitments under this Agreement on the Amendment and Restatement Effective Date. The proceeds of the Initial Term Loans, together with cash on hand, will be used on the Amendment and Restatement Effective Date to (i) refinance in full, substantially simultaneously with the effectiveness of the Amendment, all outstanding Term Loans under the Existing Credit Agreement, (ii) prepay in full all of the Existing Second Lien Term Loans outstanding under the Existing Second Lien Credit Agreement, and (iii) to pay fees and expenses in connection with the Amendment Transactions. The Revolving Credit Commitments will be used on the Amendment and Restatement Effective Date to (i) replace in full, substantially simultaneously with the effectiveness of the Amendment, all outstanding revolving credit commitments and revolving credit loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the Amendment, (ii) to replace, backstop or cash collateralize existing letters of credit and (iii) to pay fees and expenses in connection with the Amendment Transactions.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Parent Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acquisition” means the acquisition by Ivy Parent Holdings, LLC, directly or indirectly, of the Parent Borrower pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of September 11, 2016, by and among Ivy Parent Holdings, LLC, a Delaware limited liability company, Ivy Merger Sub, Inc., the Parent Borrower and Oak Hill Capital Partners III, LP, as the seller representative, pursuant to which Ivy Parent Holdings, LLC indirectly acquired all of the equity securities of the Parent Borrower through a merger of Ivy Merger Sub, Inc., its indirectly wholly-owned subsidiary, with and into the Parent Borrower, with the Parent Borrower being the surviving Person (the “Merger”).

“Acquisition Consideration” means an amount in cash equal to the Merger Consideration (as defined in the Acquisition Agreement).

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund, (ii) the Parent Borrower, (iii) each L/C Issuer and (iv) the Swing Line Lender, in the case of clauses (i), (iii) and (iv), only to the extent that such consent would be required under Section 10.07(b)(i)(B), (C) and (D), respectively, if the related Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans had been obtained by such Additional Refinancing Lender by way of assignment.

“Administrative Agent” means TD, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor (including portfolio companies of the Sponsor notwithstanding the exclusion in the definition of “Sponsor”) or a Non-Debt Fund Affiliate, in each case, other than Holdings, the Parent Borrower or any of its Subsidiaries and other than any Debt Fund Affiliate.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(k)(ii).

“Affiliated Lender Cap” has the meaning set forth in Section 10.07(k)(v).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.

“Agents” means, collectively, the Administrative Agent, the Arrangers and the Bookrunners.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this First Lien Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.20.

“AHYDO Payment” means any payment required to be made under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, any Base Rate (or equivalent term) “floor” then in effect or a “Eurocurrency Rate” (or equivalent term) floor then in effect) or otherwise, in each case incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of such Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, amendment fees, commitment or facility fees and underwriting fees or other fees not shared with all lenders providing such Indebtedness. In calculating the All-In Yield, if on the date of incurrence of any applicable Indebtedness (including any Incremental Term Loans), such Indebtedness includes an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans, such differential shall be added to the interest rate with respect to such Indebtedness for purposes of determining whether an increase to the interest rate margin under the Initial Term Loans shall be required (if applicable), but only to the extent that an increase in the interest rate floor would cause an increase to the interest rate margin then in effect with respect to such Initial Term Loans, solely for the purpose of determining the All-In Yield applicable to such Indebtedness and, in such case for purposes of the definition of “Permitted Ratio Debt”, Section 2.14(e)(iii) and Section 7.03(g)(ii), the interest rate floor (but not the interest rate margin) applicable to such Class of Initial Term Loans or other applicable Indebtedness shall be increased to the extent of such differential between interest rate floors).

“Alternative Currency” means (a) Canadian Dollars, (b) Euros, (c) Pounds Sterling, (d) Australian Dollars and (e) each other currency that is approved in accordance with Section 1.12.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment” has the meaning set forth in the preliminary statements to this Agreement.

“Amendment and Restatement Effective Date” means the date of effectiveness of the Amendment pursuant to the terms thereof.

“Amendment Transactions” means (a) the funding of the Initial Term Loans and the Initial Revolving Borrowing under this Agreement on the Amendment and Restatement Effective Date and the execution and delivery of the Amendment and any Loan Documents or amendments thereto to be entered into on the Amendment and Restatement Effective Date, (b) the payment in full of the obligations under the Existing Second Lien Credit Agreement and (c) the payment of Amendment Transaction Expenses.

“Amendment Transaction Expenses” means any fees, premiums, expenses and other transaction costs incurred or paid by the Parent Borrower and its Subsidiaries in connection with the Amendment Transactions (including fees and expenses reflected in the funds flow and/or sources and uses provided to the Arrangers), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Annual Financial Statements” means the audited consolidated balance sheets of the Parent Borrower and its subsidiaries, as of each of December 31, 2016 and December 31, 2017, and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each twelve month period then ended.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any Excess Cash Flow Period, (a) 50% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such Excess Cash Flow Period is greater than 3.75 to 1.00, (b) 25% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such Excess Cash Flow Period is less than or equal to 3.75 to 1.00 and greater than 3.25 to 1.00 and (c) 0% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such Excess Cash Flow Period is less than or equal to 3.25 to 1.00.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Initial Term Loans, (A) for Eurocurrency Rate Loans, 6.00% and (B) for Base Rate Loans, 5.00%; and

(b) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter after the Amendment and Restatement Effective Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans and Letter of Credit fees, 4.75%, (B) for Base Rate Loans, 3.75%, (C) for Canadian Prime Rate Loans, 3.75% and (D) for unused commitment fees with respect to Revolving Credit Commitments, 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Price Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate Loans and Letter of Credit Fees	Base Rate Loans and Canadian Prime Rate Loans	Unused Commitment Fees
1	>3.50:1.00	4.75%	3.75%	0.50%
2	<3.50:1.00	4.50%	3.50%	0.375%

(c) Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent (at the direction of the Required Lenders) or the Required Lenders (following written notice to the Borrower), the highest pricing level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

Notwithstanding the foregoing, (v) the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (w) the Applicable Rate in respect of any Class of Incremental Revolving Credit Commitments, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (y) the Applicable Rate in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment or other relevant agreement and (z) in the case of the Initial Term Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the relevant L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. The Administrative Agent or the relevant L/C Issuer, as applicable, will advise the Parent Borrower of the Applicable Time for each applicable Alternative Currency.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash and Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means TD Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., each in its capacity as a joint lead arranger under this Agreement.

“Assignee” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 hereto or any other form approved by the Administrative Agent and the Parent Borrower.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and disbursements of any law firm or other external legal counsel, in each case, to the extent reimbursable by the Parent Borrower pursuant to Section 10.04 or Section 10.05, as applicable.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“AUD Loan” means any Revolving Credit Loan denominated in Australian Dollars.

“Australian Dollars” means the lawful money of Australia.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Currency” means, with respect to Letters of Credit and Revolving Credit Loans, Dollars and any Alternative Currency.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Plan” means any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate for such day, and (c) the Eurocurrency Rate for an interest period of one month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BBSY” means the Australian Bank Bill Swap Reference Rate (Bid) administered by the Australian Financial Markets Association or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by the

Administrative Agent from time to time) for a period equal in length to the relevant Interest Period at or about 10:30 a.m. (Sydney, Australia time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period. If BBSY is not be available for a particular Interest Period but BBSY is available for periods both longer and shorter than such Interest Period, than BBSY for such Interest Period shall be the Interpolated BBSY Rate.

“Bookrunners” means TD Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., each in its capacity as a joint bookrunner.

“Borrower” and “Borrowers” have the meaning set forth in the introductory paragraph to this Agreement, including any wholly-owned Restricted Subsidiary that is a Domestic Subsidiary that, after the Amendment and Restatement Effective Date is designated by the Parent Borrower as a Borrower and such Subsidiary complies with the requirements of Section 6.11; provided that any Subsidiary that is or has become a Borrower (a “Subsidiary Borrower”) may have its status as a Borrower terminated by delivering a notice to the Administrative Agent from the Parent Borrower and such Subsidiary Borrower electing to terminate such Subsidiary’s status as a Borrower, provided further that no such termination shall affect any obligation of such Subsidiary as a Guarantor or as a Grantor under any Loan Document.

“Borrower Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “C$” means the lawful money of Canada.

“Canadian Prime Rate” means, as of any date, the rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada to Canadian borrowers and (b) one month CDOR, plus 1.00% adjusted automatically with each quoted or established change in such rate. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” shall refer to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Canadian Prime Rate as set forth in the preceding sentence.

“Canadian Prime Rate Loan” means Revolving Credit Loans denominated in Canadian dollars bearing interest based upon the Canadian Prime Rate.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent Borrower and its Restricted Subsidiaries.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP (subject to Section 1.03), recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash and Cash Equivalents” means any of the following types of Investments:

(a) Dollars, Pounds Sterling, Canadian Dollars, Euros, Australian Dollars or any other readily tradable currency to the extent utilized in connection with the conduct of the business of the Parent Borrower or any of its Subsidiaries;

(b) obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits or eurodollar time deposits with, certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is the Administrative Agent, (ii) is a Lender or (iii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clauses (i), (ii) or (iii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower);

(f) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (e) above entered into with any Approved Bank;

(g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s;

(i) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(j) (i) instruments analogous to those referred to in clauses (a) through (i) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(k) Investments, classified in accordance with GAAP as Consolidated Current Assets of the Parent Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) above; and

(l) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (k) above.

Notwithstanding the foregoing, Cash and Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (j) above; provided that such amounts are converted into any currency listed in clause (a) or (j) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Collateral” has the meaning set forth in Section 2.17(c).

“Cash Collateral Account” means a blocked account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.17(c).

“Cash Management Services” means any agreement or arrangement to provide cash management services, including controlled disbursement services, treasury, depository, overdraft and related liabilities, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management services or arrangements, supply chain finance services, foreign exchange facilities and any automated clearing house transfer of funds.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CDOR” means the Canadian Dollar Offered Rate or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period;

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, the Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Amendment and Restatement Effective Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Amendment and Restatement Effective Date), but excluding (w) any underwriters in connection with such Qualified IPO, (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) any combination of Permitted Holders and (z) any one or more direct or indirect parent companies of Holdings in which the Sponsor, directly or indirectly, owns the largest percentage of such parent company’s voting Equity Interests, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company;

(c) a “change of control” (or similar event) shall occur in any document pertaining to Other Term Loans, Other Notes, Credit Agreement Refinancing Indebtedness or Permitted Ratio Debt (or any Permitted Refinancing of any of the foregoing), in each case with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(d) Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of the Parent Borrower.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Incremental

Revolving Loans, Revolving Credit Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans. Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Parent Borrower, be construed to be in different Classes; provided that any Incremental Loans effected as a Term Loan Increase or a Revolving Commitment Increase to any existing Class of Term Loans or Revolving Credit Loans, respectively, and such existing Class of Term Loans or Revolving Credit Loans, as applicable, shall in all events be part of the same Class.

“Closing Date” means February 1, 2017, the date on which the Existing Credit Agreement became effective pursuant to the terms thereof.

“Closing Fee” has the meaning set forth in Section 2.09(c).

“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department regulations promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).

“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document, in each case, of the Borrowers and the Guarantors, but in any event excluding Excluded Assets.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv) (subject to the proviso at the end of such Section 4.01(a)) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents or Section 6.11 or 6.13, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) all Obligations (i) of the Borrowers shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary of the Parent Borrower (other than a Borrower) that is then required to be a Guarantor and (ii) of any Borrower shall have been unconditionally guaranteed by each other Borrower; provided that the Parent Borrower may, in its sole discretion (1) subject to the terms of the definition of “Guarantor”, designate any Excluded Subsidiary as a Guarantor or (2) cause any Guarantor that is an Excluded Subsidiary (including any Excluded Subsidiary that became a Guarantor pursuant to clause (1) hereof) to be released from its guaranty;

(c) the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) (other than any Liens that are expressly subordinated to the Liens securing the Obligations)) (i) all of the Equity Interests of the Borrowers, (ii) all of the Equity Interests of each wholly owned Material Domestic Subsidiary (other than a

Domestic Subsidiary described in the following clause (iii)) directly owned by a Borrower or any Subsidiary Guarantor, (iii) 65% of the issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each Restricted Subsidiary that is a wholly owned Material Domestic Subsidiary that is directly owned by a Borrower or by any Subsidiary Guarantor substantially all the assets of which are the Equity Interests or a combination of Equity Interests and Indebtedness of one or more Foreign Subsidiaries and (iv) 65% of the issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each Restricted Subsidiary that is a wholly owned Material Foreign Subsidiary that is directly owned by a Borrower or by any Subsidiary Guarantor, in each case other than any Excluded Pledged Subsidiary; and

(d) except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01 (other than any Liens that are expressly subordinated to the Liens securing the Obligations) or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, promissory notes or instruments, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in the Collateral of any Borrower and each Guarantor (including accounts, intercompany obligations, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles and proceeds of the foregoing), in each case, (i) with the priority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01) and the Collateral Documents;

provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of, security interests on any Excluded Assets, and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

The Administrative Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets (including extensions beyond the Amendment and Restatement Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Parent Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Collateral Documents or the other Loan Documents.

No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

The foregoing definition shall not require control agreements and perfection by “control” with respect to any Collateral other than (x) through the filing of filing of financing statements under the Uniform Commercial Code or (y) to the extent required by the Administrative Agent, possession by the Administrative Agent of certificated Equity Interests, promissory notes or instruments of the Parent Borrower and its Restricted Subsidiaries, in each case, to the extent constituting Collateral and to the extent possession of such certificates, promissory notes or instruments is a manner of perfecting or establishing the priority of a perfected security interest therein and such delivery is required by the Collateral Documents.

The foregoing definition shall not require nor shall the Administrative Agent be permitted to enter into (x) any source code escrow arrangement or register any intellectual property or (y) any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account (other than with respect to the Cash Collateral Account in accordance with the terms hereof).

“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreements, the Intellectual Property Security Agreements, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent and agreed by the Parent Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and agreed by the Parent Borrower), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commitment” means a Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Incremental Revolving Credit Commitment, Refinancing Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Incremental Term Commitment, Refinancing Term Commitment of a given Refinancing Series or a Commitment in respect of Replacement Term Loans, as the context may require.

“Commitment Parties” means, collectively, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, SunTrust Bank and SunTrust Robinson Humphrey, Inc., in their respective capacities as such under the Amendment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Parties” means the collective reference to Holdings and its Restricted Subsidiaries, including any Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 hereto.

“Consolidated Current Assets” means, with respect to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than Cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than (i) amounts related to current or deferred Taxes based on income, profits or capital gains (including, without limitation, federal, state, foreign, local, franchise and similar Taxes and foreign withholding Taxes), (ii) assets held for sale, (iii) loans (permitted) to third parties, (iv) pension assets, (v) deferred bank fees, (vi) derivative financial instruments and (vii) in the event that a Securitization Financing is accounted for off-balance sheet, (x) gross accounts receivable comprising Securitization Assets sold pursuant to such Securitization Financing less (y) collection against the amount sold pursuant to clause (x).

“Consolidated Current Liabilities” means, with respect to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest expense, (c) accruals for current or deferred Taxes based on income or profits (including, without limitation, federal, state, foreign, local, franchise and similar Taxes and foreign withholding Taxes), (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) any Revolving Credit Exposure or Revolving Credit Loans and (g) the current portion of pension liabilities.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Parent Borrower and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, (G) the interest component of any pension or other post-employment benefit expense and (H) commissions, discounts, yield and other fees (including related interest expenses) related to any Qualified Securitization Financing or any Receivables Facility) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii) without duplication, provision for Taxes based on income, profits or capital gains of the Parent Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, foreign, local, franchise and similar Taxes and foreign withholding Taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, and any Tax distributions made pursuant to this Agreement (including Section 7.06(h)(iii)),

(iii) depreciation and amortization (including amortization or write-off of (A) intangible assets and non-cash organization costs, (B) deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield and other fees and charges (including interest expense related to any Securitization Financing or any Receivables Facility), (C) unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, (D) capitalized software expenditures or costs, capitalized customer acquisition costs and incentive payments and capitalized conversion costs and contract acquisition costs, and (E) favorable or unfavorable lease assets or liabilities),

(iv) [reserved],

(v) non-cash charges, expenses, write-downs or losses, including, without limitation, any non-cash expense relating to the vesting of warrants, impairment charges or the impact of purchase accounting or recapitalization accounting (provided that if any such non-cash charges, expenses, write-downs or losses represent an accrual or reserve for potential cash items in any future period, (i) the Parent Borrower may determine not to add back such non-cash item in the current period and (ii) to the extent the Parent Borrower determines to add back such non-cash item in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(vi) retention, recruiting, relocation, and signing bonuses and expenses, stock option and other equity-based compensation expenses, long-distance commuting expenses of executives, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses and any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a stand-alone entity or public company,

(vii) (A) integration costs, transition costs, consolidation, opening and closing costs for facilities, costs in connection with future lease commitments, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, other business optimization expenses and expenditure (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and (B) the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Parent Borrower in good faith to be realized in connection with the Original Transactions, any Specified Transaction or the implementation of an operational initiative or operational change after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) the Responsible Officer of the Parent Borrower executing the Compliance Certificate required to be delivered pursuant to Section 6.02 certifies in such Compliance Certificate, solely in his/her capacity as a Responsible Officer, that such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and factually supportable and reasonably anticipated to be realizable in the good faith judgment of the Parent Borrower within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Original Transactions, 12 months after the Closing Date and (II) in all other cases, within 12 months after the consummation of the Specified Transaction or the implementation of an initiative or operational change (including commencement of activities constituting a business or the termination or discontinuance of activities constituting such business), which is expected to result in such cost savings, expense reductions, other operating improvements or synergies; (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; and (z) such cost savings, operating expense reductions, other operating improvements, restructuring-related costs and expenses and synergies, together with any increase pursuant to Section 1.09(c), shall not exceed 20% of Consolidated EBITDA for any Test Period (determined before giving effect to all such amounts that would be added back pursuant to clause (vii)(A) and this clause (vii)(B)); provided, that the amount of any such items that would be permitted to be included in financial statements prepared in accordance with Regulation S-X shall not be subject to such 20% limitation,

(viii) the pro forma adjustments identified in writing and agreed to by the Administrative Agent (including those adjustments set forth in the Sponsor model and the Lender Presentation),

(ix) other accruals, payments, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to the Transactions (including all Transaction Expenses), acquisitions, Investments, Restricted Payments, Dispositions, issuances or registrations (actual or proposed) of Indebtedness or Equity Interests or repayment of debt, Qualified IPO, Refinancing or recapitalization transactions or amendment or other modification of any debt instrument, in each case, including any such transaction consummated on the Amendment and Restatement Effective Date and any such transaction undertaken but not completed (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations),

(x) to the extent received and not already included in Consolidated Net Income, proceeds of business interruption insurance,

(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xii) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments,

(xiii) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non¬controlling interests of third parties in any non-wholly owned Restricted Subsidiary, minus the amount of dividends or distributions that are paid in cash by such non-wholly owned Restricted Subsidiary to such third party; provided that the amount of such cash dividends or distributions deducted pursuant to this clause (xiii) in any Test Period shall not exceed such third party’s pro rata share of the EBITDA (to the extent positive) of such non-wholly owned Restricted Subsidiary for such Test Period,

(xiv) [reserved],

(xv) the amount of (A) payments by the Parent Borrower or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors or board or managers or a majority of the disinterested members of the board of directors or board or managers of the Parent Borrower in good faith, (B) fees and expenses paid to directors (or in the case of limited liability companies, managers) of the Parent Borrower or its direct or indirect parent entities, (C) expenses and indemnities paid to the Permitted Holders in accordance with the applicable limited liability company agreement, shareholders agreement or registration and participation rights agreement, and (D) cash payments by the Parent Borrower or any of its Restricted Subsidiaries to any of the Permitted Holders pursuant to any management agreement in effect from time to time substantially consistent with arrangements with other portfolio companies of the Sponsor and to the extent permitted under Section 7.08(l),

(xvi) any Equity Funded Employee Plan Costs,

(xvii) any net loss from disposed, abandoned or discontinued operations or product lines,

(xviii) the amount of loss on sales of Securitization Assets to a Securitization Subsidiary in connection with a Securitization Financing or losses or discounts on sales of receivables and related assets in connection with any Receivables Facility,

(xix) costs related to implementation of operational and reporting systems and technology initiatives,

(xx) the non-cash charges related to straight line rent, and

(xxi) earn-out obligations with respect to any Permitted Acquisitions or other investment and paid or accrued during the applicable period to the extent such earn-out obligations are deducted from the calculation of such Consolidated Net Income, minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations or product lines, (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary and (iv) the excess of actual cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, Consolidated EBITDA for such fiscal quarter shall be $11,537,000, $13,052,000, $15,513,000 and $15,188,000, as applicable, in each case as may be subject to addbacks and adjustments (without duplication) pursuant to clause (vii)(B) and Section 1.09(c) for the applicable Test Period (including the cost savings described above that may become applicable due to actions taken after the Amendment and Restatement Effective Date). For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated First Lien Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary, but excluding any such Indebtedness that is subordinated in right of payment to the Obligations, if any, or in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations (other than in accordance with the Parity Intercreditor Agreement), in each case pursuant to a written agreement, minus the aggregate amount of Cash and Cash Equivalents (other than Restricted Cash) in an aggregate amount not to exceed $20,000,000 (or, in the case of any Cash and Cash Equivalents denominated in a currency other than Dollars, taking the Dollar Equivalent thereof), in each case, included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date); provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided, further, that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, any Receivables Facility and any Qualified Securitization Financing or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual items (including gains, losses or charges and all fees and expenses relating thereto) for such period shall be excluded,

(b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application to the extent included in Consolidated Net Income shall be excluded,

(c) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Original Transactions (or within 12 months after the closing of any acquisition or Investment that are so required to be established or adjusted as a result of such acquisition or Investment) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Parent Borrower, shall be excluded,

(e) the net income (loss) for such period of any Person that is not a Subsidiary of the Parent Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that (i) Consolidated Net Income of the Parent Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash and Cash Equivalents (or to the extent subsequently converted into Cash and Cash Equivalents) to the Parent Borrower or a Restricted Subsidiary thereof in respect of such period and (ii) the net income (loss) of any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary in such period shall be included to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09,

(f) any impairment charge or asset or asset value write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP or, to the extent the Parent Borrower is a reporting company under the Exchange Act, SEC guidelines and the amortization of intangibles arising pursuant to GAAP or, to the extent the Parent Borrower is a reporting company under the Exchange Act, SEC guidelines shall be excluded,

(g) any (i) equity or phantom equity based non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation, (ii) cash charges associated with the rollover, acceleration or payout of Equity Interests by managers, officers, directors, consultants or employees of the Parent Borrower, any Restricted Subsidiary or any of the Parent Borrower’s direct or indirect parents , (iii) income (loss) attributable to deferred compensation plans or trusts, and (iv) any other any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees, shall be excluded,

(h) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Parent Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded,

(i) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Original Transactions, or the release of any valuation allowance related to such item, shall be excluded,

(j) to the extent covered by insurance and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(k) non-cash gains, losses, income and expenses resulting from the valuation of any Indebtedness or other liabilities of the Parent Borrower or any of its Restricted Subsidiaries at fair value required by the applicable standard under GAAP and related interpretations shall be excluded,

(l) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation shall be excluded,

(m) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Parent Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09),

(n) (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items, shall in each case be excluded,

(o) any adjustments resulting from the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging and International Accounting Standard No. 39 and their respective related pronouncements and interpretations shall be excluded, and

(p) any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall in each case be excluded.

There shall be excluded from Consolidated Net Income for any period the purchase accounting or recapitalization accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, credit balances and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries), as a result of the Original Transactions, any acquisition constituting an Investment permitted under this Agreement consummated after the Closing Date or any acquisition or other Investment consummated prior to the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary, but excluding any Secured Subordinated Indebtedness, minus the aggregate amount of Cash and Cash Equivalents (other than Restricted Cash) in an aggregate amount not to exceed $20,000,000 (or, in the case of any Cash and Cash Equivalents denominated in a currency other than Dollars, taking the Dollar Equivalent thereof), in each case, included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date); provided that Consolidated Senior Secured Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided, further, that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Senior Secured Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, any Receivables Facility and any Qualified Securitization Financing or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Senior Secured Net Debt.

“Consolidated Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from (i) the application of purchase accounting or recapitalization accounting in connection with the Original Transactions or any acquisition constituting an Investment permitted under this Agreement or (ii) the issuance or incurrence of such Indebtedness at a price that is less than the par value of such indebtedness) consisting of Indebtedness for borrowed money, purchase money Indebtedness and Attributable Indebtedness, minus (b) the aggregate amount of Cash and Cash Equivalents (other than Restricted Cash) in an aggregate amount not to exceed $20,000,000 (or, in the case of any Cash and Cash Equivalents denominated in a currency other than Dollars, taking the Dollar Equivalent thereof), in each case, included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided, further, that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Services, any Receivables Facility and any Qualified Securitization Financing or (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.

“Consolidated Working Capital” means, with respect to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or recapitalization accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness of the Borrowers incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or Refinance, in whole or part, any Class of existing Term Loans or any Class of existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that with respect to each of the foregoing clauses (a) through (d), (i) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the maturity date of such Refinanced Debt, such Indebtedness shall have a maturity no earlier (and, in the case of any revolving Indebtedness, no mandatory commitment reductions prior to the maturity of the Refinanced Debt), and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt; (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus an amount equal to the aggregate unused commitments cancelled in connection therewith, plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the Refinancing; provided that nothing in this clause (ii) shall limit the ability of the Borrowers to incur additional Indebtedness concurrently as part of the issuance or incurrence of such Indebtedness so long as such additional Indebtedness is otherwise permitted pursuant to the terms of this Agreement (which additional indebtedness shall constitute a utilization of the relevant basket or exception pursuant to which such additional Indebtedness is permitted to be incurred), (iii) [reserved], (iv) the All-In Yield with respect to such Credit Agreement Refinancing Indebtedness shall be determined by the Borrowers and the lenders or purchasers providing such Credit Agreement Refinancing Indebtedness, (v) except as provided for in preceding clauses (i), (ii) and (iv), optional prepayment or redemption terms shall be determined by the Parent Borrower and the other terms and conditions of such Indebtedness shall reflect market terms and conditions (as reasonably determined by the Parent Borrower) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness, (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid substantially simultaneously with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (vii) such Indebtedness is not at any time guaranteed by any Subsidiary other than Guarantors, (viii) to the extent secured, such Indebtedness is not secured by property or assets of Holdings, the Parent Borrower or any Subsidiary other than the Collateral, except to the extent permitted by any Intercreditor Agreement, (ix) if the indebtedness being refinanced was contractually subordinated to the Obligations in right of payment, such Refinancing Debt shall be contractually subordinated to the Obligations on subordination terms (taken as a whole) as reasonably determined by the Parent Borrower at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt or otherwise reasonably satisfactory to the Administrative Agent, (x) only such Refinanced Debt that is pari passu in right of payment and security with the Initial Term Loans may share ratably (but not greater that ratably) in any mandatory prepayments of the Term Loans, unless the Borrowers and the lenders in respect of such Refinanced Debt facility elect lesser payments and (xi) in the case of any Refinancing Debt in the form of a revolving facility, such Refinanced Debt may provide for the ability to participate

(x) with respect to borrowings and repayments on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with other then-outstanding Revolving Credit Commitments and (y) with respect to permanent repayments and terminations of the Revolving Credit Commitments, on a pro rata basis or less than a pro rata basis.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $10,000,000, plus

(b) the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c) the cumulative amount of Cash and Cash Equivalent proceeds from (i) the sale of Qualified Equity Interests of the Parent Borrower or Equity Interests of any direct or indirect parent of the Parent Borrower after the Amendment and Restatement Effective Date and on or prior to such time (including upon exercise of warrants or options) (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs or used pursuant to Section 7.03(y)) which proceeds have been contributed as common equity to the capital of the Parent Borrower and (ii) the Qualified Equity Interests of the Parent Borrower (or Equity Interests of any direct or indirect parent of the Parent Borrower) (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs or used pursuant to Section 7.03(y)) issued after the Amendment and Restatement Effective Date upon conversion of Indebtedness or Disqualified Equity Interests of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party not previously applied for a purpose (including a Cure Amount) other than use in the Cumulative Credit, plus

(d) 100% of the aggregate amount of contributions to the common capital of the Parent Borrower or the net proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent) contributed to the Parent Borrower, received in Cash and Cash Equivalents after the Amendment and Restatement Effective Date (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs or used pursuant to Section 7.03(y)). plus

(e) 100% of the aggregate amount received by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower in Cash and Cash Equivalents from:

(i) the sale, transfer or other disposition (other than to the Parent Borrower or any such Restricted Subsidiary) of the Equity Interests or any assets of an Unrestricted Subsidiary or any minority Investments, or

(ii) any dividend or other distribution by an Unrestricted Subsidiary (excluding any dividend or distribution paid by any Unrestricted Subsidiary to Holdings, Parent Borrower or any Restricted Subsidiary in respect of the payment of any tax liability of such Unrestricted Subsidiary) or received in respect of minority Investments, or

(iii) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary (excluding any returns, profits, repayments or other similar amounts paid by an Unrestricted Subsidiary to Holdings, Parent Borrower or any Restricted Subsidiary in respect of the tax liability of such Unrestricted Subsidiary) or received in respect of any minority Investments, provided that no increase in the Cumulative Credit pursuant to this clause (e) shall result in a duplicative increase in any applicable Investment basket in Section 7.02 by virtue of a Return thereon, plus

(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys any of its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case, to the extent that the original Investment in such Unrestricted Subsidiary was made after the Amendment and Restatement Effective Date; provided that no increase in the Cumulative Credit pursuant to this clause (f) shall result in a duplicative increase in any applicable Investment basket in Section 7.02 by virtue of such re-designation, merger, consolidation, amalgamation, transfer, conveyance or liquidation pursuant to clause (B)(y) of the proviso to Section 7.02(c)(iii) or Section 7.02(n)(y); plus

(g) an amount equal to any Returns in Cash and Cash Equivalents actually received by the Parent Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.02(c)(iii)(B)(y) or 7.02(n)(y) (excluding any returns, profits, distributions and similar amounts paid by any Unrestricted Subsidiaries to Holdings, Parent Borrower or any Restricted Subsidiary in respect of the payment of any tax liability of such Unrestricted Subsidiary), plus

(h) an amount equal to any Returns (excluding any returns, profits, distributions and similar amounts paid by any Unrestricted Subsidiaries to Holdings, Parent Borrower or any Restricted Subsidiary in respect of the payment of any tax liability of such Unrestricted Subsidiary) in Cash and Cash Equivalents actually received by any Loan Party in respect of any Investments pursuant to Section 7.02 (other than clause (B)(y) of the proviso to Section 7.02(c)(iii) and Section 7.02(n)(y)); provided, that no increase in the Cumulative Credit pursuant to this clause (h) shall result in a duplicative increase in any applicable Investment basket in Section 7.02 by virtue of a Return thereon, plus

(i) [Reserved], plus

(j) the proceeds and the fair market value (as reasonably determined by the Parent Borrower) of marketable securities or other property contributed to the Parent Borrower or a Restricted Subsidiary or contributed to the capital of Holdings and further contributed to the Parent Borrower or a Restricted Subsidiary since the Amendment and Restatement Effective Date from any Person other than the Parent Borrower or a Restricted Subsidiary, plus

(k) an amount equal to Declined Proceeds, minus

(l) any amount of the Cumulative Credit used to make Investments pursuant to clause (B)(y) of the proviso to Section 7.02(c)(iii) or Section 7.02(n)(y) after the Amendment and Restatement Effective Date and prior to such time, minus

(m) any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(f)(A) or 7.06(g)(y) after the Amendment and Restatement Effective Date and prior to such time, minus

(n) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Amendment and Restatement Effective Date and prior to such time.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Amendment and Restatement Effective Date and prior to such date; provided that, to the extent excluded from amounts required to be prepaid pursuant to Section 2.05(b)(i) due to application of Section 2.05(b)(v), Foreign Subsidiary Excess Cash Flow for such Excess Cash Flow Periods shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any Subsidiary Guarantor during such period.

“Cure Amount” has the meaning set forth in Section 8.04(a).

“Cure Expiration Date” has the meaning set forth in Section 8.04(a).

“Debt Fund Affiliate” means (a) any bona fide debt fund advised or managed by Symphony Asset Management, LLC and any other bona fide debt fund advised or managed by Affiliates of Symphony Asset Management, LLC, (b) any Affiliate of Holdings or the Sponsor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and (i) whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to Holdings or the Sponsor and (ii) with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investments or investment policies of such entity, and (c) for purposes of the definition of Disqualified Institution, any Affiliate of the applicable specified financial institution or competitor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and (i) whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to such specified financial institution or competitor and (ii) with respect to which such financial institution or competitor does not, directly or indirectly, possess the power to direct or cause the direction of the investments or investment policies of such entity.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii).

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, in each case, as set forth in this Agreement, without cure or waiver hereunder, would be an Event of Default under Section 8.01.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender whose act or failure to act, whether directly or indirectly, causes it to meet any part of the definition of Lender Default.

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit E-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit E-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), 2.05(a)(v)(C)(1) or 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Parent Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Parent Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because such Equity Interests may be required to be repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (a) those financial institutions, lenders and other Persons previously specified in writing by the Parent Borrower and agreed to by the Administrative Agent prior to the Amendment and Restatement Effective Date, (b) competitors of the Parent Borrower and its Subsidiaries and the Sponsor, in each case as identified by the Parent Borrower by written notice to the Administrative Agent from time to time, (c) in the cases of clause (a) or (b), Affiliates thereof (other than any Debt Fund Affiliates) that are either (i) identified as specified in such clause (a) or (b) or (ii) clearly identifiable on the basis of such Affiliates’ names and (d) Excluded Affiliates; it being understood and agreed that the identification of any Person as a Disqualified Institution after the Amendment and Restatement Effective Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Commitment so long as such Person was not a Disqualified Institution at the time of such assignment or participation. The list of Disqualified Institutions shall be posted to the Platform, it being understood that the Parent Borrower may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, and the Administrative Agent shall post such updated schedule to the Platform promptly following its receipt thereof, with such updates effective solely upon the posting thereof to the Platform.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means (i) with respect to any L/C Obligation (or any risk participation therein), (a) if denominated in Dollars, the amount thereof and (b) if denominated in an Alternative Currency, the equivalent amount thereof converted to Dollars as determined by the Administrative Agent or the applicable L/C Issuer on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency and (ii) with respect to any Loan, (a) if denominated in Dollars, the principal amount thereof and (b) if denominated in an Alternative Currency, the equivalent principal amount thereof converted to Dollars as determined by the Administrative Agent on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such other currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i).

“Enforcement Qualifications” has the meaning set forth in Section 5.04.

“Engagement Letter” means the Engagement Letter, dated May 30, 2018, among the Commitment Parties and the Parent Borrower.

“Environment” means air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the exposure to Hazardous Materials, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means the contribution by the Sponsor and certain other investors designated by the Sponsor in cash to the Parent Borrower on or about the Closing Date (to the extent not otherwise applied to the Merger) in the form of (a) common equity or (b) other Qualified Equity Interests, in an aggregate amount that, when taken together with all “rollover” equity, was not less than 35% of the sum of (i) the aggregate principal amount of the loans under the Existing Credit Agreement funded on the Closing Date (excluding amounts drawn under the revolving credit facility under the Existing Credit Agreement on the Closing Date for working capital and/or purchase price adjustments, to fund Original Transaction Expenses or to replace, backstop or cash collateralize existing letters of credit) plus (ii) the aggregate principal amount of Existing Second Lien Term Loans funded on the Closing Date, plus (iii) the Equity Contribution plus (iv) all “rollover” equity.

“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Parent Borrower or net cash proceeds of an issuance of Qualified Equity Interests of the Parent Borrower or Equity Interests of any direct or indirect parent of the Parent Borrower (other than amounts designated as Excluded Contributions, any amount designated as a Cure Amount or any amount used in the Cumulative Credit).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan:

(i) (A) denominated in Dollars or a LIBOR Quoted Currency, the rate per annum equal to LIBOR;

(ii) denominated in Canadian dollars, the rate per annum equal to CDOR;

(iii) denominated in Australian dollars, the rate per annum equal to BBSY;

(iv) denominated in any Non-LIBOR Quoted Currency other than Canadian Dollars or Australian Dollars, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent, the Revolving Credit Lenders and/or the applicable L/C Issuer pursuant to Section 1.12;

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in the manner set forth in Section 3.03(b); provided, further, (x) the Eurocurrency Rate with respect to the Initial Term Loans shall not be less than 1.00% per annum and (y) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate (which shall not include Base Rate Loans even if the interest rate then in effect is determined pursuant to clause (c) of the definition thereof). Revolving Credit Loans that are Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.

“Euros” means lawful currency of the European Union.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such Excess Cash Flow Period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term accounts receivable for such Excess Cash Flow Period (other than any such decreases arising from acquisitions or dispositions (outside of the ordinary course) by the Parent Borrower and its Restricted Subsidiaries completed during such Excess Cash Flow Period),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Borrower and its Restricted Subsidiaries for such Excess Cash Flow Period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v) expenses deducted from Consolidated Net Income for such Excess Cash Flow Period in respect of expenditures made during any prior Excess Cash Flow Period for which a deduction from Excess Cash Flow was made in such prior Excess Cash Flow Period pursuant to clause (b)(xi), (xii), (xiii), (xv) or (xvi) below,

(vi) the amount of tax expenses deducted in determining Consolidated Net Income for such Excess Cash Flow Period to the extent that such tax expense exceeds the amount of cash taxes (including penalties and interest or tax reserves) paid for such Excess Cash Flow Period,

(vii) any cash payment received by the Parent Borrower or any Restricted Subsidiary during such period with respect to any amount deducted from Excess Cash Flow in a prior period pursuant to clause (b)(xv) below, and

(viii) cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such Excess Cash Flow Period pursuant to the definition thereof; minus

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, and cash charges included in clauses (a) through (q) of the definition of “Consolidated Net Income”,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of Capital Expenditures or acquisitions of or expenses incurred to develop intellectual property to the extent not expensed or accrued for such Excess Cash Flow Period, to the extent that such Capital Expenditures or acquisitions or development expenses were not financed with the proceeds of any long¬term Indebtedness of the Parent Borrower and its Restricted Subsidiaries and were not made by utilizing the Cumulative Retained Excess Cash Flow Amount,

(iii) to the extent not financed through the incurrence of long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries, the aggregate amount of all principal payments of Indebtedness (in the case of any prepayments of loans under any revolving credit facility, solely to the extent accompanied by a permanent reduction of commitments thereunder in a like amount) of the Parent Borrower or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans, Other Term Loans, Other Notes and other Indebtedness constituting First Lien secured obligations, (C) any mandatory prepayment of Term Loans or Other Applicable Indebtedness in accordance with Section 2.05(b)(ii), in each case of this clause (C) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) other prepayments, redemptions or repurchases of Term Loans, Other Notes and Other Loans (other than prepayments referred to in clause (C) above), and (Y) all prepayments in respect of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans),

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term accounts receivable for such Excess Cash Flow Period (other than any such increases arising from acquisitions or dispositions (outside of the ordinary course) by the Parent Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period),

(vi) cash payments by the Parent Borrower and its Restricted Subsidiaries for such Excess Cash Flow Period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed for such Excess Cash Flow Period or are not deducted in calculating Consolidated Net Income and to the extent not financed with the proceeds of any long¬term Indebtedness of the Parent Borrower and its Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior Excess Cash Flow Periods, the amount of Investments and acquisitions made in cash during such Excess Cash Flow Period pursuant to Section 7.02 (other than Section 7.02(a), (c), (e), (h) or (r)(ii)) to the extent that such Investments and acquisitions were not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries and were not made by utilizing the Cumulative Retained Excess Cash Flow Amount,

(viii) the amount of Restricted Payments paid during such Excess Cash Flow Period pursuant to Section 7.06 (other than pursuant to Sections 7.06(a)(i), 7.06(b), 7.06(d) (except to the extent relating to a transaction permitted under Section 7.04), 7.06(e), 7.06(g)(y) (to the extent such Restricted Payment is made by utilizing clause (b) of the Cumulative Credit), 7.06(l), 7.06(m) (to the extent relating to any other clause of Section 7.06 referred to in the first parenthetical in this clause (viii)) and 7.06(n)), in each case, to the extent such Restricted Payments were not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash for such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed for such Excess Cash Flow Period and were not financed with the proceeds of any long-term Indebtedness of the Parent Borrower or any Restricted Subsidiary (and were not expensed in a prior Excess Cash Flow Period),

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness to the extent not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries,

(xi) without duplication of amounts deducted from Excess Cash Flow for prior Excess Cash Flow Periods, the aggregate consideration required to be paid in cash by the Parent Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such Excess Cash Flow Period, or after the end of such Excess Cash Flow Period and prior to the date of such Excess Cash Flow payment for such Excess Cash Flow Period, relating to Permitted Acquisitions, Investments (other than Investments made pursuant to Section 7.02(a), (c), (e), (h) or (r)(ii)), Capital Expenditures or acquisitions or development of intellectual property (to the extent not expensed) to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case for the Excess Cash Flow Period of four consecutive fiscal quarters of the Parent Borrower following the end of such Excess Cash Flow Period; provided that to the extent the aggregate amount actually utilized to finance such acquisitions, Investments, Capital Expenditures or acquisitions or development of intellectual property during such Excess Cash Flow Period of four consecutive fiscal quarters is less than the Contract Consideration or to the extent such aggregate amount is financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries, the amount of such shortfall or so financed shall be added to the calculation of Excess Cash Flow at the end of such Excess Cash Flow Period of four consecutive fiscal quarters,

(xii) the amount of cash taxes (including penalties and interest or tax reserves) paid for such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period,

(xiii) cash expenditures in respect of Swap Contracts for such Excess Cash Flow Period to the extent not deducted in arriving at such Consolidated Net Income,

(xiv) any payment of cash to be amortized or expensed over a future Excess Cash Flow Period and recorded as a long-term asset,

(xv) reimbursable or insured expenses incurred for such Excess Cash Flow Period to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income,

(xvi) cash expenditures for costs and expenses in connection with the Transactions (including all Transaction Expenses), acquisitions, Investments, Restricted Payments, retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, dispositions and the issuance of equity interests or Indebtedness, repayment of debt, issuance of equity securities, Qualified IPO, Refinancing transactions or amendments or other modifications of any debt instrument (including, in each case, any such transaction consummated on the Amendment and Restatement Effective Date and any such transaction undertaking but not completed), in each case, to the extent not deducted in arriving at such Consolidated Net Income and to the extent not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries, and

(xvii) cash expenses, losses or charges excluded from the calculation of Consolidated Net Income for such Excess Cash Flow Period pursuant to the definition thereof;

provided that, at the option of the Parent Borrower, all such payments made after the applicable Excess Cash Flow Period and prior to the applicable due date of such Excess Cash Flow payment may (without duplication of such amount deducted in any period) be deducted from Excess Cash Flow for such prior Excess Cash Flow Period.

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means (i) the first full fiscal year of the Parent Borrower ending after the Amendment and Restatement Effective Date, and (ii) each subsequent fiscal year of the Borrower, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a) and 6.02(a) for which any prepayments required by Section 2.05(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.05(b)(i)).

“Excess Permitted Refinancing Amount” has the meaning set forth in the definition of “Permitted Refinancing”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Affiliate” means, with respect to any Agent, Agent-Related Person and Lender and their respective Affiliates and controlling Persons, (i) any Affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital or any of such Affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents and (ii) any Affiliates and any of their employees that are engaged directly or indirectly in a sale of the Parent Borrower and its subsidiaries as buy-side or sell-side representative or any such Affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents, in each case, other than (x) a limited number of senior employees who are required, in accordance with industry regulations or such Persons’ internal policies and procedures to act in a supervisory capacity, and (y) such Persons’ internal legal, compliance, risk management, credit or investment committee member.

“Excluded Assets” means (i) any fee owned real property and any leasehold rights and interests in real property (including any obligation to obtain landlord waivers, estoppels and collateral access letters), (ii) except to the extent that a security interest therein can be perfected by the filing of a UCC financing statement, motor vehicles, airplanes and other assets subject to certificates of title, (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $2,000,000, (iv) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that (and for so long as) the Administrative Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge of, or creation of a security interest in any asset, which would require governmental, regulatory or third party consent, approval, license or authorization (including compliance with the Federal Assignment of Claims Act or similar statute which, for the avoidance of doubt, shall not be required hereunder or under any other Loan Document), except (A) to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or (B) in the case of any such third party consent to the extent such requirement was implemented for the purpose of evading the providing of a security interest under the Loan Documents, (v) any asset to the extent that a grant of a security interest therein is prohibited or restricted by applicable Law with no requirement to obtain the consent of any Governmental Authority or third party, including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute, other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or restriction, (vi) any lease, license, permit or agreement or any property subject to such agreement or arrangement to the extent that a grant of a security interest therein, (A) is prohibited or restricted by applicable Law other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or restriction or (B) to the extent and for so long as it would violate or invalidate the terms of such lease, license, permit or agreement (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right of a third party (other than Holdings, the Parent Borrower, or any Restricted Subsidiary) thereunder or require consent of a third party (other than Holdings, the Parent Borrower or any Subsidiary) thereunder (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, (a) excluding any such agreement that relates to Credit Agreement Refinancing Indebtedness or Permitted Ratio Debt and (b) only to the extent that such limitation on such pledge or security interest is not otherwise prohibited pursuant to Section 7.09, (vii) (A) Margin Stock, (B) Equity Interests in any Person other than wholly owned Restricted Subsidiaries and (C) Equity Interests in Excluded Pledged Subsidiaries, (viii) any property subject to a Lien permitted by Section 7.01(b), (u), (w) or (aa) (to the extent relating to a Lien originally incurred pursuant to Section 7.01(b), (u) or (w)), (ix) the creation or perfection of pledges of, or security interests in, any property or assets that could reasonably be expected to result in adverse tax consequences or adverse regulatory consequences to Holdings, the Parent Borrower or any of its Subsidiaries, as reasonably determined by the Parent Borrower, (x) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of or void such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law, (xii) any assets acquired after the Amendment and Restatement Effective Date in connection with a Permitted Acquisition or other permitted Investment subject to Liens permitted by Section 7.01 and which are subject to contractual arrangements in connection with such Liens prohibiting a Lien securing the Obligations to the extent permitted by Section 7.09 (provided that, except with respect to Liens permitted by Section 7.01(bb) or (cc), such Liens and contractual arrangements were not created in anticipation of such Permitted Acquisition or Investment and were in place on the date of such Permitted Acquisition or Investment), (xiii) particular assets if and for so long as, if reasonably agreed by the Administrative Agent and the Parent Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom, (xiv) (a) Equity Interests in excess of 65% of the issued and outstanding voting Equity Interests of each Domestic Subsidiary substantially all the assets of which are the Equity Interests or a combination of Equity Interests and Indebtedness of one or more Foreign Subsidiaries and (b) Equity Interests in excess of 65% of the issued and outstanding voting Equity Interests of, any Foreign Subsidiary that is owned directly by a Loan Party), (xv) Securitization Assets (or interests therein) sold to any Securitization Subsidiary or otherwise pledged, factored, transferred or sold in connection with a Qualified Securitization Financing, (xvi) Receivables Assets sold or otherwise pledged or transferred in connection with a Receivables Facility, and (xvii) any assets located or titled outside the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xviii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xvii)).

“Excluded Contribution” means the amount of cash capital contributions to the Parent Borrower or net cash proceeds from the sale or issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent of Holdings) actually received by the Parent Borrower (other than the Equity Contribution or any amount designated as a Cure Amount, used for Equity Funded Employee Plan Costs or included for purposes of determining the Cumulative Credit) and designated by the Parent Borrower to the Administrative Agent as an Excluded Contribution on the date such capital contributions are made or such Equity Interests are sold or issued. As of any date of determination, the amount of the Excluded Contribution shall be the aggregate amount of such contributions and proceeds less such amounts used pursuant to Sections 7.02(v), 7.06(l), and 7.13(a)(vi).

“Excluded Information” has the meaning set forth in Section 2.05(a)(v)(F).

“Excluded Pledged Subsidiary” means (a) any Subsidiary for which the pledge of its Equity Interests is prohibited by applicable Law or by Contractual Obligations existing on the Amendment and Restatement Effective Date (or, in the case of any Subsidiary acquired after the Amendment and Restatement Effective Date, Contractual Obligations in existence at the time of acquisition (including in any Indebtedness assumed in connection therewith) but not any Contractual Obligations entered into for the purpose of evading the delivery of a pledge hereunder (including any Indebtedness financing such acquisition)) or for which governmental (including regulatory) consent, approval, license or authorization would be required, (b) any other Subsidiary with respect to which, in the reasonable judgment of the Parent Borrower, in consultation with the Administrative Agent, the burden or cost or other consequences (including any material adverse tax consequences) of the pledge of its Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (c) any not-for-profit Subsidiaries, (d) captive insurance companies, (e) Unrestricted Subsidiaries, (f) any special purpose vehicle (or similar entity), including any Securitization Subsidiary, only to the extent that the pledge of its Equity Interests is prohibited by applicable Law or by Contractual Obligations, including any Contractual Obligation incurred in connection with a Qualified Securitization Financing and (g) Immaterial Subsidiaries (to the extent any such Immaterial Subsidiary is not a Guarantor).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Domestic Subsidiary of a Borrower or a Guarantor, (b) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obligations existing on the Amendment and Restatement Effective Date, so long as not entered into for the purpose of evading the delivery of a guarantee hereunder, from guaranteeing the Secured Obligations or if guaranteeing the Secured Obligations would require governmental (including regulatory) or third party consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained) or could reasonably be expected to result in adverse tax consequences as reasonably determined by the Parent Borrower, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Parent Borrower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) any not-for-profit Subsidiaries, (e) any Unrestricted Subsidiaries, (f) any special purpose vehicle (or similar entity), including any Securitization Subsidiary, (g) any direct or indirect Domestic Subsidiary substantially all the assets of which are the Equity Interests or a combination of Equity Interests and Indebtedness of one or more Foreign Subsidiaries, (h) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (i) captive insurance Subsidiaries, (j) Immaterial Subsidiaries and (k) any Restricted Subsidiary acquired after the Amendment and Restatement Effective Date pursuant to a Permitted Acquisition or other permitted Investment that is prohibited or restricted by applicable Law or by Contractual Obligations in existence at the time of acquisition (but not entered into for the purpose of evading the delivery of a guarantee hereunder) from guaranteeing the Secured Obligations to the extent such Contractual Obligations govern Indebtedness permitted pursuant to Section 7.03 or if guaranteeing the Secured Obligations would require governmental (including regulatory) or third party consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained) or could reasonably be expected to result in adverse tax consequences as reasonably determined by the Parent Borrower, provided that, notwithstanding anything to the contrary above, no Subsidiary designated as (i) a Borrower pursuant to the definition of “Borrower” or (ii) a Guarantor pursuant to the definition of “Guarantors” shall be treated as an Excluded Subsidiary for purposes of the Loan Documents.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of February 1, 2017, by and among the Borrowers, Holdings and the Guarantors party thereto, the lenders party thereto from time to time and SunTrust Bank, as administrative agent.

“Existing Second Lien Loan Documents” means the “Loan Documents” as defined in the Existing Second Lien Credit Agreement.

“Existing Second Lien Term Loans” means the “Term Loans” (or any comparable term) as defined in the Existing Second Lien Credit Agreement.

“Existing Term Lender” means each Lender holding term loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement on the Amendment and Restatement Effective Date.

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Revolving Credit Facility, a given Extension Series of Extended Revolving Credit Commitments, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Refinancing Revolving Credit Loans, any Term Facility, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans or a given Refinancing Series of Refinancing Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into pursuant to the foregoing and applicable official implementing guidance thereunder.

“Federal Funds Rate” means for any day, the rate per annum equal to the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien” means a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary securing Indebtedness on a pari passu basis with the Obligations.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vi).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Parent Borrower which is not a Domestic Subsidiary.

“Foreign Subsidiary Excess Cash Flow” has the meaning set forth in Section 2.05(b)(v).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03 and other than in connection with the adoption of ASC 606 (which shall be permitted without further action by any party hereto), if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment and Restatement Effective Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means (i) in the case of the Obligations of the Borrowers, Holdings and each Restricted Subsidiary of the Parent Borrower that is a Material Domestic Subsidiary (other than a Borrower or an Excluded Subsidiary unless such Excluded Subsidiary is then an Elective Guarantor) including those listed on Schedule I hereto and any Material Domestic Subsidiary that shall have become a Guarantor pursuant to Section 6.11 and (ii) in the case of the Obligations of any Borrower each other Borrower. For avoidance of doubt, the Parent Borrower in its sole discretion may (x) designate any Restricted Subsidiary that is not required to be a Guarantor (such a Restricted Subsidiary, an “Elective Guarantor”) to Guarantee the Obligations by causing such Restricted Subsidiary to execute this Agreement on the Amendment and Restatement Effective Date or a joinder to this Agreement or (y) cause any Guarantor that is not then required to be a Guarantor (including any Elective Guarantor that became a Guarantor pursuant to clause (x) above) to be released from its Guaranty; provided that, the Administrative Agent may prohibit a Foreign Subsidiary from becoming an Elective Guarantor if it determines, in its reasonable credit judgment but after consultation with the Parent Borrower, that such Foreign Subsidiary would not provide customary credit support for the Obligations, which determination may be based upon (A) the amount and enforceability of the Loan Guaranty that would be provided by the proposed Elective Guarantor, (B) the enforceability of any security interest that may be granted with respect to any Collateral located in the relevant jurisdiction and/or (C) such proposed Elective Guarantor is organized in a country that is not a member of the Organization for Economic Cooperation and Development or that is the target of any Sanctions. For the avoidance of doubt, no Guarantor shall be treated as an Excluded Subsidiary hereunder.

“Guaranty” means, collectively, the guaranty of the Secured Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law based on their dangerous or deleterious properties.

“Holdings” has the meaning set forth in the introductory paragraph to this Agreement; provided that Parent or any direct or indirect parent company of Holdings that becomes a Guarantor in accordance with Section 7.14(xi) as a result of merging, amalgamating or consolidating with or into Holdings or as a result of executing a Guaranty shall be deemed to be “Holdings” for purposes hereunder and under the Loan Documents.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary which is not a Material Subsidiary.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. The amount of Indebtedness issued at a discount to its initial principal amount shall be calculated based on the initial stated purchased amount thereof without giving effect to any such discount.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Recipient, all Taxes imposed on or with respect to payments under the Loan Documents other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, imposed by a jurisdiction as a result of such Recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any present or former connection between such Recipient and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) any Taxes (other than Taxes described in clause (i) above) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or applicable lending office in such jurisdiction, or as a result of any present or former connection between such Lender or Agent and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (iii) any Taxes attributable to the failure by such Recipient to deliver the documentation required to be delivered pursuant to Section 3.01(d) (including under Section 9.13 as referenced in Section 3.01(d)(iii)), (iv) any branch profits Taxes imposed by the United States under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction in which such Recipient is located, (v) in the case of a Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 3.07(a)), any withholding Tax that is in effect and would apply to amounts payable hereunder to or for the account of such Lender at such time the Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (vi) any withholding Taxes imposed under FATCA.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged and that is independent of the Parent Borrower and its Affiliates.

“Information” has the meaning set forth in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Amendment and Restatement Effective Date. Letters of Credit may be issued on the Amendment and Restatement Effective Date to back-stop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Amendment and Restatement Effective Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Amendment and Restatement Effective Date agreeing to become L/C Issuers under this Agreement).

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Parent Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments as of the Amendment and Restatement Effective Date is $260,000,000.

“Initial Term Loans” means the term loans made by the Lenders on the Amendment and Restatement Effective Date to the Parent Borrower pursuant to Section 2.01(a).

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit G.

“Intercreditor Agreements” means, collectively, (i) any Junior Intercreditor Agreement and (ii) any Parity Intercreditor Agreement, in each case to the extent then in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan) and Canadian Prime Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, 12 months thereafter, or less than one month thereafter, in each case as selected by the Parent Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

“Interpolated BBSY Rate” means, with respect to any Eurocurrency Rate Loan denominated in Australian Dollars for any Interest Period, a rate per annum that results from interpolating on a linear basis between (a) BBSY for the longest maturity for which BBSY is available that is shorter than such Interest Period and (b) BBSY for the shortest maturity for which BBSY is available that is longer than such Interest Period, in each case as of the 10:30 a.m. (Sydney, Australia time) on the first day of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns in respect of such Investment; provided that in lieu of treating any Return (other than any Returns in respect of Investments made using the Cumulative Credit pursuant to clause (B)(y) of the proviso to Sections 7.02(c)(iii) and Section 7.02(n)(y)) as a deduction to the amount of any applicable Investment, the Parent Borrower may instead elect that such Return be used to increase clause (e), (g) or (h), as applicable, of the definition of “Cumulative Credit”; provided further that (i) no such Return elected to increase the Cumulative Credit shall result in a duplicative increase in any applicable Investment basket in Section 7.02 by virtue of a Return thereon and (ii) for purposes of any Investment basket in Section 7.02 where a Return has been elected to increase such basket, the aggregate amount of such Returns shall not exceed the original amount of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“IPO Reorganization Transaction” means any re-organization or other similar activities among Holdings, the Parent Borrower and its Restricted Subsidiaries in connection with and reasonably related to consummating a Qualified IPO, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Sections 6.11 and 6.13, (b) taken as a whole, the value of the Collateral securing the Obligations and the Guarantees by the Guarantors of the Obligations are not materially reduced and (c) the Liens in favor of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents and the value of the Guarantees, in each case, are not materially impaired.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Parent Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture Investment Basket Amount” has the meaning set forth in Section 7.02(o).

“Judgment Currency” has the meaning set forth in Section 10.20.

“Junior Financing” means any Indebtedness for borrowed money of a Loan Party that is (A) subordinated in right of payment to the Obligations expressly by its terms or (B) is secured by the Collateral on a Second Lien or other junior basis to the Liens securing the Obligations (but other than Indebtedness among the Parent Borrower and its Restricted Subsidiaries).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent, the Borrowers, and one or more representatives for holders of a Junior Financing in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments, Initial Term Loans, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning set forth in Section 1.09(f).

“LCA Test Date” has the meaning set forth in Section 1.09(f).

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof, in each case, other than pursuant to the terms of an Auto-Extension Letter of Credit.

“L/C Issuer” means (a) solely, with respect to Letters of Credit issued and outstanding prior to the Amendment and Restatement Effective Date set forth on Schedule 1.01(B) (and only for so long as such Letters of Credit remain outstanding), SunTrust Bank, (b) with respect to Letters of Credit issued from and after the Amendment and Restatement Effective Date, TDNY, and (c) each other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j) or that agrees in its sole discretion to become an L/C Issuer hereunder with the consent of the Administrative Agent and the Borrower, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including the principal amount of all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.14. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Stated Amount” of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swing Line Loans when required hereunder, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) the notification by a Lender to the Parent Borrower or the Administrative Agent that such Lender does not intend or expect to comply with any of its funding obligations hereunder or a public statement by a Lender to that effect with respect to such Lender’s funding obligations hereunder; (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that such Lender will comply with such Lender’s obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender solely pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (v) the admission in writing by a Distressed Person that it is insolvent or such Distressed Person becoming subject to a Lender-Related Distress Event.

“Lender Presentation” means the Intermedia Lender Presentation, dated July 10, 2018.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Laws, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or such Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of a so-called undisclosed administration (being the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulatory under or based on the Law in the country where such Lender or any person that directly or indirectly controls such Lender is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed).

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” means the London Interbank Offered Rate administered by ICE Benchmark Administration Limited (or such other commercially available source providing quotations of that rate as may be designated by the Administrative Agent from time to time, including any Person who takes over administration of the rate) or a comparable or successor rate, which rate is approved by the Administrative Agent, as displayed on the applicable Reuters screen page (such page currently being the LIBOR01 page) determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period for deposits in the relevant currency, or (B) in the event the rate referenced in the preceding clause (A) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Eurocurrency Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period.

“LIBOR Quoted Currency” means Euro, Pounds Sterling, and any other currency, in each case for which, and only for so long as, there is a published LIBOR rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, “Lien” shall not be deemed to include any license or other contractual obligation relating to any IP Rights.

“Limited Condition Acquisition” means any Permitted Acquisition or permitted Investment in any assets, business or Person, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, and that is designated as such by the Parent Borrower in a written notice to the Administrative Agent on or prior to the date on which the definitive agreements for such transaction are entered into.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.

“Loan” means an extension of credit under Article II by a Lender to a Borrower in the form of a Term Loan, Revolving Credit Loan or Swing Line Loan (including any Initial Term Loans, any Incremental Term Loans and any extensions of credit under any Revolving Commitment Increase or any Incremental Revolving Credit Commitment, any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment, any Refinancing Term Loans and any extensions of credit under any Refinancing Revolving Credit Commitment and any Replacement Term Loans).

“Loan Documents” means, collectively, (i) this Agreement (including the Schedules hereto), (ii) the Notes, (iii) the Collateral Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (v) each Letter of Credit Application, (vi) each Intercreditor Agreement, (vii) any amendment or joinder to this Agreement and (viii) each other agreement that the Parent Borrower and the Administrative Agent (or the Required Lenders) designate in writing as a Loan Document.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Stockholders” means the current or former members of management of Holdings, the Parent Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have (a) on the Closing Date, a “Company Material Adverse Effect” (as defined in the Acquisition Agreement) or (b) after the Closing Date, (i) a material adverse effect on the business, financial condition or results of operations of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Borrowers and the Guarantors (taken as a whole) to perform their payment obligations under any Loan Document to which the Borrowers or any of the Loan Parties is a party; or (iii) a material and adverse effect on the material rights and remedies of the Administrative Agent under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents.

“Material Domestic Subsidiary” means, at any date of determination, each of the Parent Borrower’s Domestic Subsidiaries that are Restricted Subsidiaries whose contribution to the Trailing Four Quarter Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recent Test Period is equal to or greater than 2.50% of such Trailing Four Quarter Consolidated EBITDA, determined in accordance with GAAP; provided that if, at any time and from time to time after the Amendment and Restatement Effective Date, Domestic Subsidiaries that are Restricted Subsidiaries but are not Guarantors solely because their individual contribution to such Trailing Four Quarter Consolidated EBITDA does not meet the threshold set forth above but whose aggregate contributions to such Trailing Four Quarter Consolidated EBITDA exceed 5.00% of such Trailing Four Quarter Consolidated EBITDA, then the Parent Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Parent Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries and whose contribution to the Trailing Four Quarter Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recent Test Period is equal to or greater than 5.00% of such Trailing Four

Quarter Consolidated EBITDA, determined in accordance with GAAP; provided that if, at any time and from time to time after the Amendment and Restatement Effective Date, Foreign Subsidiaries that are Restricted Subsidiaries not meeting the threshold set forth above but whose aggregate contributions to such Trailing Four Quarter Consolidated EBITDA exceed 10.00% of such Trailing Four Quarter Consolidated EBITDA, then the Parent Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement” with respect to each such designated Foreign Subsidiary.

“Material Non-Public Information” means information which is (a) not publicly available (or could not be derived from publicly available information), (b) material (as reasonably determined by the Parent Borrower) with respect to Holdings and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be customarily publicly disclosed (as reasonably determined by the Parent Borrower) in connection with any issuance by Parent Borrower or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Initial Term Loans, July 19, 2025; (ii) with respect to the Revolving Credit Facility, July 19, 2023; (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (iv) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment, (v) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, and (vi) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Merger” has the meaning specified in the definition of “Acquisition Agreement”.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) 100% of the cash proceeds actually received by the Parent Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs,

(i) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof,

(ii) Taxes or Tax Distributions paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Parent Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Parent Borrower or a Restricted Subsidiary (other than to pay such indemnification obligation or purchase price adjustment), such amounts net of any related expenses shall constitute Net Cash Proceeds); provided that, subject to the restrictions set forth in Sections 7.05(j) and (s), if the Parent Borrower or its Restricted Subsidiaries use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Parent Borrower or its Restricted Subsidiaries (as determined by the Parent Borrower in good faith) or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all or a portion of the Equity Interests in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such

12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Cash Proceeds are not so used within 18 months of such receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless (x) such proceeds shall exceed $2,500,000 or (y) the aggregate net proceeds shall exceed $5,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Parent Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all Taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to the Parent Borrower shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of Holdings, including Holdings or any of its Subsidiaries, but excluding (a) any Debt Fund Affiliate and (b) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a Term Note, Revolving Credit Note or a Swing Line Note as the context may require.

“Notice of Intent to Cure” has the meaning set forth in Section 8.04.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents; provided that in no event shall “Obligations” include any Secured Cash Management Obligations or Secured Hedge Obligations; provided, further, that Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor.

“OFAC” has the meaning set forth in Section 5.18(b).

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Debt Refinancing” means the prepayment in full on the Closing Date of that certain Amended and Restated Credit Agreement, dated as of August 30, 2013, by and among the Parent Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders, Silicon Valley Bank, as administrative agent and the other parties thereto, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released (other than letters of credit or hedging arrangements which have been backstopped, cash collateralized or “grandfathered” into the Existing Credit Agreement).

“Original Term Loans” means the Terms Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment and Restatement Effective Date.

“Original Transactions” means (a) the Merger and other transactions contemplated by the Acquisition Agreement, (b) the Equity Contribution, (c) the funding of the term loans and the revolving credit borrowings under the Existing Credit Agreement on the Closing Date and the execution and delivery of Loan Documents that were entered into on the Closing Date, (d) the Original Debt Refinancing, (e) the funding of the term loans under the Existing Second Lien Credit Agreement on the Closing Date and the execution and delivery of the Existing Second Lien Loan Documents that were entered into on the Closing Date, and (f) the payment of the Original Transaction Expenses.

“Original Transaction Expenses” means any fees, premiums, expenses and other transaction costs incurred or paid by the Sponsor, Holdings, the Parent Borrower or any of their respective Subsidiaries in connection with the Original Transactions (including fees and expenses reflected in the funds flow and/or sources and uses provided to the lead arrangers of the Existing Credit Agreement and expenses in connection with hedging transactions), the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Other Commitments” has the meaning set forth in Section 2.14(a)(ii).

“Other Notes” has the meaning set forth in Section 2.14(a)(iii).

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Other Term Loans” has the meaning set forth in Section 2.14(a)(ii).

“Outstanding Amount” means (a) with respect to the Term Loans, the Revolving Credit Loans and Swing Line Loans on any date, the outstanding Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Alternative Currency to major banks in such interbank market.

“Parent Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Parity Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent, the Borrowers, and one or more representatives for holders of Indebtedness permitted by Section 7.03 that is permitted under Section 7.01(cc), (dd) or (kk) to be secured by Liens on the Collateral on a First Lien basis, in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Administrative Agent and agreed by the Parent Borrower (acting reasonably), as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted First Priority Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower or any other Loan Party in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is subject to (x) a Parity Intercreditor Agreement and (y) as applicable, a Junior Intercreditor Agreement; and (ii) such Indebtedness otherwise meets the requirements set forth in the proviso to the definition of “Credit Agreement Refinancing Indebtedness”.

“Permitted Holders” means each of (i) the Sponsor; (ii) the Management Stockholders; (iii) any Permitted Transferee of any of the foregoing Persons; and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Amendment and Restatement Effective Date) including any of the foregoing Persons; provided, that (x) any combination of such foregoing Persons referred to in clauses (i), (ii) and (iii) shall hold directly or indirectly a majority of the aggregate voting interests in the Equity Interests of Holdings or the Relevant Public Company, as the case may be, held by all members of such combination and (y) in no event shall the Sponsor own (a) prior to a Qualified IPO, less than a majority of the voting Equity Interests held by the Permitted Holders prior to any dilution as a result of the issuance of Equity Interests to the Management Stockholders or (b) after a Qualified IPO, a lesser percentage of such voting Equity Interests than any other person or group referred to in clauses (ii) and (iii).

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower or any other Loan Party in the form of one or more series of Second Lien (or other junior lien) secured notes or Second Lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Parent Borrower or any Subsidiary other than the Collateral except to the extent permitted by any Junior Intercreditor Agreement, (ii) such Indebtedness meets the requirements set forth in the proviso to the definition of “Credit Agreement Refinancing Indebtedness”, (iii) such Indebtedness meets the Permitted Other Debt Conditions and (iv) such Indebtedness is subject to a Junior Intercreditor Agreement. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) AHYDO Payments and (z) to the extent constituting Permitted Junior Priority Refinancing Debt, mandatory repayments or prepayments (or offers to prepay or repurchase) that are customarily available in junior secured loan facilities or note issuances), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Ratio Debt” means Indebtedness of the Parent Borrower or any Restricted Subsidiary, provided that immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, (i) either (A) no Event of Default shall be continuing or result therefrom or (B) in the case of Indebtedness incurred or issued in order to finance a Permitted Acquisition or permitted Investment made pursuant to a legally binding commitment (including a Limited Condition Acquisition), no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date that the Parent Borrower or the applicable Restricted Subsidiary enters into such binding agreement, (ii) the aggregate principal amount of such Indebtedness incurred following the Amendment and Restatement Effective Date shall not exceed the sum of (A) an amount equal to the greater of (x) $35,000,000 and (y) 75% of Trailing Four Fiscal Quarter Consolidated EBITDA (determined on a Pro Forma basis in accordance with Section 1.09) minus the aggregate principal amount of Indebtedness incurred in reliance on Section 2.14(d)(iii)(A) plus (B) such additional amount that would not cause the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) to exceed 5.00 to 1.00 (assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness), plus (C) an amount equal to (1) the sum, without duplication, of all (x) voluntary prepayments, debt buybacks, open market purchases and optional redemptions of Term Loans made in reliance on Section 2.05(a) or Section 10.07(l)(x) or of other Indebtedness incurred in reliance on clause (ii)(A) above, or Section 2.14(d)(iii)(A) and (y) permanent voluntary commitment reductions or terminations of the Revolving Credit Facility or any other revolving facility incurred pursuant to clause (ii)(A) above or Section 2.14(d)(iii)(A) (in each case, other than to the extent funded or replaced by a contemporaneous financing) minus (2) the aggregate principal amount of Incremental Term Loans, Other Term Loans, Incremental Revolving Credit Commitments and Other Notes incurred in reliance on Section 2.14(d)(iii)(C), (iii) the Parent Borrower shall be in Pro Forma Compliance (assuming for purposes of this calculation that all Incremental Revolving Credit Commitments are fully drawn and without netting the cash proceeds of such Indebtedness, provided that to the extent the proceeds thereof are used to repay indebtedness, Pro Forma Effect shall be given to such repayment of indebtedness), (iv) if such Indebtedness is secured, such Indebtedness is secured only by Liens permitted by Sections 7.01(v) or (cc), (v) (A) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date at the time such Indebtedness is incurred, if such Indebtedness is secured by the Collateral on a First Lien basis, such Indebtedness does not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred and (B) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, if such Indebtedness is secured (other than as described in clause (v)(A) hereof) or is unsecured, such Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (vi) any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(g)(ii), does not exceed in the aggregate at any time outstanding the greater of $7,500,000 and 15.0% of Trailing Four Quarter Consolidated EBITDA determined at the time of incurrence and (vii) if such Indebtedness is secured on a pari passu basis in right of payment and security with the Initial Term Loans, the All-In Yield applicable to such Indebtedness shall not be greater than the All-In Yield then applicable to the Initial Term Loans plus 50 basis points per annum, unless the interest rate with respect to the Initial Term Loans is increased so as to cause the All-In Yield then applicable to the Initial Term Loans to equal the All-In Yield applicable to such Indebtedness minus 50 basis points per annum (it being understood that (x) amounts under clause (ii)(C) shall be deemed to have been used prior to utilization of amounts under clause (ii)(A) or (ii)(B), and amounts under clause (ii)(B) (to the extent compliant therewith) shall be deemed to have been used prior to utilization of amounts under clause (ii)(A) and (y) Indebtedness may be incurred under both clauses (ii)(A) and (ii)(B), and the permissible amount of any such incurrence under both clauses (ii)(A) and (ii)(B) in a single transaction shall be determined by first calculating the incurrence under clause (ii)(B) and then calculating the incurrence under clause (ii)(A) and, for the avoidance of doubt, any such incurrence under clause (ii)(A) shall not be given pro forma effect for purposes of determining the Consolidated Total Net Leverage Ratio for purposes of effectuating the incurrence under clause (ii)(B) in such single transaction).

“Permitted Refinancing” means, with respect to any Person, any Refinancing of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced except by an amount (the “Excess Permitted Refinancing Amount”) equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such Refinancing and by an amount equal to any existing commitments unutilized thereunder, (b) except with respect to (x) a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(e) or (g)(i), or (y) a Permitted Refinancing in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the maturity date of the Indebtedness being refinanced, the Indebtedness resulting from such Refinancing has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(e) or (g)(i), at the time of such Refinancing, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being Refinanced is subordinated in right of payment to the Obligations, the Indebtedness resulting from such Refinancing is subordinated in right of payment to the Obligations on terms (i) at least as favorable (taken as a whole) (as reasonably determined by the Parent Borrower) to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, and the Indebtedness resulting from such Refinancing is incurred by one or more Persons who is an obligor of the Indebtedness being Refinanced or (ii) otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, (a) if the Refinancing Indebtedness was incurred in respect of Indebtedness originally incurred under Section 7.03(s) or (z), such Refinancing Indebtedness will continue to be treated as outstanding Permitted Ratio Debt, Credit Agreement Refinancing Indebtedness, Other Term Loans or Other Notes secured on the basis of the original Indebtedness, regardless if secured on the same basis as such Indebtedness was originally incurred, unless and until such Refinancing Indebtedness may be reclassified pursuant to the last paragraph of Section 7.03, and (c) if such Permitted Refinancing is secured by the Collateral, it shall be subject to a Parity Intercreditor Agreement and/or Junior Intercreditor Agreement, as applicable.

“Permitted Reorganization” means any re-organization or other similar activities among Holdings, the Parent Borrower and its Restricted Subsidiaries related to Tax planning and re-organization, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Sections 6.11 and 6.13, (b) taken as a whole, the value of the Collateral securing the Obligations and the Guarantees by the Guarantors of the Obligations are not materially reduced and (c) the Liens in favor of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents and the value of the Guarantees, in each case, are not materially impaired.

“Permitted Repricing Amendment” has the meaning set forth in Section 10.01.

“Permitted Transferee” means (a) in the case of the Sponsor, (i) any Sponsor Associate, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children and step-children) and/or direct lineal descendants; and (b) in the case of any Management Stockholder, (i) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children and step-children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Stockholder and his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any unsecured Registered Equivalent Notes) incurred by a Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01(d).

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Pounds Sterling” means the lawful money of the United Kingdom.

“Prime Rate” means the rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Proceeding” has the meaning set forth in Section 10.05.

“Proceeds” has the meaning set forth in the Security Agreement.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b).

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Forma Compliance” means, with respect to the covenant in Section 7.11, compliance on a Pro Forma Basis with such covenant in accordance with Section 1.09.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Public Lender” has the meaning set forth in Section 6.01(d).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means any transaction whereby, or upon the consummation of which, the Parent Borrower’s or any direct or indirect parent of the Parent Borrower’s common Equity Interests are offered or sold (whether through an initial primary public offering or a merger with and into a Person that has consummated an initial primary public offering) pursuant to an effective registration statement (other than a public offering pursuant to a registration statement on Form S-8) filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction).

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Borrower and the Securitization Subsidiary; (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value; and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, in each case, as determined by the Parent Borrower or the applicable Restricted Subsidiary in good faith. The grant of a security interest in any Securitization Assets of the Parent Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Quarterly Financial Statements” means the unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries, as of March 31, 2018, and the related unaudited consolidated statements of operations and cash flows for the three-month period then ended.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereto.

“Receivables Assets” means (a) any accounts receivable owed to the Parent Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Parent Borrower to a commercial bank in connection with a Receivables Facility.

“Receivables Facility” means an agreement between the Parent Borrower or a Restricted Subsidiary and a commercial bank that is entered into at the request of a customer of the Parent Borrower or a Restricted Subsidiary, pursuant to which (a) the Parent Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank accounts receivable owing by such customer, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, and (b) the obligations of the Parent Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Parent Borrower and such Restricted Subsidiary.

“Recipient” means (a) any Agent, (b) any Lender, (c) any L/C Issuer or (d) any Swing Line Lender, as applicable.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning set forth in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In-Yield and, if applicable, amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning set forth in Section 2.05(b)(viii).

“Related Parties” means, with respect to any Person, such Person’s controlled Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates (in each case, other than Excluded Affiliates).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment to the Environment.

“Released Guarantor” has the meaning set forth in Section 11.09.

“Relevant Public Company” means Holdings or any direct or indirect parent thereof that is the registrant with respect to a Qualified IPO.

“Replacement Term Loans” has the meaning set forth in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Repricing Event” shall mean (i) (x) any substantially concurrent voluntary prepayment or repayment of Initial Term Loans pursuant to Section 2.05(a)(i) or mandatory prepayment of Initial Term Loans pursuant to Section 2.05(b)(iii), in each case, the primary purpose of which is to reduce the All-In Yield applicable to the Initial Term Loans with the proceeds of, or any conversion of Initial Term Loans into, any new or replacement tranche of syndicated or “club” secured term loans incurred by the Parent Borrower or any other Loan Party with an All-In Yield less than the All-In Yield applicable to the Initial Term Loans subject to such prepayment or repayment or (y) any amendment to the Loan Documents the primary purpose of which is to reduce the All-In Yield applicable to the Initial Term Loans, and (ii) any assignment pursuant to Section 3.07(a)(iii) or Section 10.07(p) of all or any portion of the Initial Term Loans of any Lender directly as a result of any amendment under clause (i) of this definition; provided that it shall not constitute a Repricing Event if the applicable replacement Indebtedness or amendment is in connection with a Qualified IPO, Change of Control or acquisition not otherwise permitted hereunder immediately prior to the consummation of such acquisition.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders collectively having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Initial Term Commitments, Incremental Term Commitments and Refinancing Term Commitments and (c) aggregate unused Revolving Credit Commitments, unused Incremental Revolving Credit Commitments and unused Refinancing Revolving Commitments; provided that the unused Term Commitment, Incremental Term Commitment, Refinancing Term Commitment, Revolving Credit Commitment, Incremental Revolving Credit Commitment and Refinancing Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(m) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders collectively having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders. If at any time there shall be more than one Revolving Credit Lender, there shall be not less than two Revolving Credit Lenders (and Affiliates of a Revolving Credit Lender shall be deemed to be a single Lender together with such Revolving Credit Lender for purposes of this sentence) that collectively hold the required percentage specified in this definition.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party or any other Responsible Officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means Cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Parent Borrower; provided, that Cash and Cash Equivalents maintained by any Foreign Subsidiary that is subject to minority shareholder approval before being distributed to the Parent Borrower (a “Shareholder Restriction”) shall not be deemed to be “Restricted Cash” as a result of such Shareholder Restriction.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Parent Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, (iii) the last day of a fiscal quarter on which such Revolving Credit Loan is outstanding, (iv) the date of any voluntary reduction of the related Revolving Credit Commitment pursuant to Section 2.06(a) and (v) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders shall require; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) the last day of a fiscal quarter on which such Letter of Credit is outstanding and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Credit Lenders shall require and (c) with respect to the unused Revolving Credit Commitment of a given Lender pursuant to Section 2.09(a), each day of the applicable period such unused Revolving Credit Commitment is in effect.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b) or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $25,000,000 on the Amendment and Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. The initial amount of each Revolving Credit Lender’s Revolving Credit Commitment is set forth in Schedule 1.01A under the caption “Initial Revolving Credit Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means the Revolving Credit Commitments, each Class of Incremental Revolving Credit Commitments, each Extension Series of Extended Revolving Credit Commitments, each Refinancing Series of Refinancing Revolving Credit Commitments and the Credit Extensions made thereunder.

“Revolving Credit Facility Test Condition” means, and only to the extent occurring on the last day of a fiscal quarter of the Parent Borrower and its Restricted Subsidiaries, that the aggregate Outstanding Amount of all Revolving Credit Loans (including Swing Line Loans) and/or Letters of Credit (excluding (i) Letters of Credit that have been Cash Collateralized or otherwise backstopped at one hundred percent (100%) of the L/C Stated Amount thereof and (ii) other Letters of Credit in an aggregate L/C Stated Amount not to exceed $2,500,000) exceeds thirty percent (30%) of the aggregate Revolving Credit Commitment.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” has the meaning set forth in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers.

“S&P” means Standard & Poor’s Global Ratings and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien” means a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary securing Indebtedness on a “second priority” or other junior basis to the Lien securing the Obligations.

“Secured Cash Management Agreement” means any agreement between Holdings, the Parent Borrower or any Restricted Subsidiary and any Secured Cash Management Provider for the provision of Cash Management Services, to the extent designated by the Parent Borrower as a “Secured Cash Management Agreement” in writing to the Administrative Agent. The designation of any Secured Cash Management Agreement shall not create in favor of any Secured Cash Management Provider any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Secured Cash Management Obligations” means all obligations owing to any Secured Cash Management Provider by the Parent Borrower or any Restricted Subsidiary under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means any Person that is a Lender, Agent, Arranger or an Affiliate of a Lender, Agent or Arranger at the time it enters into a Secured Cash Management Agreement (regardless of whether such Person thereafter ceases to be a Lender, Agent, Arranger or an Affiliate of a Lender, Agent or Arranger), in its capacity as a party thereto and that is designated a “Secured Cash Management Provider” with respect to such Secured Cash Management Agreement in a writing from the Parent Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender or Agent) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to the Administrative Agent (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if such Secured Cash Management Provider were a Lender. Secured Cash Management Provider shall include any other financial institution reasonably acceptable to the Administrative Agent to the extent that such other financial institution is designated a “Secured Cash Management Provider” with respect to its Secured Cash Management Agreement by the Parent Borrower and delivers to the Administrative Agent the letter agreement described in the preceding sentence; provided that (i) the aggregate amount of Secured Cash Management Obligations of all Persons designated as “Secured Cash Management Providers” pursuant to this sentence shall not exceed $7,500,000 at any time for all purposes of the Agreement and the other Loan Documents and (ii) such Person delivers to the Administrative Agent the letter agreement described in the immediately preceding sentence. The designation of any Secured Cash Management Provider shall not create in favor of such Secured Cash Management Provider any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Parent Borrower or any Restricted Subsidiary and any Secured Hedge Bank, to the extent designated by the Parent Borrower and such Secured Hedge Bank as a “Secured Hedge Agreement” in writing to the Administrative Agent. The designation of any Secured Hedge Agreement shall not create in favor of any Secured Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Secured Hedge Bank” means any Person that is a Lender, Agent, Arranger or an Affiliate of a Lender, Agent or Arranger at the time it enters into a Secured Hedge Agreement (regardless of whether such Person thereafter ceases to be a Lender, Agent, Arranger or an Affiliate of a Lender, Agent or Arranger), in its capacity as a party thereto and that is designated a “Secured Hedge Bank” with respect to such Secured Hedge Agreement in a writing from the Parent Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender or Agent) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to the Administrative Agent (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if such Secured Hedge Bank were a Lender. Secured Hedge Bank shall include any other financial institution reasonably acceptable to the Administrative Agent to the extent that such other financial institution is designated a “Secured Hedge Bank” with respect to its Secured Hedge Agreement by the Parent Borrower and delivers to the Administrative Agent the letter agreement described in the preceding sentence. The designation of any Secured Hedge Bank shall not create in favor of such Secured Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.

“Secured Hedge Obligations” means all obligations (other than Excluded Swap Obligations) owing to any Secured Hedge Bank by Holdings, the Parent Borrower or any Restricted Subsidiary under any Secured Hedge Agreement.

“Secured Obligations” means, collectively, the Obligations, the Secured Cash Management Obligations and the Secured Hedge Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Secured Cash Management Providers, the Secured Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Subordinated Indebtedness” means, as of any date of determination, any Indebtedness that is (a) secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary and (b) expressly subordinated in right of payment to the Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (a) the accounts receivable subject to a Qualified Securitization Financing and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by a borrower in connection with a Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing or a Receivables Facility.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any of its Subsidiaries pursuant to which the Parent Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Parent Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Parent Borrower or any of its Subsidiaries.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility, as applicable, to repurchase such assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Parent Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent Borrower or any Subsidiary of the Parent Borrower makes an Investment and to which the Parent Borrower or any Subsidiary of the Parent Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Parent Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Parent Borrower reasonably believes to be no less favorable to Holdings, the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower and (c) to which none of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Parent Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Parent Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means a security agreement substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement. “Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Parent Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit E-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit E-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to the Parent Borrower on the Amendment and Restatement Effective Date, after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection therewith, that on such date (i) the sum of the debt (including contingent liabilities) of the Parent Borrower and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Parent Borrower and its Subsidiaries, taken as a whole; (ii) the capital of the Parent Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the

Parent Borrower and its Subsidiaries, taken as a whole, contemplated as of the Amendment and Restatement Effective Date; and (iii) the Parent Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning set forth in Section 10.07(h).

“Special Notice Currency” means, at any time, an Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit E-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit E-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Representations” means those representations and warranties made by Holdings and the Parent Borrower (and, as applicable, each other Loan Party on the Closing Date) in Sections 5.01(a) and (b), 5.02(a) and (b)(i), 5.04, 5.12, 5.16, 5.18(a)(ii), 5.18(b)(ii), 5.18(c) and 5.19 (subject to the proviso at the end of Section 4.01(a)).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Parent Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interest of, another Person or any Disposition of a business unit, line of business or division of the Parent Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, Incremental Revolving Credit Commitment, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means any of Madison Dearborn Partners, LLC and any of its Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Sponsor Associate” means any managing director, general partner, limited partner, director, officer or employee of the Sponsor.

“Spot Rate” means, for any currency, on any relevant date of determination in connection with the issuance, amendment increasing or decreasing the amount, or payment of a Letter of Credit, and such additional dates as the Administrative Agent or the relevant L/C Issuer, as applicable, shall determine the rate reasonably determined by the Administrative Agent or the relevant L/C Issuer, as applicable, to be the rate quoted by the Administrative Agent or the relevant L/C Issuer, as applicable, as the spot rate for the purchase by the Administrative Agent or the relevant L/C Issuer, as applicable, of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the relevant L/C Issuer, as applicable, if the Administrative Agent or relevant L/C Issuer, as applicable, does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the relevant L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency. Once the Spot Rate is revalued by the Administrative Agent or the relevant L/C Issuer, the Administrative Agent or the relevant L/C Issuer, as applicable, will advise the Parent Borrower and Revolving Credit Lenders of the new Spot Rate.

“Standard Securitization Undertakings” means representations, warranties, covenants, agreements and indemnities entered into by the Parent Borrower or any Subsidiary of the Parent Borrower that are customary in a Securitization Financing or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries (whether direct or indirect) of the Parent Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings or the Parent Borrower in its capacity as a Guarantor.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means TDNY, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a written notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) and agreed to by the Parent Borrower.

“Swing Line Note” means a promissory note of the Borrowers payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $3,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax Distribution” means any distribution made or permitted to be made pursuant to Section 7.06(h)(iii)(B).

“Tax Group” has the meaning set forth in Section 7.06(h)(iii).

“Taxes” means all present or future taxes, duties, levies, imposts, assessments or withholdings imposed by any Governmental Authority including interest, penalties and additions to tax.

“TD Securities” means TD Securities (USA) LLC.

“TD” means Toronto Dominion (Texas) LLC.

“TDNY” means The Toronto-Dominion Bank, New York Branch.

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a) or under any Incremental Amendment, Extension Amendment, Refinancing Amendment or amendment providing for Replacement Term Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term Loans. The initial amount of each Term Lender’s Commitment is set forth in Schedule 1.01A under the caption “Initial Term Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment or any other amendment, in each case, pursuant to which such Lender shall have assumed its Commitment, as the case may be.

“Term Facility” means (a) prior to the Amendment and Restatement Effective Date, the Initial Term Commitments and (b) thereafter, each Class of Term Loans and/or Term Commitments in respect thereof.

“Term Lender” means, at any time, any Lender that has (a) a Term Commitment (including an Initial Term Commitment, an Incremental Term Commitment, a Refinancing Term Commitment or a commitment to make Replacement Term Loans) or (b) a Term Loan at such time.

“Term Loan” means any Initial Term Loan, Extended Term Loan, Incremental Term Loan, Refinancing Term Loan or Replacement Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Parent Borrower most recently ended as of such date of determination for which financial statements are available.

“Threshold Amount” means $10,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trailing Four Quarter Consolidated EBITDA” means Consolidated EBITDA for the most recently ended period of four fiscal quarters of the Parent Borrower for which financial statements are available (determined in accordance with Section 1.09).

“Transaction Expenses” means (a) the Original Transaction Expenses and/or (b) the Amendment Transaction Expenses, as the context may require.

“Transactions” means (a) the Original Transactions and/or (b) the Amendment Transactions, as the context may require.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or a Canadian Prime Rate Loan.

“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the Amendment and Restatement Effective Date. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be references to the comparable section in such amended or other Uniform Commercial Code.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d)(ii)(C) and is in substantially the form of Exhibit H hereto.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Parent Borrower designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Amendment and Restatement Effective Date and each Securitization Subsidiary.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that AHYDO payments and the effects of any reductions in scheduled amortization or other scheduled payments as a result of any prior prepayment of the applicable Indebtedness shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The word “or” is not exclusive.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Parent Borrower in its sole discretion at such time.

(j) All references to “knowledge” of any Loan Party or a Restricted Subsidiary of Holdings means the actual knowledge of a Responsible Officer.

(k) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(l) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of the Amendment and Restatement Effective Date shall not be treated as Indebtedness, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Amendment and Restatement Effective Date, that would be treated as an operating lease for purposes of GAAP as of the Amendment and Restatement Effective Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after the Amendment and Restatement Effective Date and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, Refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, Refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents or by the Intercreditor Agreements; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Any term or section reference herein or in the other Loan Documents which refers to a defined term or section reference in any Organizational Document, agreement, Contractual Obligation or Law shall be deemed to be a cross-reference to the same or comparable defined term or section reference, as applicable, in any such amendment, Refinancing, restatement, renewal, restructuring, extension, supplement or other modification to such Organizational Document, agreement, Contractual Obligation or any such consolidation, amendment, replacement, supplement or interpretation of such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance.

Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Cumulative Credit Transactions.

If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in Section 1.09(b), (c) or (d), when calculating the Consolidated First Lien Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, as applicable, for purposes of (i) the definition of “Applicable Rate,” and (ii) determining compliance with the covenant pursuant to Section 7.11 as evidenced by a Compliance Certificate, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Parent Borrower are available (as determined in good faith by the Parent Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable Rate” and the Consolidated First Lien Net Leverage Ratio for purposes of determining compliance with Section 7.11 as evidenced by a Compliance Certificate, each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

(b) For purposes of calculating any financial ratio or test, or basket that is based on a percentage of Consolidated EBITDA, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.09(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.09(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to the Transactions, a Specified Transaction or the implementation of an operational initiative or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies projected by the Parent Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to the Transactions, such Specified Transaction or such implementation of an operational initiative or operational change; provided that (A) such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Parent Borrower, (B) such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies are reasonably identifiable, factually supportable and reasonably anticipated to be realizable in the good faith judgment of the Parent Borrower within 12 months after the date of the Transactions, such Specified Transaction or such implementation of an operational initiative or operational change, (C) no amounts shall be added pursuant to this Section 1.09(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; and (D) any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies pursuant to this Section 1.09(c) shall be subject to the limitation set forth in clause (vii)(B)(z) of the definition of Consolidated EBITDA.

(d) In the event that the Parent Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period or (ii) subject to Section 1.09(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) At any time prior to the first applicable test date under Section 7.11, any provision requiring the pro forma compliance with Section 7.11 shall be made assuming that compliance with the Consolidated First Lien Net Leverage Ratio set forth in Section 7.11 for the first Test Period set forth in Section 7.11 is required with respect to the most recent Test Period prior to such time. Notwithstanding anything to the contrary contained herein, to the extent compliance with a financial ratio or test is calculated prior to the date financial statements are first delivered under Section 6.01(a) or (b), such calculation shall use the latest financial statements delivered pursuant to Section 4.01(h).

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or any other leverage ratio, as applicable, testing availability under any basket provided for in this Agreement or determining other compliance with this Agreement (other than for purposes of determining compliance with Section 7.11 as evidenced by a Compliance Certificate) (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or requiring the accuracy of representations and warranties) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination or measurement of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant or accuracy of representations and warranties shall, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured or determined on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with on such date. For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated EBITDA of the Parent Borrower or the target of any Limited Condition Acquisition (other than as a result of any incurrence, disposition or Restricted Payment) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios, baskets and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (excluding, for the avoidance of doubt, any ratio contained in Section 7.11 as evidenced by a Compliance Certificate) or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be (x) calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) also calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated; provided, that (other than solely with respect to the incurrence test under which such Limited Condition Acquisition is being made and the test set forth in the immediately preceding clause (x)) Consolidated EBITDA, assets and Consolidated Net Income of any target of such Limited Condition Acquisition can only be used in the determination of the relevant ratio and baskets if and when such Limited Condition Acquisition has closed.

Section 1.10 Currency Generally.

Notwithstanding anything to the contrary in Section 1.11 below, for purposes of any determination under Article VI, Article VII, (other than Section 7.11 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article VIII with respect to the amount of any Indebtedness, Lien, Restricted Payment, prepayment of other Indebtedness, Investment, Disposition, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the equivalent amount in Dollars of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof, and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to Refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant Refinancing or replacement would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount equal to (x) the principal amount of such Indebtedness then outstanding plus unpaid accrued interest and premiums (including tender premiums) thereon plus other costs, fees and expenses (including upfront fees and original issue discount) incurred in connection with such Refinancing or replacement and (y) any existing commitments unutilized thereunder and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 7.11 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 6.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 4.01(h), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Swap Contract permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

Section 1.11 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Amount of Revolving Credit Loans, Swing Line Loans and Letters of Credit that are denominated in any Alternative Currency. The Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amount between any Alternative Currency and Dollars until the next occurring Revaluation Date.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Revolving Credit Loan that is a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the same absolute amount in such Alternative Currency (i.e. the $500,000 minimum borrowing amount for a Revolving Credit Loan denominated in Dollars shall be C$500,000 for a Canadian Prime Rate Loan)

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

Section 1.12 Alternative Currencies.

(a) The Parent Borrower may from time to time request that Revolving Credit Loans that are Eurocurrency Rate Loans be made and/or Letters of Credit be issued in an Alternative Currency, provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans that are Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Revolving Credit Lenders and the applicable L/C Issuer; provided, that the Administrative Agent, the Revolving Credit Lenders and each L/C Issuer hereby approve Pounds Sterling, Canadian Dollars, Euros and Australian Dollars.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Revolving Credit Borrowing or five Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans that are Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each Revolving Credit Lender and the applicable L/C Issuer thereof. Each Revolving Credit Lender or, if applicable, the applicable L/C Issuer, shall notify the Administrative Agent, not later than 11:00 a.m., (x) in the case of any request in respect of Revolving Credit Loans, five Business Days and (y) in the case of any request in respect of the issuance of Letters of Credit, two Business Days, in each case, after receipt of such request.

(c) Any failure by a Revolving Credit Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable L/C Issuer, as the case may be, to permit Revolving Credit Loans that are Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Revolving Credit Loans that are Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans that are Eurocurrency Rate Loans; and if the Administrative Agent, all the Revolving Credit Lenders and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances of such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.12, the Administrative Agent shall promptly so notify the Parent Borrower.

Section 1.13 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Amendment and Restatement Effective Date shall be redenominated into Euros at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.14 Letters of Credit.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the undrawn face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.15 Certifications.

All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.16 Cashless Rolls.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans, Extended Term Loans, Extended Revolving Credit Loans or loans incurred under a new credit facility, in each case, that are effected by means of a “cashless roll” by such Lender, pursuant to a cashless settlement mechanism approved by the Administrative Agent, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in U.S. Dollars” or the relevant Alternative Currency, “in immediately available funds”, “in cash or any other similar requirement.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans.

(a) Term Borrowings.

(i) On the Closing Date, subject to the terms and conditions set forth in the Existing Credit Agreement, the Existing Term Lenders severally made to the Parent Borrower credit extensions of term loans denominated in Dollars in an aggregate principal amount of $190,000,000.

(ii) On the Amendment and Restatement Effective Date, subject to the terms and conditions set forth in the Amendment, the Term Lenders agree to severally make to the Parent Borrower credit extensions of term loans denominated in Dollars in an aggregate principal amount of $260,000,000.

(iii) Amounts borrowed, converted or exchanged under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) Revolving Credit Borrowings. Subject to the terms and conditions expressly set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in any Available Currency to the Borrowers pursuant to Section 2.02 (each such loan, together with any loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Credit Loans, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Amendment and Restatement Effective Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment (it being understood that in a case of a Revolving Credit Loan denominated in an Alternative Currency, the amount of such Revolving Credit Loan shall be determined by taking the Dollar Amount of such Revolving Credit Loan); provided that after giving effect to any Revolving Credit Borrowing, such Revolving Credit Lender’s Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and re-borrow under this Section 2.01(b) in each case without premium or penalty (subject to Section 3.05). Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars), Canadian Prime Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Parent Borrower’s notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., (1) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans or Canadian Prime Rate Loans to Eurocurrency Rate Loans, (2) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Revolving Credit Loans not denominated in Dollars and (3) on the requested date of any Borrowing of Base Rate Loans or Canadian Prime Rate Loans; provided that the notice referred to in clause (1) above may be delivered no later than one Business Day prior to the Amendment and Restatement Effective Date in the case of the initial Credit Extensions. Each telephonic notice by the Parent Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery (including via email) to the Administrative Agent of a written Committed Loan Notice (and will not be effective until so confirmed), appropriately completed and signed by a Responsible Officer of the Parent Borrower. Except as otherwise provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof. Except as provided herein, each Borrowing of or conversion to Base Rate Loans or Canadian Prime Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Parent Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) the currency of the Loans to be borrowed, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans, (or, in the case of any Revolving Credit Loan denominated in Canadian Dollars, Canadian Prime Rate Loans) provided, however, that in the case of a failure to timely request a continuation of Revolving Credit Loans denominated in an Alternative Currency (other than Canadian Dollars), such Revolving Credit Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans or continuation of Revolving Credit Loans denominated in an Alternative Currency, in each case as described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds, through its relevant Lending Office, at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Credit Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided by the Parent Borrower to (and reasonably acceptable to) the Administrative Agent; provided that (i) if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Parent Borrower, there are Swing Line Loans or L/C Borrowings denominated in Dollars outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans and third, to the Borrowers as provided above and (ii) if, on the date the Committed Loan Notice with respect to such Borrowing denominated in an Alternative Currency is given by the Parent Borrower, there are L/C Borrowings in the relevant Alternative Currency outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrowers as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans or Canadian Prime Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in TD’s (or any successor administrative agent’s) prime rate used in determining the Base Rate or Canadian Prime Rate, as applicable, promptly following the announcement of such change; provided that any failure on the part of the Administrative Agent to deliver such notice shall not affect the timing of the effectiveness of any changes in such prime rate.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and each Borrower severally agrees to repay to the Administrative Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(h) Anything in this Section 2.02 to the contrary notwithstanding, the Parent Borrower may not select Eurocurrency Rate for the initial Credit Extension hereunder (unless the Parent Borrower has executed and delivered to the Administrative Agent a Eurocurrency Rate indemnity letter reasonably satisfactory to the Administrative Agent) or for any Borrowing if the obligation of the Appropriate Lenders to make Eurocurrency Rate Loans shall then be suspended pursuant to or Section 3.02 or 3.03.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions expressly set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment and Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in any Available Currency for the account of the Borrowers (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Parent Borrower and may be issued for the joint and several account of the Parent Borrower and a Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that notwithstanding anything herein to the contrary, no L/C Issuer shall have any obligation to issue trade Letters of Credit without its consent (including pursuant to a separate agreement with the Borrowers). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired, terminated or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit, or to extend or renew any existing Letter of Credit, if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any material restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment and Restatement Effective Date, or shall impose upon such L/C Issuer any material unreimbursed loss, cost or expense which was not applicable on the Amendment and Restatement Effective Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal (or more than 180 days thereafter in the case of trade Letters of Credit), unless the applicable L/C Issuer has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped in a manner reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit has been Cash Collateralized or back-stopped in a manner reasonably satisfactory to such L/C Issuer;

(D) the issuance of such Letter of Credit would violate any policies of such L/C Issuer applicable to letters of credit generally;

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F) such Letter of Credit is to be denominated in a currency other than an Available Currency; or

(G) the terms of such Letter of Credit contain provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii) An L/C Issuer shall be under no obligation to amend, extend or renew any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Notwithstanding anything herein to the contrary, the expiry date of any Letter of Credit denominated in a currency other than Dollars must be approved by the relevant L/C Issuer in its sole discretion even if it is less than 12 months after the date of issuance and any Auto-Extension Letter of Credit denominated in a currency other than Dollars shall be issued only at the relevant L/C Issuer’s sole discretion.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m., at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the Available Currency in which the requested Letter of Credit is to be issued will be denominated and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower (or the joint and several account of the Parent Borrower and the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the stated amount of such Letter of Credit.

(iii) If the Parent Borrower so requests in any applicable Letter of Credit Application with respect to any standby Letter of Credit, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit and in no event extending beyond the Letter of Credit Expiration Date unless Cash Collateralized or back-stopped in a manner reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be mutually agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Parent Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Notwithstanding anything to the contrary in this Section 2.03, this Agreement or in any other Loan Document, (x) for the avoidance of doubt, SunTrust Bank shall have no obligation to issue any new Letters of Credit after the Amendment and Restatement Effective Date and (y) no outstanding Letter of Credit issued by SunTrust Bank prior to Amendment and Restatement Effective Date set forth on Schedule 1.01B may be renewed, extended or amended to extend the term thereof, and any provision contained in any such outstanding Letter of Credit, any Letter of Credit Application or any related documentation providing for auto-renewal or auto-extension thereof shall be of no further force or effect effective as of the Amendment and Restatement Effective Date.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify in writing promptly the Parent Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the applicable L/C Issuer in Dollars in an amount equal to the Dollar Amount thereof, unless such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in such Alternative Currency. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Parent Borrower of the Dollar Amount of the drawing promptly following the determination thereof. With respect to any payment by an L/C Issuer under a Letter of Credit, the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in accordance with the preceding sentence not later than (x) 2:00 p.m. on the first Business Day immediately following delivery of written notice to the Parent Borrower of such payment if such written notice is delivered on or prior to 9:00 a.m. (or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) and (y) otherwise, not later than 2:00 p.m. on the second Business Day immediately following delivery of written notice to the Parent Borrower of such payment (or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (any such date of reimbursement, an “Honor Date”); provided that if such reimbursement is not made on the date of drawing, the Borrowers shall pay interest to the relevant L/C Issuer on such amount (i) in the case of any Letter of Credit denominated in Dollars, at the rate applicable to Base Rate Loans, (ii) in the case of any Letter of Credit denominated in Canadian Dollars, at the rate applicable to Canadian Prime Rate Loans and (iii) in the case of any Letter of Credit denominated in any Alternative Currency (other than Canadian Dollars), at the rate applicable to Eurocurrency Rate Loans denominated in such Alternative Currency (without duplication of interest payable on L/C Borrowings). The relevant L/C Issuer shall notify the Parent Borrower in writing of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar Amount paid by the Borrowers, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, each Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrowers shall be deemed to have requested (i) in the case of any Letter of Credit to be reimbursed in Dollars, a Revolving Credit Borrowing of Base Rate Loans (ii) in the case of any Letter of Credit to be reimbursed in Canadian Dollars, a Revolving Credit Borrowing of Canadian Prime Rate Loans and (iii) in the case of any Letter of Credit to be reimbursed in an Alternative Currency (other than Canadian Dollars), a Revolving Credit Borrowing of Eurocurrency Rate Loans for the applicable Alternative Currency, in each case, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Canadian Prime Rate Loans or Eurocurrency Rate Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given in writing.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars or the applicable Alternative Currency at the Administrative Agent’s Office in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made (x) in the case of a Letter of Credit to be reimbursed in Dollars, a Base Rate Loan to the Borrowers in such amount, (y) in the case of a Letter of Credit to be reimbursed in Canadian Dollars, a Canadian Prime Rate Loan in such amount and (z) in the case of a Letter of Credit to be reimbursed in an Alternative Currency (other than Canadian Dollars), a Eurocurrency Rate Loan in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing as set forth in clause (ii) above because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on written demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) for any Letter of Credit issued in an Alternative Currency, any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Subsidiary or in the relevant currency markets generally; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party (other than payment in cash or performance in full);

provided that the foregoing in clauses (i) through (vii) shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s (or its Related Parties’) gross negligence, bad faith, material breach or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s (or its Related Parties’) willful misconduct, bad faith, material breach or gross negligence or such L/C Issuer’s (or its Related Parties’) willful misconduct, bad faith, material breach or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit issued to the Borrowers may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Credit Lenders, as applicable, require the Borrowers to Cash Collateralize the

L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrowers shall Cash Collateralize the then Outstanding Amount of all of its L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) through (iii), the next Business Day following the Business Day that the Parent Borrower receives written notice thereof, and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash and Cash Equivalents (for the benefit of the Borrowers). If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or nonconsensual liens permitted under Section 7.01 or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, promptly following written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be promptly refunded to the Borrowers. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or Liens described above, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrowers in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate then in effect times the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum Dollar Amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided that (x) if any portion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrowers or reallocated to the other Revolving Credit Lenders pursuant to Section 2.17, then the Borrowers shall not be required to pay a Letter of Credit fee to such Defaulting Lender with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrowers or reallocated to the other Revolving Credit Lenders, but such Letter of Credit fee shall instead be retained by the Borrowers to the extent the applicable Letter of Credit is Cash Collateralized and/or payable to such other Revolving Credit Lenders to the extent reallocated to such other Revolving Credit Lenders in accordance with their Pro Rata Share of such reallocated amount, and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.17, then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or reallocated or such Lender ceases to be a Defaulting Lender. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the earlier to occur of the Letter of Credit Expiration Date and the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it for the account of the Borrowers (whether for the benefit of the Parent Borrower or its Subsidiaries) equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Parent Borrower and the applicable L/C Issuer) of the maximum Dollar Amount available to be drawn under such Letter of Credit (whether or not such maximum Dollar Amount is then in effect under such Letter of Credit if such maximum Dollar Amount increases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the earlier to occur of the Letter of Credit Expiration Date and the date on which the Revolving Credit Commitment of all Lenders shall be terminated as provided herein. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued for the account of the Borrowers (whether for the benefit of the Parent Borrower or its Subsidiaries) the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 30 days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender reasonably acceptable to the Parent Borrower may become an additional L/C Issuer hereunder pursuant to a written agreement among the Parent Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) [Reserved].

(m) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit shall, to the extent such Letters of Credit could have been issued under such other tranches, automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate Dollar Amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with the L/C Issuers.

(n) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, the Borrowers shall be obligated to reimburse the L/C Issuers hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the benefit of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

(o) Reporting. Not later than the third Business Day following the last day of each week (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrowers to such L/C Issuer during such month.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrowers (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Amendment and Restatement Effective Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the

Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitment then in effect and (ii) no Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and re-borrow under this Section 2.04 without premium or penalty (subject to Section 3.05). Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which shall be a minimum of $100,000 (and shall be an integral multiple of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephone notice must be confirmed promptly by delivery to the relevant Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the Swing Line Lender’s Fronting Exposure (solely after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the principal amount of Swing Line Loans of the Borrowers then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments then in effect and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay the applicable Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each, a “Non-Expiring Credit

Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrowers shall still be obligated to repay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.

Section 2.05 Prepayments.

(a) Optional.

(i) The Borrowers may, upon written notice to the Administrative Agent by the Parent Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty (except as expressly set forth in this Section 2.05); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Revolving Credit Loans denominated in Special Notice Currencies) prior to any date of prepayment of Revolving Credit Loans that are Eurocurrency Rate Loans denominated in Alternative Currencies and (C) one Business Day prior to the date of prepayment of Base Rate Loans or Canadian Prime Rate Loans; (2) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof; (3) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof and (4) any prepayment of Base Rate Loans or Canadian Prime Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. In connection with any prepayment under this Section 2.05(a)(i) which constitutes a Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans prior to the date that is twelve (12) months after the Amendment and Restatement Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Repricing Event. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Parent Borrower, unless rescinded, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan (other than prepayments of Base Rate or Canadian Prime Rate Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrowers may in their sole discretion select the Class or Classes and the Borrowing or Borrowings (and the order of maturity of principal payments (and absent such direction, in direct order of maturity)) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement. Notwithstanding anything to the contrary in this Agreement, (x) after any Extension, the Borrowers may voluntarily prepay any Borrowing of any Class of non-extended Term Loans or non-extended Revolving Loans (and terminate the related Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Extended Term Loans or Extended Revolving Credit Loans or may voluntarily prepay any Borrowing of any Extended Term Loans or Extended Revolving Credit Loans (and terminate the related Extended Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to voluntarily prepay the corresponding non-extended Term Loans or non-extended Revolving Loans and (y) after the incurrence or issuance of any Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans, the Borrowers may voluntarily prepay (and terminate the related Commitment with respect to) any Borrowing of any Initial Term Loans or Revolving Credit Loans without any obligation to voluntarily prepay (or terminate the related Commitment with respect to) any Class of Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans, or may voluntarily prepay (and terminate the related Commitment with respect to) any Borrowing of any Class of Incremental Term Loans, Incremental Revolving Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans or Replacement Term Loans without any obligation to voluntarily prepay (or terminate the related Commitment with respect to) the Initial Term Loans, any other Term Loans or any Revolving Credit Loans; provided that any Incremental Loans effected as a Term Loan Increase or a Revolving Commitment Increase to any existing Class of Term Loans or Revolving Credit Loans and such existing Class of Term Loans or Revolving Credit Loans, as applicable, shall in all events be voluntarily prepaid on a pro rata basis. Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in an Alternative Currency shall be made in the relevant Alternative Currency.

(ii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, unless rescinded, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may be conditional, extendable or revocable if such prepayment would result from a Refinancing of all or any portion of the applicable Class or occurrence of another event.

(iv) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Parent Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity) and each such prepayment shall be paid to the Lenders of such Class in accordance with their respective Pro Rata Share of such prepayment.

(v) Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Sections 2.05(a)(i) and (ii) and 10.07, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) without premium or penalty on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v) and without premium or penalty.

(B) (1) Any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this Section 2.05(a)(v)(B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).

(C) (1) Any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded pursuant to clause (iii) above, each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 2.05(a)(v)(C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).

(D) (1) Any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this Section 2.05(a)(v)(D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(I) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with Sections 2.05(a)(v)(B) through 2.05(a)(v)(D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans being prepaid as directed by the Parent Borrower (and absent such direction, in direct order of maturity). The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), each Lender participating in any prepayment described in this Section 2.05(a)(v) acknowledges and agrees that in connection therewith, (1) the Parent Borrower or any Company Party then may have, and later may come into possession of, information regarding the Borrowers, the Sponsor, their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non-Public Information) (“Excluded Information”), (2) such Lender has independently, and without reliance on the Borrowers, any of their Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Borrowers, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of Material Non-Public Information and all parties to the relevant transactions shall render customary “big boy” disclaimer letters, (4) none of the Borrowers, their Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrowers, their Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, and (5) the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower.

(H) Each of the Company Parties and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(I) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (commencing with the first full fiscal year ending after the Amendment and Restatement Effective Date), subject to Section 2.05(b)(v), if Excess Cash Flow is equal to or greater than $5,000,000, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow in excess of $5,000,000, if any, for the Excess Cash Flow Period covered by such financial statements minus, without duplication of any amount deducted from Consolidated Net Income in calculating Excess Cash Flow for such Excess Cash Flow Period, (B) the sum of (1) all voluntary prepayments of Term Loans made during such Excess Cash Flow Period pursuant to Section 2.05(a)(v), in an amount equal to the discounted amount actually paid in cash in respect of the principal amount of such

Term Loans during such Excess Cash Flow Period or after such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due, (2) all other optional redemptions or voluntary prepayments of Term Loans and any other Indebtedness secured on a pari passu basis (including any obligations subject to the Parity Intercreditor Agreement) with the Obligations, during such Excess Cash Flow Period or after such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due, (3) all voluntary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans during such Excess Cash Flow Period or after such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due, to the extent the Revolving Credit Commitments, Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments and/or Incremental Revolving Credit Commitments, as the case may be, are permanently reduced by the amount of such payments, and (4) the amount equal to all payments in cash paid by the Borrowers or any Subsidiary in connection with the buyback of Loans pursuant to Section 10.07(l)(x), in the case of each of the immediately preceding clauses (1), (2), (3) and (4), to the extent such prepayments are not funded with the proceeds of any long-term Indebtedness of the Parent Borrower and its Restricted Subsidiaries; provided that, to the extent any deduction is made pursuant to the foregoing clauses (1), (2), (3) and (4) after such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Excess Cash Flow Period.

(ii) If (1) the Parent Borrower or any Restricted Subsidiary of the Parent Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (l), (m) (except as set forth in the proviso thereof), (n), (o), (p), (q), (r), (s) (except as set forth in the proviso thereof), (t), (u), (v) and (x)), or (2) any Casualty Event occurs, which results in the receipt by the Parent Borrower or Restricted Subsidiary of Net Cash Proceeds, subject to Section 2.05(b)(vi), the Borrowers shall cause to be prepaid on or prior to the date which is 10 Business Days after the date of the receipt by the Parent Borrower or any Restricted Subsidiary of such Net Cash Proceeds, an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Cash Proceeds; provided that if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase Permitted First Priority Refinancing Debt, Other Term Loans, Other Notes, Permitted Ratio Debt (to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations) and the Permitted Refinancing of any such Indebtedness (in each case to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations), in each case pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Permitted First Priority Refinancing Debt, Other Term Loans, Other Notes or Permitted Ratio Debt (or the Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided further that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof;

(iii) If the Parent Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Amendment and Restatement Effective Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is intended to constitute Replacement Term Loans or Credit Agreement Refinancing Indebtedness in respect of any Class of Terms Loans, Revolving Credit Loans or Revolving Credit Commitments, the Borrowers shall cause to be prepaid an aggregate principal amount of such Term Loans (or, in the case of Credit Agreement Refinancing Indebtedness in respect of Revolving Credit Loans or Revolving Credit Commitments, prepay such Revolving Credit Loans and terminate such Revolving Credit Commitments) in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Parent Borrower or such Restricted Subsidiary of such Net Cash Proceeds. In connection with any prepayment under Section 2.05(b)(iii)(A) or (B) which constitutes a Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans prior to the date that is twelve (12) months after the Amendment and Restatement Effective Date, the Borrowers shall pay to the Term Lenders a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Repricing Event.

(iv) If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations at any time exceeds (A) 105% of the aggregate Revolving Credit Commitments then in effect (to the extent such excess is solely as a result of currency fluctuations) or (B) the aggregate Revolving Credit Commitments then in effect (other than as a result of currency fluctuations), the Borrowers shall promptly after receipt of written notice from the Administrative Agent prepay the Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents or any other material agreement, an amount equal to the portion of such Foreign Subsidiary Excess Cash Flow that would be so affected were the Borrowers to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 if the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States (the Borrowers hereby agree to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation as determined in the Parent Borrower’s reasonable business judgment, even if the Borrowers do not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Foreign Subsidiary Excess Cash Flow is permissible under the applicable local law or applicable material constituent documents (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of an amount equal to the additional Taxes of Holdings or its Subsidiaries or, to the extent Holdings is a pass-through entity for tax purposes, Affiliates of and/or the direct and indirect holders of Equity Interests in Holdings, that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrowers to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any Foreign Subsidiary Excess Cash Flow could reasonably be expected to have adverse Tax cost consequences for Holdings, the Parent Borrower or any Subsidiary, or, to the extent Holdings is a pass-through entity for tax purposes, Affiliates of and/or the direct and indirect holders of Equity Interests in Holdings, an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.05 and such amounts shall be available for general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with this Section 2.05; provided that (A) for purposes of this Section 2.05, Excess Cash Flow shall be deemed allocable to each Foreign Subsidiary, with respect to any Excess Cash Flow Period, in an amount equal to (i) the Consolidated EBITDA of such Foreign Subsidiary for such Excess Cash Flow Period, divided by (ii) the Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such period (it being understood and agreed for the avoidance of doubt that such allocation shall exclude any reduction from interest and principal payments in respect of the Obligations) and (B) the Parent Borrower and its Restricted Subsidiaries shall be entitled to reduce Excess Cash Flow owed to the Lenders pursuant to Section 2.05(b)(i) in respect of any Excess Cash Flow Period by the aggregate amount of Excess Cash Flow attributable to Foreign Subsidiaries subject to the limitations and restrictions described above in this Section 2.05(b)(v) for such Excess Cash Flow Period.

(vi) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents or any other material agreement, an amount equal to the Net Cash Proceeds that would be so affected were the Borrowers to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 if the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States (the Borrowers hereby agree to use all commercially reasonable efforts (as determined in the Parent Borrower’s reasonable business judgment) to overcome or eliminate any such restrictions on repatriation even if the Borrowers do not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Cash Proceeds will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds is permissible under the applicable local law or applicable material constituent documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Cash Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional Taxes of Holdings or its Subsidiaries or, to the extent Holdings is a pass-through entity for tax purposes, Affiliates of and/or the direct and indirect holders of Equity Interests in Holdings, that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrowers to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Foreign Casualty Event could reasonably be expected to have adverse Tax cost consequences for Holdings, the Parent Borrower or any Restricted Subsidiary with respect to such Net Cash Proceeds, an amount equal to such Net Cash Proceeds that would be so affected will not be subject to repayment under this Section 2.05 and such amounts shall be available for general corporate purposes of the Loan Parties and their Subsidiaries as long as not required to be prepaid in accordance with this Section 2.05. For the avoidance of doubt, nothing in this Section 2.05 shall require the Borrowers to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).

(vii) Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any Incremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding; provided that (x) any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt and (y) any prepayment of Term Loans with the Net Cash Proceeds of Replacement Term Loans shall be applied solely to each applicable Class of Refinanced Term Loans; (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of such prepayment in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders of each Class in accordance with their respective Pro Rata Shares of such prepayment.

(viii) The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrowers pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) not later than 11:00 a.m. at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment expected to be made by the Borrowers. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Parent Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all (but not less than all) of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii)(A) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon (other than prepayments of Base Rate or Canadian Prime Rate Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments), together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrowers for all purposes under this Agreement.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrowers may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,500,000, or any whole multiple of $500,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the

Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrowers. Notwithstanding the foregoing, the Parent Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of any other event, which refinancing or other event shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by such Term Lender on the Amendment and Restatement Effective Date. The Revolving Credit Commitments of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All unused commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Appropriate Lenders on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with March 31, 2019, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Amendment and Restatement Effective Date (in each case which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or Section 10.07 to the extent such Indebtedness is cancelled) and (B) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans under such Facility outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date that is five Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans that are Base Rate Loans.

(b) During the continuance of an Event of Default under Section 8.01(a) or non-payment after acceleration pursuant to Section 8.01(f), the Borrowers shall pay interest on past due amounts (after giving effect to any applicable grace period) owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Unused Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under the Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, an unused commitment fee equal to the Applicable Rate with respect to unused commitment fees for the Revolving Credit Facility times the actual daily amount by which the aggregate amount of the Revolving Credit Commitments for such Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility (for the avoidance of doubt, excluding Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any unused commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such unused commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; provided, further, that no unused commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The unused commitment fee on the Revolving Credit Facility shall accrue at all times from the Amendment and Restatement Effective Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March,

June, September and December, commencing with the first such date to occur after the Amendment and Restatement Effective Date, and on the Maturity Date for the Revolving Credit Facility. The unused commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrowers shall pay to the Commitment Parties and the Administrative Agent such fees as shall have been separately agreed upon in writing (including the Engagement Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

(c) Closing Fees. The Borrowers agree to pay on the Amendment and Restatement Effective Date to each Lender party to this Agreement on the Amendment and Restatement Effective Date, as fee compensation for the funding of such Lender’s Initial Term Loan on the Amendment and Restatement Effective Date, a closing fee (the “Closing Fee”) in an amount equal to 1.00% of the stated principal amount of such Lender’s Initial Term Loan made on the Amendment and Restatement Effective Date. Such Closing Fee will be in all respects fully earned, due and payable on the Amendment and Restatement Effective Date and non-refundable and non-creditable thereafter and shall be netted against the Initial Term Loan made by such Lender.

Section 2.10 Computation of Interest and Fees.

All computations of interest for (i) Base Rate Loans where the Base Rate is determined in accordance with clause (b) of the definition thereof and (ii) Canadian Prime Rate Loans shall, in each case, be made on the basis of a year of 365 days or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) Except as provided by Section 3.01, all payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense (other than payment in full), recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Revolving Credit Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Revolving Credit Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Revolving Credit Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrowers shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day (or, in the Administrative Agent’s sole discretion, on the same Business Day) and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Parent Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that a Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A written notice (including documentation reasonably supporting such request) of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(h) Amounts to be applied to the prepayment of Loans in connection with any mandatory prepayments by the Borrowers of the Term Loans pursuant to Section 2.05(b) shall be applied, as applicable, on a pro rata basis to the then outstanding Class of Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or, after giving effect to the last paragraph of Section 2.05, Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.05.

Section 2.13 Sharing of Payments.

If, other than as provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers or application of funds pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder, (C) transactions in connection with an open market purchase or a Dutch Auction contemplated hereunder, (D) in connection with a transaction pursuant to an Extension Amendment, Refinancing Amendment or Incremental Amendment or amendment in connection with Replacement Term Loans contemplated hereunder, (E) the application of Cash Collateral as provided herein (including the application of funds arising from the existence of a Defaulting Lender) or (F) non-pro rata payments and repayments permitted pursuant to Section 2.16(b). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participations. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrowers may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.16 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this Section 2.13 or any other provision of this Agreement. Furthermore, the Borrowers may take all actions contemplated by Section 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.

Section 2.14 Incremental Credit Extensions.

(a) Incremental Commitments. The Borrowers may at any time or from time to time after the Amendment and Restatement Effective Date, by notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which may be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) in each case, under this Agreement, (ii) one or more new term loans in a separate facility from the Facilities and either unsecured or secured on a junior lien basis to the Facilities (the “Other Commitments” and the loans in respect thereof, the “Other Term Loans”), which shall be documented under another credit agreement, (iii) one or more series of First Lien secured, junior lien secured or unsecured notes (the “Other Notes”) and/or (iv) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase” and the commitments in respect thereof, the “Incremental Revolving Credit Commitments” and together with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Revolving Commitment Increase and any Term Loan Increase shall be effected pursuant to an increase in, and as part of, an existing Class of Revolving Credit Commitments or Term Loans, respectively. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including as an increase to an existing Class of Term Loans pursuant to a Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment and (ii) each Incremental Term Lender shall become a Lender hereunder with respect to such Incremental Term Commitment and the Incremental Term Loans made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments are effected through any Revolving Commitment Increase, subject to the satisfaction of the terms and conditions in this Section 2.14, (x) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrowers (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an

“Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment and (y) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment and the Incremental Revolving Loans made pursuant thereto. For the avoidance of doubt, Incremental Term Loans may (and any Incremental Term Loans effected pursuant to a Term Loan Increase shall) have identical terms to any of the Term Loans (other than original issue discount and/or upfront fees) and be treated as the same Class as any of such Term Loans for all purposes herein.

(c) Incremental Request. Each Incremental Request from the Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Credit Commitments, Other Term Loans or Other Notes. Incremental Term Loans, Other Term Loans and extensions of credit in respect of Other Notes may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment or Other Commitment, or to extend credit in respect of any Other Term Loans or Other Notes, nor will the Borrowers have any obligation to approach any existing lenders to provide any Incremental Commitment or Other Commitment, or to extend credit in respect of any Other Term Loans or Other Notes) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Incremental Term Loans, Other Term Loans, Other Notes or Incremental Revolving Credit Commitments, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender and (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(k) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Initial Term Loans. With respect to any Incremental Term Commitments or any Incremental Revolving Credit Commitments, if the existing Lenders are unwilling to increase their applicable commitments by an amount equal to the requested increase, the Administrative Agent, at the request of and with the consent of the Parent Borrower, will use its commercially reasonable efforts to obtain one or more financial institutions which are not then lenders (which financial institutions may be suggested by the Parent Borrower), to become party to the Loan Documents and to provide a commitment to the extent necessary to satisfy the Parent Borrower’s requested increase in the Term Loans or the Revolving Credit Facility, as applicable; provided, however, (i) compensation for any such assistance by the Administrative Agent shall be mutually agreed by the Administrative Agent and Parent Borrower and (ii) the Administrative Agent shall have no obligation to provide any such Incremental Commitment.

(d) Effectiveness of Incremental Amendment. The obtaining of Other Commitments, the making of Other Term Loans, the incurrence of Indebtedness in respect of Other Notes, the effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date of such Incremental Amendment (or, in the case of Other Commitments, Other Term Loans and Other Notes, on the date of the extension of such commitments or the incurrence or issuance of such Other Term Loans or Other Notes, as applicable) (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) with respect to any Incremental Commitments, (A) no Event of Default shall have occurred and be continuing or result from the incurrence of such Incremental Commitments; provided, that in the case of Incremental Commitments incurred to finance a Permitted Acquisition or other permitted Investments (including in any event a Limited Condition Acquisition), no Event of Default (in the case of Limited Condition Acquisitions, as determined in accordance with Section 1.09(f)) under Section 8.01(a) or 8.01(f) shall exist or result from the incurrence of such Incremental Commitments on (x) the date that the Parent Borrower or the applicable Restricted Subsidiary enters into a binding agreement with respect to such Permitted Acquisition or other permitted Investment or (y) in the case of Incremental Commitments incurred to finance a Limited Condition Acquisition, on the LCA Test Date and (B) the Parent Borrower shall be in Pro Forma Compliance (assuming for purposes of this calculation that all Incremental Revolving Credit Commitments are fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness);

(ii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 or $1,000,000, as applicable, if such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $2,500,000 and shall be in an increment of $500,000 (provided that such amount may be less than $2,500,000 or $500,000, as applicable, if such amount represents all remaining availability under the limit set forth in clause (iii) below); and

(iii) the aggregate amount of the Incremental Term Loans, the Other Term Loans, the Incremental Revolving Credit Commitments and the Other Notes shall not exceed the sum of (A) an amount equal to the greater of (x) $35,000,000 and (y) 75% of Trailing Four Fiscal Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09) minus the aggregate principal amount of Indebtedness incurred in reliance on clause (ii)(A) of the definition of “Permitted Ratio Debt”, plus (B) such additional amount of Incremental Term Loans, Incremental Revolving Credit Commitments, Other Commitments, Other Term Loans and/or Other Notes that would not cause the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) to exceed 4.50 to 1.00 (or (x) to the extent such Indebtedness consists of Other Term Loans or Other Notes that are secured on a junior lien basis to the Term Loans and the Revolving Credit Loans and do not constitute Secured Subordinated Indebtedness, that would not cause the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) to exceed 5.00 to 1.00 or (y) to the extent such Indebtedness consists of Other Term Loans or Other Notes that are unsecured or constitute Secured Subordinated Indebtedness, that would not cause the Consolidated Total Net Leverage Ratio (determined on a Pro Forma

Basis in accordance with Section 1.09) to exceed 5.00 to 1.00) (in each case, assuming for purposes of each of these calculations that all Incremental Revolving Credit Commitments are fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness), after giving effect to any such incurrence or issuance and any transaction consummated in connection therewith on a Pro Forma Basis, and, in each case, with respect to any Incremental Revolving Credit Commitment or Incremental Term Commitment established at such time, assuming a borrowing of the maximum amount of Incremental Term Loans, Other Term Loans and Other Notes available thereunder, and excluding the cash proceeds of any such Incremental Term Loans, Incremental Revolving Credit Commitments, Other Commitments, Other Term Loans and/or Other Notes for the purposes of netting; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect and all other customary pro forma adjustments, including, in connection with an investment, shall be given to such repayment of Indebtedness; plus (C) an amount equal to (x) the sum, without duplication, of all (i) voluntary prepayments, debt buybacks, open market purchases and optional redemptions of Term Loans (other than Incremental Term Loans) or Incremental Term Loans incurred in reliance on clause (A) above, in each case, made pursuant to Section 2.05(a) or Section 10.07(l)(x) or of other Indebtedness incurred in reliance on clause (A) above or clause (ii)(A) of the definition of “Permitted Ratio Debt” and (ii) permanent voluntary commitment reductions or terminations of the Revolving Credit Facility or any other revolving facility incurred pursuant to clause (A) above or clause (ii)(A) of the definition of “Permitted Ratio Debt” (in each case, other than to the extent funded or replaced by a contemporaneous financing) minus the aggregate principal amount of all Indebtedness incurred in reliance on clause (ii)(C) of the definition of “Permitted Ratio Debt” (it being understood that (x) amounts under clause (C) shall be deemed to have been used prior to utilization of amounts under clause (A) or (B), and amounts under clause (B) (to the extent compliant therewith) shall be deemed to have been used prior to utilization of amounts under clause (A) and (y) loans may be incurred under both clauses (A) and (B), and proceeds from any such incurrence under both clauses (A) and (B) may be utilized in a single transaction by first calculating the incurrence under clause (B) above and then calculating the incurrence under clause (A) and, for the avoidance of doubt, any such incurrence under clause (A) shall not be given pro forma effect for purposes of determining the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, as applicable, for purposes of effectuating the incurrence under clause (B) in such single transaction.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments, as the case may be, of any Class, and of the Other Term Loans and the Other Notes, except as otherwise set forth herein, shall be as agreed between the Borrowers and the applicable Incremental Lenders or lenders or purchasers providing such Incremental Commitments, Other Term Loans or Other Notes, as applicable; provided that (x) to the extent the terms of such Incremental Commitments or Other Term Loans are not consistent with the Facilities (except to the extent permitted by this Section 2.14), the terms of such Incremental Commitments or Other Term Loans shall be not materially more favorable, taken as a whole (as reasonably determined by the Parent Borrower in good faith), to such Incremental Lenders than the terms of the Initial Term Loans, unless the existing Term Lenders receive the benefit of such favorable terms, or such terms are reasonably satisfactory to the Administrative Agent (provided that the terms and conditions applicable after the Latest Maturity Date shall be deemed to be acceptable to the Administrative Agent) and (y) except with respect to AHYDO Payments, in no event will any Incremental Term Loans or Other Term Loans that are secured on a First Lien basis be permitted to be mandatorily prepaid prior to the repayment in full of the Initial Term Loans, unless accompanied by at least a ratable payment of the Initial Term Loans (and, for the avoidance of doubt, any Incremental Amendment may provide that the applicable Incremental Lenders or lenders or purchasers providing such Incremental Commitments or such Other Notes, as applicable, shall receive a less than ratable payment). In any event:

(i) the Incremental Term Loans, Other Term Loans and Other Notes:

(A) (1) with respect to Incremental Term Loans, Other Term Loans and Other Notes that are intended to be secured on a First Lien basis, such Incremental Term Loans, Other Term Loans and Other Notes shall rank pari passu in right of payment with the Revolving Credit Loans and the Term Loans, shall not at any time be guaranteed by any Subsidiaries other than the Restricted Subsidiaries that are Guarantors and, to the extent secured, shall not be secured by a Lien on any property or asset of the Parent Borrower or any Guarantor that does not secure the Facilities (except to the extent permitted by any Intercreditor Agreement) and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment or other definitive documentation therefor and, in the case of Other Term Loans and Other Notes, shall be subject to a Parity Intercreditor Agreement and/or Junior Intercreditor Agreement, as applicable; and (2) with respect to Other Term Loans and Other Notes that are unsecured or secured on a junior lien basis, shall not at any time be guaranteed by any Subsidiaries other than the Subsidiaries that are Guarantors and, to the extent secured, (x) shall not be secured by a Lien on any property or asset of the Parent Borrower or any Guarantor that does not secure the Facilities, (y) shall be subject to a Junior Intercreditor Agreement, and (y) shall not be entitled to participate in any voluntary or mandatory prepayments of Term Loans hereunder (other than, solely with respect to any Declined Proceeds, to the extent such participation is customarily available in junior secured loan facilities or note issuances);

(B) except in the case of Other Term Loans in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date, shall not mature earlier than the Latest Maturity Date of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans;

(C) except (x) in the case of Other Term Loans in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date or (y) as may be required to achieve fungibility with any then-existing Term Loans to the extent intended to be fungible by the Borrowers and the Administrative Agent, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then-existing Term Loans;

(D) other than with respect to Other Term Loans and Other Notes, shall have an All-In Yield, and subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrowers and the applicable Incremental Term Lenders or other Additional Lenders; and

(E) the All-In Yield and amortization of Other Term Loans and Other Notes (subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below) shall be determined by the Borrowers and the lenders or purchasers providing such Other Term Loans and Other Notes.

(ii) all terms (other than upfront fees) of any Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans.

(iii) subject to Section 2.14(e)(i)(C), the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class, and to each series of Other Term Loans and Other Notes, shall be determined by the Borrowers and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment and in the definitive documentation governing such Indebtedness; provided, however, the All-In Yield applicable to such Incremental Term Loans, Other Term Loans and Other Notes (in each case, to the extent pari passu in right of payment and security with the Initial Term Loans) shall not be greater than the All-In Yield then applicable to the Initial Term Loans plus 50 basis points per annum, unless the interest rate with respect to the Initial Term Loans is increased so as to cause the All-In Yield then applicable to the Initial Term Loans to equal the All-In Yield applicable to such Incremental Term Loans, Other Term Loans or Other Notes, as applicable, minus 50 basis points per annum.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.14. The Borrowers will use the proceeds of the Incremental Term Loans and Incremental Revolving Loans as determined by the Borrowers and the Lenders providing such Incremental Term Loans and Incremental Revolving Credit Commitments. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Loans, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Lender under the Revolving Credit Facilities of that each such Lender shares ratably in such participations in accordance with their revolving credit commitments under all Revolving Credit Facilities (after giving effect to the establishment of such Incremental Revolving Credit Commitments), (c) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (d) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15 Refinancing Amendments.

(a) On one or more occasions after the Amendment and Restatement Effective Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.15(a) will be deemed to include any then outstanding Refinancing Term Loans or Incremental Term Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Sections 2.03(m) and 2.04(g) to the extent dealing with Letters of Credit and Swing Line Loans, respectively, which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all

Letters of Credit and Swing Line Loans shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Sections 2.03(m) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit and Swing Line Loans theretofore incurred or issued) and (3) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Amendment and Restatement Effective Date (other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and the fourth paragraph of Section 10.01 and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.16 Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, AHYDO Payments, optional prepayments and redemptions, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrowers and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), be substantially identical to, or (taken as a whole) not materially more favorable (as reasonably determined by the Borrowers) to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except if the existing Lenders receive the benefit of such favorable terms or for covenants or other provisions applicable only to periods after the Latest Maturity Date), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than five different Maturity Dates; (ii) the All-In Yield, pricing, optional redemptions and prepayments and AHYDO Payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield, pricing, optional redemptions and prepayments and AHYDO Payments for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrowers and the Lenders thereof; provided, however, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (C) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of Term Loans that are secured on a First Lien basis hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.16(a)).

(b) Extension of Revolving Credit Commitments. The Borrowers may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Borrowers and the Extending Revolving Credit Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Credit Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, not materially more favorable (as reasonably determined by the Borrowers) to the Extending Revolving Credit Lender, as the original Revolving Credit Commitments (and related outstandings) unless the existing Lenders receive the benefit of such favorable terms or for covenants and other provisions applicable only to periods after the Latest Maturity Date: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) which have more than five different Maturity Dates; (ii) the All-In Yield, pricing, optional redemption or prepayment terms, with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants (as determined by the Borrowers and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and mandatory repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments and (III) repayments made in connection with a permanent repayment and termination of non-extended Revolving Credit Commitments); provided, further, that (A) in no event shall the final maturity date of any

Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (B) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.16(b)).

(c) Extension Request. The Borrowers shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrowers, in each case acting reasonably to accomplish the purposes of this Section 2.16. Subject to Section 3.07, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or 2.16(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Amendment and Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion or extension of Loans or Commitments pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swing Line Loan; fourth, as the Borrowers may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) be held as Cash Collateral for funding obligations of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees; Default Interest. That Defaulting Lender (x) shall not be entitled to receive any unused commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any interest at the Default Rate pursuant to Section 2.08(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such interest that otherwise would have been required to have been paid to that Defaulting Lender) and (z) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans, L/C Obligations and Swing Line Loans shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing, (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment then in effect of that Non-Defaulting Lender minus (2) the Revolving Credit Exposure of that Lender (immediately prior to giving effect to any reallocation) and (iii) each reallocation shall be given effect only to the extent it does not cause the Revolving Credit Exposure of the applicable Lender to exceed its Revolving Credit Commitments.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees, or interest at the Default Rate pursuant to Section 2.08(b), accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Administrative Agent (with respect to any or all Fronting Exposure) or the L/C Issuer or the Swing Line Lender (solely with respect to such Person’s Fronting Exposure at such time), the Borrowers shall deliver to the Administrative Agent Cash Collateral (or, in the case of Fronting Exposure with respect to Swing Line Loans, repay such Swing Line Loans) in an amount sufficient to cover all such Fronting Exposure that has not been reallocated pursuant to Section 2.17(a)(iv) (after giving effect to any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of (i) the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations or (ii) the Swing Line Lender and the Appropriate Lenders, as collateral for the Swing Line Obligations, Cash and Cash Equivalents (if reasonably acceptable to the Administrative Agent and the relevant L/C Issuer or Swing Line Lender, as applicable) or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer or Swing Line Lender, as applicable (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings.

Section 2.18 Co-Borrowers.

(a) Each Borrower accepts joint and several liability hereunder in consideration of the financial accommodation to be provided by the Administrative Agent, the Lenders and the L/C Issuers under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each Borrower.

(b) Each Borrower shall be jointly and severally liable for the Obligations, regardless of which Borrower actually receives the Loans hereunder or the amount of the Obligations received or the manner in which the Administrative Agent or any Lender accounts for the Obligations on its books and records. Each Borrower’s obligations with respect to Loans made to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans or L/C Obligations made to and other Obligations owing by the Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Borrower.

(c) Each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to, Letters of Credit issued on behalf of, and other Obligations owing by the Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (A) the validity or enforceability, avoidance or subordination of the obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the obligations of any other Borrower, (B) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (C) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent or any Lender, (D) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Borrower, (E) the Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States, (F) any borrowing or grant of a security interest by any other Borrower, as Debtor In Possession under Section 364 of the Bankruptcy Code of the United States, (G) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the obligations of any other Borrower under Section 502 of the Bankruptcy Code of the United States, (H) the release of the security interest in any Collateral or any Guarantors or other Borrower from its Obligations pursuant to this Agreement, (I) any increase or decrease in the principal amount of the Obligations of any other Borrower or (J) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to the Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent or any Lender.

(d) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

(e) Each Borrower hereby irrevocably appoints the Parent Borrower as the borrowing agent and attorney-in-fact for the Borrowers, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed in the place of the Parent Borrower. Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (i) to provide to the Administrative Agent and receive from the Administrative Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein and in the Collateral Documents, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group

(f) In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Borrower hereunder would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(g) After the Amendment and Restatement Effective Date, the Parent Borrower may, at any time and from time to time, designate any wholly-owned Restricted Subsidiary that is a Domestic Subsidiary as a Borrower by delivery to the Administrative Agent of a Borrower Joinder Agreement executed by such Subsidiary and the Parent Borrower, together with any documentation and other information with respect to such additional Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act requested by the Administrative Agent (for itself or on behalf of any Lender) (and to the extent not theretofore delivered on the Amendment and Restatement Effective Date or otherwise), and upon such delivery and satisfaction, such Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Borrower and a party to this Agreement. As soon as practicable upon receipt of a Borrowing Joinder Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

ARTICLE III.

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of a Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If a Borrower, any Guarantor or other applicable withholding agent shall be required by any applicable Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Recipient, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by a Borrower or any Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), each of such Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if a Borrower or any Guarantor is the applicable withholding agent, it shall furnish to such Recipient (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Recipient.

(b) In addition, the Parent Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of a Recipient’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), except for Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Parent Borrower (all such non-excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) Without duplication of any obligation under Section 3.01(a), each Borrower and each Guarantor agree to indemnify each Recipient, within 10 Business Days after written demand thereof, for (i) the full amount of Indemnified Taxes (including Indemnified Taxes and Other Taxes imposed or asserted to amounts payable under this Section 3.01) and Other Taxes payable by such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority; provided that any Recipient seeking indemnification pursuant to this Section 3.01(c) provides the Parent Borrower the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Parent Borrower. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Recipient (or by an Agent on behalf of such Recipient), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Recipient shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Parent Borrower or the Administrative Agent certifying as to any entitlement of such Recipient to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Recipient under the Loan Documents. Each such Recipient shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this Section 3.01(d), a Recipient shall not be required to deliver any form pursuant to this Section 3.01(d) that such Recipient is not legally eligible to deliver. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H-1 hereto (any such certificate in Exhibit H a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a United States Tax Compliance Certificate substantially in the form of Exhibit H-3 or H-4, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more beneficial owners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate substantially in the form of Exhibit H-2 may be provided by such Lender on behalf of such beneficial owner).

(iii) Each Agent that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-9, certifying that such Agent is exempt from federal backup withholding. Each Agent that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI and such forms as are required by Section 9.13.

(e) If a payment made to a Recipient under any Loan Document would be subject to withholding tax imposed under FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA, such Recipient shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has or has not complied with such Person’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Any Recipient claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Parent Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Recipient, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Recipient.

(g) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such Recipient, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of such Recipient, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such Recipient in the event such Recipient is required to repay such refund to the relevant taxing authority; provided, further, that in no event will any Recipient be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01 shall not be construed to require any Recipient to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Parent Borrower or any other person.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), in each case after the Amendment and Restatement Effective Date, then, on written notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans or Canadian Prime rate Loans, as applicable, to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall promptly, following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, and such Loans are denominated in (x) Dollars, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, or (y) Canadian Dollars, convertible applicable

Eurocurrency Rate Loans of such Lender to Canadian Prime Rate Loans, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Unavailability of Reference Rate; Inability to Determine Rates.

(a) If, after the Amendment and Restatement Effective Date, either (i) the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or that deposits in the applicable currency in which such proposed Eurocurrency Rate Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan in the applicable currency or (ii) the Required Lenders determine that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender in writing. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, as the case may be, in the amount specified therein.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a) above have not arisen but the supervisor for the administrator of the LIBOR rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Parent Borrower shall endeavor to establish an alternate rate of interest to the LIBOR rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.03(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBOR rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Committed Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurocurrency Rate Loan in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Committed Loan Notice requests a Revolving Credit Borrowing in Dollars, such Borrowing shall be made as a Base Rate Loan and (z) if any Committed Loan Notice requests a Borrowing at the Eurocurrency Rate in an Alternate Currency, then such request shall be ineffective; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Amendment and Restatement Effective Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Taxes specifically excluded from the definition of (x) “Indemnified Taxes” or (y) “Other Taxes” or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within 15 Business Days after written demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Amendment and Restatement Effective Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 15 Business Days after receipt of such demand.

(c) Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of such Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that such Borrower shall have received at least 15 Business Days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice 15 Business Days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 Business Days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Parent Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05 Funding Losses.

Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, each Borrower shall promptly, and in any event within 15 Business Days from receipt of such demand, compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of such Borrower on a day other than the last day of the Interest Period for such Loan;

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of such Borrower on the date or in the amount notified by such Borrower;

(c) any failure by such Borrower to make payment of any Revolving Credit Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of such Lender’s Eurocurrency Rate Loans pursuant to Section 3.07 on a day other than the last day of the Interest Period for such Loans;

including, in the case of clauses (a) and (b), any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Recipient claiming compensation under this Article III shall deliver a certificate to the Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Recipient may use any reasonable and customary averaging and attribution methods.

(b) With respect to any Recipient’s claim for compensation under Section 3.01, 3.02, 3.03, 3.04 or 3.05, the Borrowers shall not be required to compensate such Recipient for any amount incurred if such Lender notifies the Parent Borrower of the event that gives rise to such claim more than 180 days after such event; provided, that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Recipient requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Recipient (with a copy to the Administrative Agent), suspend the obligation of such Recipient to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, into Eurocurrency Rate Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Recipient to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans or Canadian Prime Rate Loans, as applicable, (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; or Canadian Prime Rate Loans, as applicable, and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans or Canadian Prime Rate Loans, as applicable, (if possible), and all Base Rate Loans or Canadian Prime Rate Loans, as applicable, of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans or Canadian Prime Rate Loans, as applicable.

(d) If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires any Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (including by virtue of such Lender refusing to make an Extension Election pursuant to Section 2.16, a Refinancing Amendment pursuant to Section 2.15 or a Permitted Repricing Amendment or an amendment effecting a Replacement Term Loan pursuant to Section 10.01), then the Parent Borrower may, on five Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid in such instance) all of its rights and obligations under this Agreement (which, in the case of clause (iii), shall only apply in respect of any applicable Facility to which the consent, waiver or amendment in question relates and not to any other Facility hereunder) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents, (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be (to the extent that after giving effect to such termination and repayment pursuant to the immediately following clause (z), no Lender’s Revolving Credit Exposure exceeds its Revolving Credit Commitments), and/or (z) in the case of such Lender (other than an L/C Issuer), repay all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or back-stop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (I) in the case of any such termination of the Revolving Credit Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and (II) such termination shall be in respect of any applicable facility (and not all Facilities hereunder).

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations (including any amounts under Section 3.05) of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender (or the Parent Borrower in the case of any amounts under Section 3.05) to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender. Notwithstanding the foregoing, in addition if a Non-Consenting Lender is being replaced in connection with any Extension Amendment, Refinancing Amendment, Permitted Repricing Amendment or amendment effecting a Replacement Term Loan, the Parent Borrower shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice (which notice may be rescinded if the Refinancing or replacement transaction contemplated in such notice is not consummated) to such Non-Consenting Lenders, in lieu of execution of an Assignment and Assumption as otherwise provided for in this clause (b), effect such assignment by purchasing any such Non-Consenting Lender’s Loans (which shall be automatically cancelled upon consummation of such acquisition) and unfunded Commitments at par (allocated among the applicable Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Parent Borrower), accompanied by payment of any accrued interest and fees thereon (and, if applicable, any amounts payable pursuant to clause (e) of this Section). By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith.

(c) Notwithstanding anything to the contrary contained above, any Revolving Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder, unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Cash Collateral) have been made in respect of such outstanding Letters of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

(d) In the event that (i) the Parent Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, including any Extension Amendment, Refinancing Amendment or Permitted Repricing Amendment or an amendment effecting a Replacement Term Loan, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or each directly and adversely affected Lender and (iii) the Required Lenders (and, in the case of a consent, waiver or amendment involving all of a directly and adversely affected Class of Lenders (including any Extension Amendment, Refinancing Amendment or Permitted Repricing Amendment or an amendment effecting a Replacement Term Loan), at least 50.1% (in Dollar Amount) of such Class have agreed to such consent, waiver or amendment), then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) With respect to any Lender being replaced pursuant to Section 3.07(a)(iii) above in connection with any Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans prior to the date that is six (6) months after the Amendment and Restatement Effective Date, the Parent Borrower shall pay to such replaced Lender a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans held by such replaced Lender immediately prior to such replacement.

(f) This Section 3.07 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 3.08 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension.

The obligation of each Lender to make a Credit Extension under the Existing Credit Agreement on the Closing Date were satisfied when the following conditions precedent were satisfied (or waived) on the Closing Date:

(a) The Administrative Agent’s receipt of the following, each of which shall be original, pdf or facsimile copies or delivered by other electronic method (followed promptly by originals) unless otherwise specified, properly executed by a Responsible Officer of the signing Loan Party, and in customary form and substance and consistent with the provisions of the Commitment Letter:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) counterparts of this Agreement executed by Holdings, each Borrower and each of the Subsidiary Guarantors;

(iii) a Note executed by the Borrowers in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iv) each Collateral Document and each other document set forth in Schedule 1.01C required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank;

(B) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the foregoing Security Agreement; and

(C) proper recordation or transfer documentation for filing with the United States Patent and Trademark Office, United States Copyright Office or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the foregoing Security Agreement;

provided that with respect to clauses (B) and (C), no Loan Party shall be required to make any such filings with respect to IP Rights arising under the laws of jurisdictions outside of the United States;

(v) such certificates of good standing (to the extent such concept exists in the relevant jurisdiction) from the applicable secretary of state of the state of organization of each Loan Party, copies of Organization Documents of each Loan Party relating to it (in the case of any certificate or articles of incorporation or formation (or similar document) certified as of a recent date by the applicable Governmental Authority), certificates of resolutions or other corporate or limited liability company action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi) an opinion from Kirkland & Ellis LLP, New York counsel to the Loan Parties; and

(vii) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Parent Borrower (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D-2;

provided that each of the requirements set forth in clause (iv) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except to the extent that a Lien on such Collateral may be perfected solely (x) by the filing of a financing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates or other certificates, if any, of the Equity Interests of each Borrower and the Guarantors to the extent (i) possession of such stock certificates or other certificates perfects a security interest therein and (ii) other than in the case of stock certificates or other equity certificates representing Equity Interests of the Parent Borrower, such stock certificates or other certificates have been received from the Parent Borrower after the Parent Borrower’s use of commercially reasonable efforts to receive such documents and instruments) shall not constitute conditions precedent to any Credit Extension on the Closing Date after the Parent Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Closing Date or without undue burden or expense if the Parent Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within 90 days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(b) Prior to or substantially concurrently with the initial Borrowing on the Closing Date, the Parent Borrower shall have received the Equity Contribution (to the extent not otherwise applied to the Transactions).

(c) Prior to, or substantially concurrently with the initial Borrowing on the Closing Date, the Original Debt Refinancing shall have been consummated and all security interests and guarantees in connection therewith shall have been terminated and released.

(d) Prior to or substantially concurrently with the initial Borrowing on the Closing Date, (i) the Merger shall have been consummated in all material respects pursuant to the Acquisition Agreement without giving effect to any amendments thereto or modifications, waivers or consents to the provisions thereof that, in any such case, are materially adverse to the interests of the Arrangers without the consent of the Arrangers, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) any of the following decreases in the Acquisition Consideration shall be deemed not to be materially adverse to the interests of the Arrangers: (x) decreases pursuant to any purchase price or similar adjustment provisions set forth in the Acquisition Agreement, (y) decreases of less than fifteen percent (15%) of the total Acquisition Consideration or and (z) decreases to the extent they are applied first, to reduce the Equity Contribution to a percentage not less than the minimum percentage set forth in the definition of “Equity Contribution” and second, to reduce the amount of the Existing Term Loans, the Existing Second Lien Term Loans, and the Equity Contribution on a pro rata basis, (ii) any increase in the Acquisition Consideration shall be deemed not to be materially adverse to the interests of the Arrangers so long as funded with proceeds of common equity, Qualified Equity

Interests, the Initial Revolving Borrowing (subject to the cap described in clause (i) of the definition of “Permitted Initial Revolving Credit Borrowing Purposes”) or cash on hand at the Parent Borrower, (iii) any adverse amendment, consent, waiver or other modification to the definition of Company Material Adverse Effect without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) shall be deemed to be materially adverse to the interests of the Arrangers.

(e) Since June 30, 2016 there shall not have occurred a Company Material Adverse Effect (as defined in the Acquisition Agreement).

(f) The Specified Representations shall be true and correct in all material respects on and as of the Closing Date (except, in each case, to the extent any such representation or warranty is already qualified by materiality or “Material Adverse Effect”, in which case such representation or warranty shall be true and correct in all respects as of the Closing Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any references to Material Adverse Effect in the Specified Representations shall be deemed to be references to “Company Material Adverse Effect” (as defined in the Acquisition Agreement).

(g) All fees and expenses required to be paid hereunder and invoiced at least three Business Days before the Closing Date shall have been paid (or shall be paid substantially contemporaneously with the initial fundings under the Facilities) from the proceeds of the initial fundings under the Facilities, including fees pursuant to the Commitment Letter and the Fee Letter.

(h) The Administrative Agent shall have received the Annual Financial Statements, the Quarterly Financial Statements and a pro forma consolidated balance sheet and related statement of income of the Parent Borrower as of and for the twelve-month period ending on September 30, 2016, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and any other adjustments agreed by the Sponsor and the Commitment Parties (which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase or recapitalization accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Account Standards Codification 805, Business Combinations (formerly SFAS 141R))).

(i) So long as requested at least ten (10) business days prior to the Closing Date, the Administrative Agent shall have received, at least three (3) business days prior to the Closing Date, all documentation and other information with respect to Borrowers and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(j) The representations and warranties made by or with respect to the Parent Borrower in the Acquisition Agreement that are material to the interests of the Lenders shall be true and correct in all material respects, but only to the extent that the Parent Borrower or its applicable affiliates have the right (determined without regard to any notice provisions but taking into account any applicable cure provisions) to terminate their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to All Credit Extensions after the Amendment and Restatement Effective Date.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to satisfaction or waiver of the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except, in each case, to the extent any such representation or warranty is already qualified by materiality, in which case such representation or warranty shall be accurate in all respects as of such date).

(ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuers or the relevant Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by any Borrower after the Amendment and Restatement Effective Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) have been satisfied on and as of the date of the applicable Credit Extension.

Notwithstanding anything in this Section 4.02 to the contrary, (i) the effectiveness of any Incremental Amendment shall be subject only to the conditions precedent set forth in Section 2.14(d) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the Incremental Amendment, (ii) the effectiveness of any Refinancing Amendment shall be subject only to the conditions precedent set forth in Section 2.15(b) and such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the applicable amendment, (iii) the effectiveness of any Extension Amendment shall be subject only to the conditions precedent set forth in Section 2.16(d) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the Extension Amendment and (iv) the effectiveness of any amendment with respect to Replacement Term Loans shall be subject only to the conditions precedent set forth in Section 4.02(i), the absence of any Event of Default and such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the applicable amendment.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Holdings, the Parent Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension (to the extent required to be made for such Credit Extension pursuant to Article IV), including the initial Credit Extension on the Amendment and Restatement Effective Date, that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly incorporated, organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) in the case of the Loan Parties, has all requisite organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Parent Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under) (x) any Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection (if and to the extent required by the Collateral and Guarantee Requirement) or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in be in full force and effect pursuant to the Collateral and Guarantee Requirement) or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties or (iii) the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, and pledges of Equity Interests in or Indebtedness owed by, Foreign Subsidiaries (clauses (i), (ii) and (iii), the “Enforcement Qualifications”).

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition, assets and liabilities of the Parent Borrower and its subsidiaries as of the dates thereof and their results of operations for the period covered thereby, in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject, in the case of the Quarterly Financial Statements, to changes resulting from end of period adjustments (which end of period adjustments will be consistent in subject and nature with the year-end adjustments made in connection with the Annual Financial Statements), and absence footnotes.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Original Transactions) that have a reasonable likelihood of adverse determination and such determination either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Real Property; Liens.

Schedule 5.07 hereto sets forth all Real Property owned by the Parent Borrower and each of its Restricted Subsidiaries as of the Amendment and Restatement Effective Date. The Parent Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (b) Liens permitted by Section 7.01 or (c) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08 Environmental Matters.

Except as specifically disclosed in Schedule 5.08 or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Loan Party and its respective properties and operations are and have been in material compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Parent Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Parent Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Parent Borrower incurring liability under Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or, to the knowledge of the Parent Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to result in the Parent Borrower incurring liability under Environmental Laws.

Section 5.09 Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Restricted Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties that, if made would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11 [Reserved].

Section 5.12 Margin Regulations; Investment Company Act.

(a) The Parent Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.

(b) None of the Parent Borrower, Holdings or any of their Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13 Disclosure.

No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party concerning Holdings, the Parent Borrower and its Subsidiaries or the Transactions (other than projected financial information, pro forma financial information, budgets, estimates, other forward-looking statements and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole and as supplemented contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to written projected financial information and pro forma financial information, the Parent Borrower represents that such written information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent Borrower and its Subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

Section 5.14 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Parent Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Parent Borrower, threatened; (b) hours worked by and payment made to employees of the Parent Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Parent Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15 Intellectual Property; Licenses, Etc.

The Parent Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, trade secrets, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except to the extent the absence of such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent Borrower, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of the Restricted Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person, except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Parent Borrower, threatened against any Loan Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

All registrations listed in Section II.B of the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.16 Solvency. On the Amendment and Restatement Effective Date, after giving effect to the Transactions, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17 [Reserved].

Section 5.18 USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b) (i) None of Holdings, the Parent Borrower, any Restricted Subsidiary nor, to the knowledge of the Parent Borrower, any director or officer of Holdings, the Parent Borrower or any Restricted Subsidiary is the target of any applicable Sanctions, (ii) the Parent Borrower will not knowingly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person or in any country that, at the time of such financing, is the target of any Sanctions, except to the extent not prohibited, licensed or otherwise approved or exempted by the US. Department of the Treasury, Office of Foreign Assets Control (“OFAC”); and (iii) none of Holdings, the Parent Borrower or any of their Subsidiaries shall knowingly provide any financing or otherwise transact business to the extent that transacting such business there cause Holdings, the Parent Borrower or any Restricted Subsidiary to not to be in compliance in a material respect with OFAC, with any Person in any of the following jurisdictions: Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine, in each case, to the extent prohibited by any Sanctions.

(c) No part of the proceeds of the Loans will be used by Holdings or its Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or any other applicable anti-corruption law.

Section 5.19 Security Documents.

Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant hereto or pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid, enforceable and perfected Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein (to the extent that a Lien may be perfected by such filings and other actions) subject to the Enforcement Qualifications and Liens permitted by Section 7.01.

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Parent Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests (if any) made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests or assets of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Amendment and Restatement Effective Date and until required pursuant to Section 6.13 or 4.01(a)(iv) (subject to the proviso at the end of such Section 4.01(a)), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge or security interest to the extent not required on the Amendment and Restatement Effective Date pursuant to Section 4.01(a)(iv) (subject to the proviso at the end of such Section 4.01(a)).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a back-stop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then after the Amendment and Restatement Effective Date, the Parent Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its respective Restricted Subsidiaries to:

Section 6.01 Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 120 days after the end of each fiscal year, a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case, beginning with the fiscal year ending December 31, 2018, in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, (x) customary management discussion and analysis and (y) segment revenue and profitability detail disclosures in reasonable detail) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be without any “going concern” qualification or exception or qualification as to the scope of such audit (other than solely as a result of (i) current debt maturity of any Indebtedness scheduled to mature within one year from the date of delivery of such opinion or (ii) any prospective or actual inability to satisfy any financial covenant (including the covenant under Section 7.11)); provided that the comparative figures required for the fiscal year ending December 31, 2017 may be bifurcated into two sets of financial statements, one covering the Parent Borrower and its Subsidiaries during the period from January 1, 2017 until January 31, 2017 and the second covering the Parent Borrower and its Restricted Subsidiaries during the period from February 1, 2017 until the end of such fiscal year;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case, beginning with the fiscal quarter ending June 30, 2018, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, (x) customary management discussion and analysis and (y) segment revenue and profitability detail disclosures in reasonable detail) and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Parent Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, beginning with the fiscal year ending on December 31, 2018, within 60 days after the end of each such fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Parent Borrower to be reasonable at the time such Projections were furnished, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies many of which are beyond the control of the Parent Borrower and its Restricted Subsidiaries, and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized; and

(d) Deliver to the Administrative Agent for prompt further distribution to each Lender with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related consolidating financial information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which are not required to be audited and may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in Sections 6.01(a) and (b) may be satisfied with respect to financial information of the Parent Borrower and its Restricted Subsidiaries by furnishing (I) the applicable financial statements of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) or (II) the Parent Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be without any “going concern” qualification or any qualification as to the scope of such audit (other than solely as a result of (i) current debt maturity of any Indebtedness scheduled to mature within one year from the date of delivery of such opinion or (ii) any prospective or actual inability to satisfy any financial covenant (including the covenant under Section 7.11)).

Any financial statement required to be delivered pursuant to Section 6.01(a) or 6.01(b) shall not be required to include purchase accounting or recapitalization accounting adjustments relating to the Original Transactions or any Permitted Acquisition to the extent it is not practicable to include them.

Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower (or any direct or indirect parent of the Parent Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Parent Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that so long as Holdings, the Parent Borrower or its Subsidiaries is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided, however, that the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Parent Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents (excluding, if applicable, any specifically identified schedules thereof), (2) any notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Sections 6.01(a) and 6.01(b) and Section 6.02(a).

Section 6.02 Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower setting forth reasonably detailed calculations demonstrating compliance (or non-compliance) with Section 7.11 and also calculating (x) the Consolidated First Lien Net Leverage Ratio for purposes of determining the Applicable Rate and (y) in connection with any Compliance Certificate required to be delivered within five days after delivery of the financial statements referred to in Section 6.01(a), calculating Excess Cash Flow and the Consolidated First Lien Net Leverage Ratio for purposes of determining the Applicable ECF Percentage;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) (to the extent notice of such event has not been previously furnished to the Administrative Agent), (ii) a list of each Subsidiary of the Parent Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Amendment and Restatement Effective Date or the most recent list provided) and (iii) a list of any additional registrations of Intellectual Property (as defined in the Security Agreement) constituting Collateral of all Grantors (as defined in the Security Agreement) for such fiscal year not previously disclosed to the Administrative Agent; and

(d) promptly, (i) such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender through the Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

In no event shall the requirements set forth in Section 6.02(d) require Holdings, the Parent Borrower or any of its Restricted Subsidiaries to provide any such information which (i) constitutes nonfinancial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or Contractual Obligation (not created in contemplation thereof) or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.03 Notices.

Promptly after a Responsible Officer of the Parent Borrower or any Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Event of Default (except to the extent the Administrative Agent shall have previously furnished to the Parent Borrower written notice of such Event of Default);

(b) of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Parent Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and

(d) of the occurrence of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Parent Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto. Administrative Agent shall promptly deliver copies of any notice received pursuant this Section 6.03 to the Lenders.

Section 6.04 Payment of Taxes.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of Section 6.05(a) (other than with respect to the Parent Borrower) or this Section 6.05(b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06 Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect (a) all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted and (b) all of its IP Rights that are reasonably necessary for the operation of its business as currently conducted.

Section 6.07 Maintenance of Insurance.

Maintain with insurance companies that the Parent Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other

Persons. Not later than 90 days after the Amendment and Restatement Effective Date (or the date any such insurance with respect to the Loan Parties and/or their properties is obtained, in the case of insurance obtained after the Amendment and Restatement Effective Date) (or in each case such later date as the Administrative Agent shall reasonably agree), each such policy of insurance (other than business interruption insurance, director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Administrative Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a lenders’ loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as lenders’ loss payee thereunder.

Section 6.08 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects reflect all material financial transactions and matters involving the assets and business of the Parent Borrower or a Restricted Subsidiary, as the case may be, that permit the preparation of consolidated financial statements in accordance with GAAP (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in a manner that permits the preparation of consolidated financial statements in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower, it being agreed that, while the provisions of this Section 6.10 are for the benefit of the Administrative Agent and the Lenders, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10; provided that the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Parent Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice; provided, further, that any Lender may, at its sole cost and expense, accompany the Administrative Agent on any visit and inspection. The Administrative

Agent shall give the Parent Borrower the opportunity to participate in any discussions with the Parent Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Parent Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or any Contractual Obligation (not created in contemplation thereof) or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11 Additional Collateral; Additional Guarantors; Additional Borrowers.

At the Parent Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (i) the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, (ii) the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary), (iii) any wholly-owned Material Domestic Subsidiary ceasing to be an Excluded Subsidiary, (iv) any subsidiary that is designated as a Guarantor pursuant to the second sentence of the definition of “Guarantor”, (v) any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or (vi) any wholly-owned Restricted Subsidiary that is a Domestic Subsidiary that is designated as a Subsidiary Borrower pursuant to the definition of “Borrower”:

(i) within 60 days after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Subsidiary to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, a Borrower Joinder Agreement (solely in the case of clause (a)(vi) above) or a joinder to this Agreement as a Guarantor (in the case of clauses (a)(i) through (v) above), Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Amendment and Restatement Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Subsidiary (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated and a security interest therein may be perfected by the delivery of such certificates or the possession of which affects the priority of such security interest) and promissory notes constituting negotiable instruments, in each case, that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Subsidiary and each direct parent of such Subsidiary to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) [reserved]; and

(iv) if reasonably requested by the Administrative Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property that would constitute Collateral of any Guarantor acquired after the Amendment and Restatement Effective Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii).

Section 6.12 Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent the Loan Parties are required by Governmental Authorities or otherwise pursuant to Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13 Further Assurances; Post-Closing Obligations.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein.

(b) Execute and deliver the documents and complete the tasks set forth on Schedule 6.13(b), in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).

Section 6.14 Designation of Subsidiaries.

The Parent Borrower may at any time after the Amendment and Restatement Effective Date designate any Restricted Subsidiary of the Parent Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, immediately before and after such designation, no Event of Default shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Amendment and Restatement Effective Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Parent Borrower of the Parent Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Parent Borrower at the date of such designation of such Return.

Section 6.15 Maintenance of Ratings.

Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Parent Borrower, and (ii) a public rating (but not any specific rating) in respect of each Class of Term Loans from each of S&P and Moody’s.

Section 6.16 Use of Proceeds.

Use the proceeds of the Initial Term Loans to finance a portion of the Amendment Transactions (including the payment of the Amendment Transaction Expenses, upfront fees and original issue discount with respect to the Facilities and use the proceeds of the Term Loans (other than Initial Term Loans), Revolving Credit Loans and the Letters of Credit issued hereunder only for general corporate purposes and working capital of the Parent Borrower and its Subsidiaries and any other purpose not prohibited by this Agreement including Permitted Acquisitions, other Investments, Capital Expenditures and Restricted Payments.

Section 6.17 Lender Conference Call.

Participate in a conference call (including a customary question and answer session) with the Administrative Agent and Lenders once during each fiscal quarter to be held at such time as may be agreed to by the Parent Borrower and the Administrative Agent, but in any event within 15 days of each date that financial statements are required to be delivered pursuant to Section 6.01(a) or (b), provided, that at Parent Borrower’s election, conference calls required hereunder in connection with financial statements delivered pursuant to Section 6.01(a) may be deferred to and held in conjunction with delivery of the next succeeding financial statements required to be delivered pursuant to Section 6.01(b).

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligations hereunder (other than contingent obligations as to which no claim has been asserted or any Letter of Credit remaining outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), then from and after the Amendment and Restatement Effective Date, the Parent Borrower (and, with respect to Section 7.14 only, Holdings) shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing Secured Cash Management Obligations incurred pursuant to Section 7.03(l) and other Secured Obligations;

(b) Liens existing on the Amendment and Restatement Effective Date; provided that any Lien securing Indebtedness in excess of (x) $1,000,000 individually or (y) $2,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (b) that are not listed in Schedule 7.01(b)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b), and any modifications, replacements, renewals, refinancings or extensions thereof, which may provide that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; provided, further, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03 and customary security deposits in connection therewith and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03.

(c) Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, bailees, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than 45 days or if more than 45 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with, and obligations in respect of letters of credit or bank guarantees incurred in the ordinary course of business with respect to, workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any of its Restricted Subsidiaries;

(f) pledges or deposits to secure, and obligations in respect of letters of credit or bank guarantees with respect to, the performance of bids, trade contracts, warranties, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, building codes, covenants, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances, and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(h) Liens (i) securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g), (ii) arising out of judgments or awards against the Parent Borrower or any of its Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) leases, licenses, subleases or sublicenses (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, in each case granted to others in the ordinary course of business which (i) do not interfere in any material respect with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge related to Cash Management Services provided to Foreign Subsidiaries;

(l) Liens (i) on cash advances or earnest money deposits in favor of the seller (other than the Parent Borrower or any of its Restricted Subsidiaries) of any property to be acquired in an Investment permitted pursuant to Section 7.02, to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Parent Borrower or any Guarantor and (ii) in favor of a Restricted Subsidiary that is not a Loan Party on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted to be incurred by such Restricted Subsidiary under Section 7.03;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) [reserved];

(t) ground leases in respect of Real Property on which facilities owned or leased by the Parent Borrower or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits, provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness (and related obligations) of any of Holdings, the Parent Borrower or any Restricted Subsidiary permitted under Section 7.03;

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14) after the Amendment and Restatement Effective Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary to the extent such Equity Interests are owned by the Parent Borrower or a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property and customary security deposits in connection therewith subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g)(i);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 7.01(b), (u) and (w); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and customary security deposits; provided, however, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender and (ii) the renewal, extension, restructuring or Refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) Liens with respect to property or assets of the Parent Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $12,500,000 and 25.0% of Trailing Four Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09) determined as of the date of incurrence;

(cc) Liens securing Indebtedness incurred under Section 7.03(g)(ii) or Section 7.03(s); provided that, except with respect to Indebtedness incurred pursuant to clause (ii)(A) or (ii)(C) of the definition of Permitted Ratio Debt or clause (x) of the first proviso of Section 7.03(g)(ii), (x) if such Indebtedness is secured by the Collateral on a First Lien basis, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is no greater than 4.50 to 1.00 (assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness), (y) if such Indebtedness is secured by the Collateral on a Second Lien or other junior lien basis and is not Secured Subordinated Indebtedness, the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is no greater than 5.00 to 1.00 (assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness) and (z) if such Indebtedness is secured by the Collateral on a Second Lien or other junior lien basis and is Secured Subordinated Indebtedness, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is no greater than 5.00 to 1.00 (assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness);

(dd) Liens on the Collateral (and other property and assets permitted by any Junior Intercreditor Agreement) securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing;

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by the Parent Borrower or any of its Subsidiaries to secure the performance of the Parent Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;

(hh) Liens securing obligations permitted under Section 7.03(q);

(ii) Liens on property of any Foreign Subsidiary (x) securing Indebtedness of such Foreign Subsidiary permitted under Section 7.03 or (y) arising mandatorily under the Laws of the jurisdiction of organization of such Foreign Subsidiary;

(jj) [reserved];

(kk) Liens securing Other Term Loans and Other Notes and Permitted Refinancings thereof incurred pursuant to Section 7.03(z);

(ll) in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(mm) Liens securing Swap Contracts so long as the value of the property securing such Swap Contracts does not exceed $5,000,000 at any time;

(nn) Liens on property subject to any sale-leaseback transaction permitted hereunder and general intangibles related thereto;

(oo) Liens consisting of contractual restrictions of the type described in the definition of “Restricted Cash” (excluding the proviso thereto) so long as such contractual restrictions are not prohibited pursuant to Section 7.09;

(pp) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(qq) Liens encumbering the Equity Interests of an Unrestricted Subsidiary of the Parent Borrower or a Restricted Subsidiary; and (rr) With respect to Technology and Intellectual Property Rights, restrictions associated with nonexclusive licenses and covenants for Shrink Wrap Code (as each such term is defined in the Acquisition Agreement).

Section 7.02 Investments.

Make or hold any Investments, except:

(a) Investments by the Parent Borrower or any of its Restricted Subsidiaries in assets that were Cash and Cash Equivalents when such Investment was made;

(b) loans or advances to, or notes received from, managers, officers, directors, consultants, employees, advisors or other service providers of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect beneficial owner thereof or to permit the payment of Taxes with respect thereto; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Parent Borrower in cash as common equity; provided, further, that the aggregate principal amount outstanding of any loans or advances made in cash at any time under this clause (ii) shall not exceed $5,000,000 and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under this clause (iii) shall not exceed $2,000,000;

(c) Investments (i) by the Parent Borrower or any Restricted Subsidiary in any Loan Party (other than Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) (x) no such Investments made pursuant to this clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms of the Intercompany Note and (B) the aggregate amount of Investments made pursuant to this clause (iii), other than Investments made by any Loan Party in any non-Loan Party Subsidiary to enable such non-Loan Party Subsidiary to reimburse any applicable L/C Issuer in Dollars if such L/C Issuer has elected not to have an applicable Letter of Credit reimbursed in an Alternative Currency, shall not exceed at any time outstanding the sum of, (x) together with Investments pursuant to Section 7.02(i)(iv), the greater of $10,000,000 and 20.0% of Trailing Four Quarter Consolidated EBITDA, in each case, determined at the time such Investment was made, (y) the Cumulative Credit at the time such Investment is made, and (z) the portion of the Joint Venture Investment Basket Amount not otherwise utilized as permitted pursuant to Section 7.02(i) and Section 7.02(o); provided that the application of any portion of the Joint Venture Investment Basket Amount pursuant to this clause (z) will result in a corresponding dollar-for-dollar reduction in the Joint Venture Investment Basket Amount available pursuant to Section 7.02(i) and Section 7.02(o); provided, further, that if any Investment made pursuant to this clause (iii) is in Equity Interests of a Person that subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under clause (i) above and shall not be included as having been made pursuant to this clause (iii);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(e)), 7.06 (other than 7.06(d) or (h)(iv)) and 7.13, respectively;

(f) Investments (i) existing or contemplated on the Amendment and Restatement Effective Date or made pursuant to legally binding written contracts in existence on the Amendment and Restatement Effective Date, in each case set forth in Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Amendment and Restatement Effective Date by the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof;

(g) Investments in Swap Contracts and Cash Management Services permitted under Section 7.03;

(h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(i) any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person that becomes a Restricted Subsidiary or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions (including by way of merger), if immediately after giving effect thereto: (i) no Event of Default under Section 8.01(a) or 8.01(f) exists on the date that the Parent Borrower or the applicable Restricted Subsidiary enters into a binding agreement with respect to such acquisition; (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11; and (iv) the aggregate amount of Investments by Loan Parties pursuant to this Section 7.02(i) in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Loan Party or assets which are not Excluded Assets that do not constitute Collateral or in Equity Interests of Persons that do not become Loan Parties, together with Investments pursuant to Section 7.02(c)(iii) (but excluding Investments permitted pursuant to Section 7.02(c)(iii)(B)(z)), shall not exceed the sum of (A) the greater of $10,000,000 and 20.0% of Trailing Four Quarter Consolidated EBITDA plus (B) the portion of the Joint Venture Investment Basket Amount not otherwise utilized as permitted pursuant to Section 7.02(c)(iii)(z) and Section 7.02(o); provided that the application of any portion of the Joint Venture Investment Basket Amount pursuant to this clause (iv)(B) will result in a corresponding dollar-for-dollar reduction in the Joint Venture Investment Basket Amount available pursuant to Section 7.02(c)(iii)(z) and Section 7.02(o) (any such acquisition, a “Permitted Acquisition”); provided, further, that if any Investment made pursuant to this clause (iv) is in Equity Interests of a Person that subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under Section 7.02(c)(i) and shall not be included as having been made pursuant to this Section 7.02(i)(iv);

(j) Investments made in connection with the Original Transactions or consisting of a Permitted Reorganization or IPO Reorganization Transaction;

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to any direct or indirect parent of the Parent Borrower not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06(f), (g), (h), (i) or (n), such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment had been made pursuant to such clause in an amount equal to such Investment;

(n) Investments (including Permitted Acquisitions) in an aggregate amount outstanding pursuant to this Section 7.02(n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed (x) the greater of $7,500,000 and 15.0% of Trailing Four Quarter Consolidated EBITDA (calculated on a Pro Forma Basis in accordance with Section 1.09) (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (y) the Cumulative Credit at the time such Investment is made;

(o) Investments made in respect of joint ventures, other similar agreements, partnerships or Unrestricted Subsidiaries not to exceed in the aggregate the greater of $7,500,000 and 15.0% of Trailing Four Quarter Consolidated EBITDA (calculated on a Pro Forma Basis in accordance with Section 1.09), in each case, determined at the time such Investment was made, less all amounts applied pursuant to Section 7.02(c)(iii)(B)(z) and Section 7.02(i)(iv)(B) and the provisos thereto (the “Joint Venture Investment Basket Amount”); provided that if any Investment made pursuant to this Section 7.02(o) is in Equity Interests of a Person that subsequently becomes a Loan Party, such Investment shall thereafter be deemed permitted under Section 7.02(c)(i) and shall not be included as having been made pursuant to this Section 7.02(o);

(p) Investments in any Person to which the Parent Borrower or any Restricted Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed $2,000,000;

(q) advances of payroll payments to employees in the ordinary course of business;

(r) (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Parent Borrower (or any direct or indirect parent of the Parent Borrower);

(s) Investments of a Restricted Subsidiary acquired after the Amendment and Restatement Effective Date or of a corporation merged or amalgamated or consolidated into the Parent Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Amendment and Restatement Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t) Investments made by a Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Loan Party permitted under this Section 7.02;

(u) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility, as applicable;

(v) Investments funded with Excluded Contributions;

(w) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Parent Borrower or such Restricted Subsidiary, so long as such accounts are used only to maintain Cash and Cash Equivalents;

(x) Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder;

(y) Loans repurchased by the Parent Borrower or a Restricted Subsidiary, or purchased by Holdings and contributed to the Parent Borrower or a Restricted Subsidiary, pursuant to and in accordance with Section 2.05(a)(v) or Section 10.07, so long as such Loans are immediately cancelled;

(z) guarantees by the Parent Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or contracts or other obligations that do not constitute Indebtedness, in each case, which leases, contracts or other obligations and guarantees are entered into in the ordinary course of business by the Parent Borrower or a Restricted Subsidiary or to the extent required by Laws or pursuant to any statutory filing;

(aa) Investments so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is no greater than 4.50 to 1.00; and

(bb) Investments made by a Foreign Subsidiary financed with foreign operating cash flow.

To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 7.02, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary or Holdings, and further contemporaneously advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 7.02 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 7.02 as if made by the applicable Loan Party directly to the Target Person).

Section 7.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) Indebtedness (including any unused commitment in respect thereof) outstanding on the Amendment and Restatement Effective Date and listed in Schedule 7.03(b) and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(c) Guarantees by the Parent Borrower and any Restricted Subsidiary in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing of any Loan Party shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable (as reasonably determined by the Parent Borrower) to the Lenders as those contained in the subordination of such Indebtedness and (C) any Guarantee by a Restricted Subsidiary that is not a Loan Party of any Permitted Ratio Debt or Indebtedness under Sections 7.03(g), (m) and (s) (or any Permitted Refinancing in respect thereof) shall only be permitted if such Guarantee meets the requirements of clauses (g), (m) or (s), as the case may be, of this Section 7.03;

(d) Indebtedness of the Parent Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party), provided that, in the case of Indebtedness of a non-Loan Party owing to a Loan Party, such Indebtedness is an Investment permitted by Section 7.02 or consists of any part of a Permitted Reorganization or IPO Reorganization Transaction; provided further that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms of the Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Parent Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset thereof in an aggregate amount not to exceed the greater of $10,000,000 and 15.0% of Trailing Four-Quarter Consolidated EBITDA, in each case determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and any Permitted Refinancing of such Attributable Indebtedness;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Parent Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and guarantees thereof;

(g) Indebtedness of the Parent Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or Investment permitted hereunder (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or Investment permitted hereunder or any Permitted Refinancing thereof) or (ii) incurred to finance any Permitted Acquisition or Investment permitted hereunder (including seller notes); provided, that after giving pro forma effect to such Permitted Acquisition or Investment permitted hereunder and the incurrence of such Indebtedness, the aggregate amount of such Indebtedness incurred pursuant to this clause (ii) does not exceed (x) the greater of $7,500,000 and 15.0% of Trailing Four Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09) at any time outstanding, plus (y) any additional amount of such Indebtedness so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) is either (A) not greater than 5.00 to 1.00 or (B) not greater than such Consolidated Total Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or Investment permitted hereunder (in each case of clauses (A) and (B), assuming any revolving facility incurred in connection therewith is fully drawn and without netting the cash proceeds of such Indebtedness; provided that to the extent the proceeds thereof are used to repay Indebtedness, Pro Forma Effect shall be given to such repayment of Indebtedness); provided that the aggregate amount of all Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(s) and this clause (ii) does not exceed in the aggregate at any time outstanding the greater of $7,500,000 and 15.0% of Trailing Four-Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence; provided, further, that in the case of clause (ii), (A) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date of any Term Loan outstanding at the time such Indebtedness is incurred or issued, such Indebtedness does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of any Term Loan outstanding at the time such Indebtedness is incurred or issued, (B) with respect to any Junior

Financing and unsecured Indebtedness, does not require any scheduled amortization or other scheduled payments of principal (other than customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss or with respect to excess cash flow and a customary acceleration right after an event of default) prior to, the Latest Maturity Date with respect to the Term Loans, (C) either (A) no Event of Default shall be continuing or result therefrom or (B) in the case of Indebtedness incurred or issued in order to finance a Permitted Acquisition or permitted Investment made pursuant to a legally binding commitment (including a Limited Condition Acquisition), no Event of Default under Section 8.01(a) or 8.01(f) shall exist on the date that the Parent Borrower or the applicable Restricted Subsidiary enters into such binding agreement, (D) if such Indebtedness is secured, such Indebtedness is secured only by Liens permitted by Sections 7.01(v) or (cc), (E) (1) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date at the time such Indebtedness is incurred, if such Indebtedness is secured by the Collateral on a First Lien basis, such Indebtedness does not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred and (2) except in the case of any such Indebtedness in the form of a bridge loan intended to be refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, if such Indebtedness is secured (other than as described in clause (E)(1) hereof) or is unsecured, such Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (F) the Parent Borrower shall be in Pro Forma Compliance; and (G) if such Indebtedness is pari passu in right of payment and security with the Initial Term Loans, the All-In Yield applicable to such Indebtedness shall not be greater than the All-In Yield then applicable to the Initial Term Loans plus 50 basis points per annum, unless the interest rate with respect to the Initial Term Loans is increased so as to cause the All-In Yield then applicable to the Initial Term Loans to equal the All-In Yield applicable to such term loans minus 50 basis points per annum (it being understood that (I) amounts under clause (ii)(y) (to the extent compliant therewith) shall be deemed to have been used prior to utilization of amounts under clause (ii)(x) and (II) loans may be incurred under both clauses (ii)(x) and (ii)(y), and the permissible amount of any such incurrence under both clauses (ii)(x) and (ii)(y) in a single transaction shall be determined by first calculating the incurrence under clause (ii)(y) and then calculating the incurrence under clause (ii)(x) and, for the avoidance of doubt, any such incurrence under clause (ii)(x) shall not be given pro forma effect for purposes of determining the Consolidated Total Net Leverage Ratio for purposes of effectuating the incurrence under clause (ii)(y) in such single transaction;

(h) Indebtedness representing deferred compensation to employees of the Parent Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Parent Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors, employees, advisors or other service providers, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent Borrower permitted by Section 7.06;

(j) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted hereunder, merger or any Disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price adjustments or other similar adjustments (including earnouts (and Indebtedness incurred to finance the payment thereof) and, for the avoidance of doubt, any payment required pursuant to Section 4.13(j) of the Acquisition Agreement);

(k) Indebtedness consisting of obligations of the Parent Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Original Transactions, and Permitted Acquisitions or any other Investment permitted hereunder;

(l) (i) Secured Cash Management Obligations, (ii) other Indebtedness in respect of Cash Management Services and similar arrangements in the ordinary course of business and any Guarantees thereof, (iii) Indebtedness resulting from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and solely with respect to each incurrence pursuant to this clause (iii), so long as such Indebtedness is extinguished within 10 Business Days of its incurrence, and (iv) endorsement of instruments or other payment items for deposit in the ordinary course of business;

(m) Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $12,500,000 and 25.0% of Trailing Four Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09); provided that the aggregate principal amount of Indebtedness outstanding in reliance on this Section 7.03(m) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed in the aggregate at any time outstanding the greater of $2,500,000 and 5.0% of Trailing Four-Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09), in each case determined at the time of incurrence;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) to extent constituting Indebtedness, obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice or to the extent required by Laws or pursuant to any statutory filing;

(q) letters of credit in an aggregate face amount at any time outstanding not to exceed $2,500,000 consisting of (i) letters of credit issued in currencies not available hereunder or (ii) documentary or commercial letters of credit not issued hereunder;

(r) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s) Permitted Ratio Debt and any Permitted Refinancing thereof (it being understood any such Permitted Refinancing of Indebtedness outstanding under clause (ii)(A) of the first proviso to the definition of “Permitted Ratio Debt” shall continue to be included in the calculation of amounts outstanding under such clause (ii)(A), subject to the automatic increase in the limitation in such clause (ii)(A) to account for Excess Permitted Refinancing Amounts);

(t) Credit Agreement Refinancing Indebtedness;

(u) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(u) and then outstanding for all such Persons taken together, does not exceed $7,500,000 in the aggregate at any time outstanding;

(v) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the Parent Borrower or any of the Restricted Subsidiaries;

(w) to the extent a joint venture constitutes a Restricted Subsidiary, Indebtedness incurred by such Restricted Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(w) and then outstanding for all such Persons taken together, does not exceed the greater of $5,000,000 and 10.0% of Trailing Four Quarter Consolidated EBITDA (determined on a Pro Forma Basis in accordance with Section 1.09) determined at the time of incurrence;

(x) [reserved];

(y) unsecured Indebtedness in an amount equal to the lesser of 100% of the net cash proceeds received by Holdings since immediately after the Amendment and Restatement Effective Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Equity Interests or sales of Equity Interests to Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have been contributed to the Parent Borrower and have not been applied pursuant to Section 7.02, 7.06 or 7.13 and do not (i) constitute Cure Amounts and (ii) otherwise increase Cumulative Credit or the Excluded Contribution;;

(z) Indebtedness in respect of Other Term Loans and Other Notes incurred or issued in accordance with Section 2.14 (and Permitted Refinancings thereof);

(aa) Indebtedness incurred by the Parent Borrower as a result of the exchange of Term Loans assigned to the Parent Borrower pursuant to Section 10.07(k), as long as such Indebtedness would be a Permitted Refinancing of such Term Loans; and

(bb) obligations in respect of Disqualified Equity Interests in an amount not to exceed $2,000,000 at any time outstanding; provided, however, that in the case of Indebtedness under Section 7.03(a), (g)(ii), (s), (t) or (z), all which is permitted to be secured pursuant to Section 7.01 and is secured by the Collateral shall be subject to (x) if such Indebtedness constitutes Junior Financing, a Junior Intercreditor Agreement and (y) if such Indebtedness is secured on a First Lien basis on the Collateral, (1) a Parity Intercreditor Agreement and (2) as applicable, a Junior Intercreditor Agreement.

Interest (including post-petition interest), the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and premiums (if any), fees, expenses, charges and additional or contingent interest on obligations shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Parent Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 7.03(a) through 7.03(bb), the Parent Borrower shall, in its sole discretion, divide or classify or later divide or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents on the Amendment and Restatement Effective Date will be deemed to be incurred solely in reliance on the exception in Section 7.03(a) and such Indebtedness (or any portion thereof) shall not later be divided, classified or reclassified within any other exception described in this Section 7.03.

Section 7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Original Transactions), except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Parent Borrower (including a merger, the purpose of which is to reorganize the Parent Borrower into a new jurisdiction); provided that the Parent Borrower shall be the continuing or surviving Person, or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, (i) a Loan Party shall be the continuing or surviving Person or (ii) such surviving Person shall become a Loan Party and comply with Sections 6.11 and 6.13 substantially concurrently with such transaction (except as expressly provided in such Sections);

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Subsidiary may liquidate or dissolve and (iii) any Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Parent Borrower determines in good faith that such action is in the best interest of the Parent Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Parent Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than 7.02(e)) and 7.03, respectively;

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower may merge or consolidate with any other Person; provided that (i) the Parent Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Parent Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed in writing that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) [reserved], and (F) the Parent Borrower shall have delivered to the Administrative Agent (1) an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement, (2) customary legal opinions consistent with those delivered on the Amendment and Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (3) at least three Business Days prior to the date of consummation of such merger or consolidation, all documentation and other information about the Successor Company required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act that has been reasonably requested by the Administrative Agent or any Lender (acting through the Administrative Agent) in writing; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Parent Borrower under this Agreement;

(e) any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall be a Restricted Subsidiary of the Parent Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement or (ii) such Restricted Subsidiary would otherwise be permitted to be designated as an Unrestricted Subsidiary immediately prior to such transaction;

(f) the Parent Borrower and the Restricted Subsidiaries may consummate the Acquisition, related transactions contemplated by the Acquisition Agreement (and documents related thereto) and the Original Transactions and any Permitted Reorganization or IPO Reorganization Transaction; and

(g) the Parent Borrower (subject, in the case of a merger or consolidation or the Borrower, to compliance with Section 7.04(d)) and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 or a Restricted Payment permitted pursuant to Section 7.06.

Section 7.05 Dispositions.

Make any Disposition, except:

(a) Dispositions of obsolete, damaged, technologically outdated, worn out or surplus property (including equipment), whether now owned or hereafter acquired, and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower or any of its Restricted Subsidiaries, in each case determined by the Parent Borrower in good faith;

(b) Dispositions of (i) inventory and goods held for sale in the ordinary course of business and (ii) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned in the ordinary course of business) and termination of leases and licenses in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Parent Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party, (ii) such Disposition is for cash at fair market value and any promissory note or other non-cash consideration received in respect thereof is an Investment permitted under Section 7.02, (other than Section 7.02(e)), or (iii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02 (other than Section 7.02(e));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 7.01, (ii) Section 7.02 (other than 7.02(e)), (iii) Section 7.04 (other than 7.04(g)) and (iv) Section 7.06 (other than 7.06(d));

(f) Dispositions to consummate the Original Transactions or any Dispositions constituting any part of a Permitted Reorganization or IPO Reorganization Transaction;

(g) Dispositions of Cash and Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license or the licensing of other intellectual property rights) and terminations thereof, in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries (taken as a whole) and (ii) Dispositions of intellectual property (including inbound licenses) that do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries (taken as a whole);

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing or would result therefrom), no Event of Default shall have occurred and been continuing or would result from such Disposition, (ii) with respect to any Disposition pursuant to this Section 7.05(j) for a purchase price in excess of $5,000,000 the Parent Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of Cash and Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non-consensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (l), (m), (n), (p), (q), (r)(i), (r)(ii), (s), (dd) (only to the extent the Obligations are secured by such Cash and Cash Equivalents) and (kk) (only to the extent the Obligations are secured by such Cash and Cash Equivalents)); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Parent Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Parent Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Parent Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into Cash and Cash Equivalents (to the extent of the Cash and Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Parent Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $2,500,000 and 5.00% of Trailing Four Quarter Consolidated EBITDA at any time and (iii) all Net Cash Proceeds received by the Parent Borrower or a Restricted Subsidiary from Dispositions made pursuant to this Section 7.05(j) shall be subject to Section 2.05(b)(ii);

(k) Dispositions (i) of non-core assets acquired in connection with Permitted Acquisitions or other Investments permitted pursuant to Section 7.02 (other than Section 7.02(e)); provided that (x) the aggregate amount of such sales shall not exceed 25% of the fair market value of the acquired entity or business and (y) each such sale is in an arm’s-length transaction and the Parent Borrower or the respective Restricted Subsidiary receives at least fair market value or (ii) made to obtain the approval of an anti-trust authority;

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that to the extent the aggregate Net Cash Proceeds from all such Dispositions since the Amendment and Restatement Effective Date exceeds $5,000,000, such excess may be reinvested in accordance with the definition of “Net Cash Proceeds” or otherwise applied to prepay Loans in accordance with Section 2.05(b)(ii);

(n) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Parent Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Parent Borrower;

(o) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the unwinding or settlement of any Swap Contract;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s) any Disposition of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; provided that to the extent the aggregate Net Cash Proceeds from all such Dispositions since the Amendment and Restatement Effective Date exceeds $5,000,000, such excess shall be applied to prepay Loans in accordance with Section 2.05(b)(ii) (without giving effect to any threshold exceptions in the definition of “Net Cash Proceeds”) and may not be reinvested in the business of the Parent Borrower or a Restricted Subsidiary; provided, further, that a Disposition of Securitization Assets shall not be taken into account for purposes of the immediately preceding proviso if the Net Cash Proceeds thereof are derived solely from cash collections of a Securitization Subsidiary from Securitization Assets previously Disposed of in accordance with this Section 7.05(s) and not from any increase in the Indebtedness of any Securitization Subsidiary;

(t) any Disposition of Receivables Assets in connection with any Receivables Facility;

(u) Dispositions of assets not constituting Collateral;

(v) the Parent Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost-sharing agreements with the Parent Borrower or any Subsidiary and settle any crossing payments in connection therewith or (ii) surrender or waive contractual rights and settle or waive contractual or litigation claims;

(w) Dispositions set forth in Schedule 7.05(w); and

(x) Dispositions in an amount not to exceed $2,000,000 in the aggregate in any fiscal year.

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (b)(ii), (d), (e), (f), (h), (i), (l), (n), (p), (q), (r), (s), (v) and (x) and for any Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Parent Borrower in good faith. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of a Subsidiary Guarantor that owns such Collateral but excluding Dispositions among Loan Parties) in accordance with the terms of the Loan Documents, the security interest created in such item of Collateral under the Collateral Documents shall be automatically released and, so long as the Parent Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent will, at the Parent Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, if applicable, the release of such Subsidiary Guarantor from its obligations under the Collateral Documents.

Section 7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to (i) the Parent Borrower and other Restricted Subsidiaries of the Parent Borrower and (ii) in addition to the Restricted Payments described in clause (i), in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to each other owner of Equity Interests of such Restricted Subsidiary based on such other owner’s relative ownership interests of the relevant class of Equity Interests);

(b) the Parent Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person to (i) the Parent Borrower and other Restricted Subsidiaries of the Parent Borrower and (ii) in addition to the Restricted Payments described in clause (i), in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to each other owner of Equity Interests of such Restricted Subsidiary based on such other owner’s relative ownership interests of the relevant class of Equity Interests);

(c) Restricted Payments made (i) on the Amendment and Restatement Effective Date to consummate the Transactions, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Acquisition Agreement, any Permitted Acquisition or other permitted Investments, (iii) in order to satisfy indemnity and other similar obligations under the Acquisition Agreement, any Permitted Acquisition or other permitted Investments and (iv) to holders of Equity Interests of the Parent Borrower (immediately prior to giving effect to the Original Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Original Transactions, and Restricted Payments consisting of a Permitted Reorganization or an IPO Reorganization Transaction (provided that to the extent that any Restricted Payments are made from a Loan Party or a Restricted Subsidiary, to a Person other than a Loan Party or a Restricted Subsidiary, respectively, such amount shall be reinvested in a Loan Party or Restricted Subsidiary, as applicable, as soon as reasonably practicable);

(d) to the extent constituting Restricted Payments, the Parent Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Sections 7.02 (other than 7.02(e) and 7.02(m)), 7.04, 7.05 (other than 7.05(e)(iv) and 7.05(g)) or 7.08 (other than 7.08(f) and (r));

(e) repurchases of Equity Interests in the Parent Borrower or any Restricted Subsidiary of the Parent Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Parent Borrower and each Restricted Subsidiary may (i) pay (or make Restricted Payments to allow Holdings or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Parent Borrower or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager, consultant, advisor or other service provider (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Restricted Subsidiary (or the Parent Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow Holdings or any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager, consultant, advisor or other service provider (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Restricted Subsidiary (or the Parent Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, officer, director, manager, consultant, advisor or other service provider of such Restricted Subsidiary (or the Parent Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(f) together with the aggregate amount of loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(f) (net of proceeds received by Holdings or any direct or indirect parent of Holdings subsequent to the Amendment and Restatement Effective Date in connection with resales of any Equity Interests so purchased pursuant to this clause (f)) shall not exceed $2,500,000 in any calendar year (which shall increase to $5,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years)); provided, further, that such amount in any calendar year may further be increased by an amount not to exceed:

(A) amounts used to increase the Cumulative Credit pursuant to clauses (c) and (d) of the definition of “Cumulative Credit”; and

(B) the Net Cash Proceeds of key man life insurance policies received by the Parent Borrower or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;

provided, further, that cancellation of Indebtedness owing to the Parent Borrower from members of management of the Parent Borrower, any of the Parent Borrower’s direct or indirect parent companies or any of the Parent Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Parent Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Parent Borrower may make Restricted Payments in an aggregate amount not to exceed, (x) an amount equal to (A) $2,500,000 minus (B) the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(v) plus (y) the Cumulative Credit at the time such Restricted Payment is made; provided, that with respect to any Restricted Payment made pursuant to this clause (y), solely to the extent such Restricted Payments are made in reliance on clause (b) of the definition of “Cumulative Credit”, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 4.00 to 1.00;

(h) the Parent Borrower may make Restricted Payments to any direct or indirect parent of the Parent Borrower:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, management, consulting or monitoring and similar expenses provided by third parties), incurred in the ordinary course of business and attributable to the ownership or operations of Parent, Holdings, the Parent Borrower and its Restricted Subsidiaries, Transaction Expenses and any indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Parent, Holdings, the Parent Borrower and its Restricted Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise Taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) (x) without duplication, either (A) for any taxable period in which the Parent Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Parent Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income or similar Taxes of such Tax Group that are attributable to the taxable income of Holdings, the Parent

Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Parent Borrower and its Subsidiaries would have been required to pay as a stand-alone consolidated, combined or similar income tax group or (B) if Parent Borrower is treated as a pass-through entity for U.S. federal income Tax purposes, to pay an amount equal to (I) the aggregate Taxes, determined by applying the highest combined tax rate (including all applicable federal, state and local tax rates with reference to income, and taking into account the deductibility (including applicable limitations on deductibility) of state and local income taxes for federal income tax purposes) applicable to any direct or indirect holder of Equity Interests of the Parent Borrower to the taxable income of the Parent Borrower, its Subsidiaries and Holdings (determined by disregarding any step-up in or with respect to the tax basis of the Parent Borrower’s assets attributable to the Acquisition but taking into account any net losses of the Parent Borrower also determined by disregarding any such step-up, provided such losses were not previously used to offset taxable income for purposes of calculating the payments permitted under this Section 7.06(h)(iii)(B)) to holders of Equity Interests of the Parent Borrower (or their Affiliates) on a quarterly basis or such more frequent basis as any such Taxes would be required to be paid for any taxable period (and, without duplication, after the end of such taxable year after a final determination of the amount of Taxes for such period determined pursuant to this clause (I)), plus (II) the sum of all amounts that the Parent Borrower was permitted to distribute in prior periods pursuant to clause (I) of this Section 7.06(h)(iii)(B) that were not in fact distributed in any prior period; provided that the permitted payment pursuant to this Section 7.06(h)(iii)(B) solely with respect to taxable income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually distributed by such Unrestricted Subsidiary in or with respect to such taxable period to the Parent Borrower or its Restricted Subsidiaries; provided further that if the aggregate amount distributable for a taxable period pursuant to clause (I) (as finally determined pursuant to clause (I)) is less than the aggregate amount previously distributed for such taxable period, then the amount distributable for the immediately succeeding taxable period (and if necessary, subsequent taxable periods) shall be reduced (but not below zero) by the amount of such excess (an amount permitted to be paid under this Section 7.06(h)(iii)(B), a “Tax Distribution”) and (y) to satisfy additional Taxes, costs and expenses of the Parent Borrower and its Subsidiaries and any direct and indirect holders of Equity Interests in the Parent Borrower that are payable as a result of the operation of Section 2.05(b)(iv) and (v);

(iv) to finance any Investment that would be permitted to be made pursuant to Sections 7.02 and 7.08 if such parent were subject to such Sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Parent Borrower or the Restricted Subsidiaries (which may be required to be Loan Parties) or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Parent Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11 and (C) such contribution shall constitute an Investment by the Parent Borrower or the applicable Restricted Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Restricted Payment;

(v) the proceeds of which (A) shall be used to pay customary salary, bonus, severance and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Parent Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08(c), (e), (i), (k), (p) and (q) (but only to the extent such payments have not been and are not expected to be made by the Parent Borrower or a Restricted Subsidiary); and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof);

(vii) payments made or expected to be made by Holdings, the Parent Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments and deemed repurchases in connection with the exercise of stock options;

(i) after a Qualified IPO, (i) any Restricted Payment by the Parent Borrower or any other direct or indirect parent of the Parent Borrower to pay listing fees, insurance premiums and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) additional Restricted Payments in an aggregate amount per annum not to exceed an amount equal to 6.0% the net proceeds received by (or contributed to) the Parent Borrower and its Restricted Subsidiaries from such Qualified IPO;

(j) the Parent Borrower or any of the Restricted Subsidiaries may pay (or, may make a Restricted Payment to Holdings or any direct or indirect parent of Holdings so that Holdings or such direct or indirect parent may pay) cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(k) Restricted Payments in the amount of any Excluded Contribution;

(l) the Parent Borrower and any Restricted Subsidiary may pay dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration, such payment would have complied with another provision of Section 7.06; and

(m) Restricted Payments so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 3.50 to 1.00.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this Section 7.06 may be in the form of a loan; provided that Indebtedness of a Loan Party or Restricted Subsidiary must be otherwise permitted by Section 7.03(d).

Section 7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and the Restricted Subsidiaries on the Amendment and Restatement Effective Date or any business reasonably related, complementary, corollary, synergistic, incidental or ancillary thereto (including related, complementary, synergistic, incidental or ancillary technologies) or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates.

Enter into any transaction of any kind with a value in excess of $2,000,000 with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than:

(a) transactions among the Parent Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) on terms (taken as a whole) substantially as favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions and transactions constituting any Permitted Reorganization or IPO Reorganization Transaction;

(d) the issuance of Equity Interests to any officer, manager, director, employee, advisor, consultant or other service provider of Holdings or any of its Subsidiaries;

(e) [Reserved];

(f) Restricted Payments permitted under Section 7.06;

(g) loans and other transactions among Holdings (or any direct or indirect parent company) and its Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under this Article VII;

(h) transactions by the Parent Borrower and its Restricted Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VII;

(i) employment and severance arrangements between the Parent Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans, stock incentive plans and employee benefit plans and arrangements in the ordinary course of business or otherwise approved by the independent members of the board of directors or the board of managers of the Parent Borrower;

(j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Parent Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Parent Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(k) transactions pursuant to agreements, instruments or arrangements in existence on the Amendment and Restatement Effective Date and set forth in Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(l) (i) so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, customary payments by the Parent Borrower and any of its Restricted Subsidiaries to the Sponsor made (x) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures) in an aggregate amount not to exceed $4,000,000 in any fiscal year and (y) pursuant to any management agreement in effect from time to time substantially consistent with arrangements with other portfolio companies of the Sponsor in an aggregate amount not to exceed $1,000,000 in any fiscal year, which payments, in each case, are approved by the majority of the members of the board of directors or the board of managers or a majority of the disinterested members of the board of directors or the board of managers of the Parent Borrower in good faith; provided that upon the occurrence and during the continuance of an Event of Default under Section 8.01(a) and (f), such fees may accrue, but not be payable in cash during such period, but all such accrued fees (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default and (ii) indemnification and reimbursement of expenses pursuant to any such management agreements;

(m) payments by the Parent Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Parent Borrower to the extent attributable to the ownership or operation of the Parent Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(h)(iii);

(n) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee, advisor, consultant or other service provider (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Parent Borrower, any of its Subsidiaries or any direct or indirect parent thereof;

(o) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Parent Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or board of managers or the senior management of the Parent Borrower, or are on terms at least as favorable (as reasonably determined by the Parent Borrower) as might reasonably have been obtained at such time from an unaffiliated party;

(p) any payments required to be made pursuant to (i) the Acquisition Agreement and (ii) the Transactions;

(q) the payment of reasonable out-of-pocket costs and expenses and indemnities pursuant to the limited liability company agreements, stockholders agreement or the registration and participation rights agreement entered into on the Amendment and Restatement Effective Date in connection therewith;

(r) transactions in which the Parent Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b);

(s) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02; and

(t) Affiliate repurchases of the Loans or Commitments to the extent permitted by Section 10.07 and Affiliate repurchases of obligations in respect of any other pari passu Indebtedness and any Junior Financing, in each case, to the extent the holding of such loans or commitments and the payments and other transactions are contemplated herein in respect thereof; and

(u) any Disposition of Securitization Assets or related assets, Investment permitted pursuant to Section 7.02(v) or Standard Securitization Undertakings, in each case in connection with any Qualified Securitization Financing.

Section 7.09 Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:

(a) any Restricted Subsidiary of the Parent Borrower that is not a Guarantor to make Restricted Payments to the Parent Borrower or any Guarantor; or

(b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations; provided that the foregoing Sections 7.09(a) and (b) shall not apply to Contractual Obligations which:

(i) (x) exist on the Amendment and Restatement Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed in Schedule 7.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or Refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or Refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Parent Borrower);

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Parent Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14;

(iii) represent Indebtedness of a Restricted Subsidiary of the Parent Borrower which is not a Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party;

(iv) are customary restrictions (as reasonably determined by the Parent Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (s), (u), (v), (w), (z), (aa), (cc), (dd), (ee), (gg), (hh), (ii), (kk), (ll), (nn) and (rr) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (n)(i), (s), (t), (u), (w) and (z) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 7.03(g), (s), (t), (u) or (w), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Parent Borrower or any Restricted Subsidiary;

(x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit;

(xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Amendment and Restatement Effective Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive with respect to the Parent Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, taken as a whole, are not materially more restrictive than the restrictions contained in this Agreement), so long as the Parent Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;

(xiv) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xv) are restrictions regarding licensing or sublicensing by Holdings and its Restricted Subsidiaries of intellectual property in the ordinary course of business;

(xvi) [reserved];

(xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder; and

(xviii) are restrictions and conditions under the terms of the documentation governing any Qualified Securitization Financing or a Receivables Facility that in the good faith determination of Holdings or the Parent Borrower are necessary or advisable to effect such Qualified Securitization Financing or such Receivables Facility.

Section 7.10 Amendments or Waivers of Organization Documents.

Agree, or permit any Restricted Subsidiary to agree, to any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents after the Amendment and Restatement Effective Date in a manner that is materially adverse to the Lenders, except as required by Law.

Section 7.11 Consolidated First Lien Net Leverage Ratio.

As of the last day of each Test Period on which the Revolving Facility Test Condition is satisfied (it being understood and agreed that this Section 7.11 shall not apply until the last day of the first full fiscal quarter ending after the Amendment and Restatement Effective Date), permit the Consolidated First Lien Net Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth below opposite the last day of such Test Period:

Test Period Ending	Consolidated First Lien Net Leverage Ratio
December 31, 2018 through and including September 30, 2019:	7.25:1.00
December 31, 2019 and thereafter:	6.75:1.00

Section 7.12 Fiscal Year.

Make any change in its fiscal year; provided, however, that the Parent Borrower may (x) align the dates of such fiscal year of any Restricted Subsidiary whose fiscal year ends on a date other than that of the Parent Borrower’s and (y) upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Subordinated Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and fees and mandatory prepayments, redemptions and related offers to prepay or repurchase and AHYDO Payments and, in connection with the amendment of any Junior Financing, the payment of fees (other than in connection with any amendment that reduces or forgives the commitments or outstanding principal amount or reduces the effective yield of such Junior Financing) shall be permitted) any Junior Financing, except (i) the Refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion or exchange of any Junior Financing into, or the redemption, repayment or prepayment of any Junior Financing with the proceeds of, Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any Restricted Subsidiary, (iv) prepayments of principal of and any required premium on loans or notes pursuant to such Junior Financing Documentation (or any comparable provision of a Permitted Refinancing thereof) in connection with the removal of a lender or holder pursuant to any “yank-a-bank” rights under any Junior Financing Documentation (or any comparable provision of a Permitted Refinancing thereof or the payment of any fees in connection with amendments thereto), (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the difference of (I) the greater of (x) $5,000,000 and (y) 10.00% of Trailing Four Quarter Consolidated EBITDA (calculated on a Pro Forma Basis in accordance with Section 1.09) minus (II) the aggregate amount of Restricted Payments made pursuant to Section 7.06(g)(x), (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity funded with the proceeds of Excluded Contributions, plus, the Cumulative Credit at the time such prepayment, redemption, purchase, defeasance or other payment is made; provided that solely to the extent such payments are made in reliance on clause (b) of the definition of

“Cumulative Credit”, (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 4.25 to 1.00, (vii) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings with Declined Proceeds, (viii) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity so long as the Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 3.75 to 1.00 and (ix) prepayment of the Existing Second Lien Credit Agreement on the Amendment and Restatement Effective Date.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount in violation of the applicable Intercreditor Agreement without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned).

Notwithstanding anything to the contrary in any Loan Document, the Borrowers may make regularly scheduled payments of interest and fees on any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

Section 7.14 Permitted Activities, Etc. With respect to Holdings, engage in any material operating or business activities; provided that Holdings may engage in the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Parent Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, Loan Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) payment of dividends to and making contributions to the capital of the Parent Borrower, (vi) (a) the incurrence of unsecured indebtedness that is contractually subordinated (on customary terms for such type of unsecured subordinated indebtedness, as reasonably determined by the Administrative Agent) to the Guarantee of the Secured Obligations by Holdings, (b) Guaranteed Obligations in respect of Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted under Section 7.03, including any Permitted Refinancing thereof, and (c) Guarantees of other obligations not constituting Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries, (vii) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (viii) holding any cash or property (but not operate any property), (ix) making of any Restricted Payments or Investments permitted hereunder, (x) providing indemnification to officers and directors, (xi) merge, amalgamate or consolidate with or into any direct or indirect parent of Holdings in connection with or in preparation for a Qualified IPO (provided that Holdings shall be the continuing or surviving company or such surviving company assumes Holdings’ obligations under the Loan Documents), (xii) repurchases of Indebtedness including through open market purchases or Dutch auctions pursuant to Section 2.05(b), (xiii) transactions in connection with a Permitted Reorganization or IPO Reorganization Transaction and (xiv) any activities incidental or reasonably related to the foregoing. Holdings shall not incur any Liens on Equity Interests of the Parent Borrower other than non-consensual Liens and those for the benefit of the holders of Indebtedness permitted to be secured by Collateral under this Agreement.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default.

Any of the following from and after the Amendment and Restatement Effective Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five Business Days after the same becomes due, any interest on any Loan or any Unreimbursed Amount, or (iii) within 10 days after the same becomes due, any fees or other amounts payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Parent Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Parent Borrower), 6.13(b), Article VII or the proviso appearing at the end of Section 4.01(a); provided that the delivery of a notice of Event of Default at any time will cure any Event of Default arising from the failure to timely deliver a notice of such Event of Default pursuant to Section 6.03(a); provided further that the Parent Borrower’s failure to comply with or observe the covenant in Section 7.11 shall not constitute a Default or an Event of Default for purposes of any Term Loans unless and until the Required Revolving Credit Lenders have actually declared all Revolving Credit Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Term Lenders declare an Event of Default with respect to Section 7.11; provided further that the covenant in Section 7.11 is subject to cure pursuant to Section 8.04; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Parent Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty or certification made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (except, in each case, to the extent any such representation or warranty is already qualified by materiality or “Material Adverse Effect”, in which case such representation or warranty shall be incorrect in any respect as of such date); or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the

Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, (ii) any Indebtedness if (x) the sole remedy of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or nonperformance of obligations related thereto or (y) sole option is to elect, in each case, to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares and (iii) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Indebtedness from and after the date, if any, on which such conversion has been effected; provided, further, that any such failure described under clause (A) or (B) is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Other than with respect to any dissolutions otherwise permitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Administrative Agent) indemnitor); and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(h) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent obligations not yet due and owing and Cash Collateralized or back-stopped Letters of Credit), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or

(i) Change of Control. There occurs any Change of Control; or

(j) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or take other required actions and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(k) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent, at the request of the Required Lenders (or, in the case of an Event of Default in respect of Section 7.11, at the request of the Required Revolving Credit Lenders, with respect to Revolving Credit Commitments, Revolving Credit Loans and L/C Obligations) shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Parent Borrower (to the extent permitted by applicable law);

(iii) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such hereunder;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders hereunder (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Cash Management Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Cash Management Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Secured Obligations then earned, due and payable have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Borrowers as applicable, or as otherwise required by the Intercreditor Agreements.

Section 8.04 Parent Borrower’s Right to Cure.

Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02:

(a) For the purpose of determining whether an Event of Default under Section 7.11 has occurred, the Parent Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Parent Borrower (or any direct or indirect parent company, to the extent such proceeds are contributed to the common capital of the Parent Borrower) or any cash contribution to the common capital of the Parent Borrower and have not otherwise been applied as an Excluded Contribution, to incur Indebtedness pursuant to Section 7.03(y) or to increase Cumulative Credit (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated (i) are actually received by the Parent Borrower during the period commencing with the first day of the applicable fiscal quarter and ending on the tenth Business Day after the date on which the Compliance Certificate pursuant to Section 6.02(a) is required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (B) the Parent Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter.

(b) The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than for determining compliance with Section 7.11 as evidenced by a Compliance Certificate (and not for any other purpose contemplated by Section 1.09) and shall not result in any adjustment to any amounts (including any pro forma reduction of the amount of Indebtedness (whether direct or by way of netting) and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) with respect to the quarter with respect to which such Cure Amount was made other than the increase to Consolidated EBITDA referred to in Section 8.04(a).

(c) In furtherance of Section 8.04(a) above, (i) upon actual receipt by the Administrative Agent of the Notice of Intent to Cure, the covenant under Section 7.11 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Default or Event of Default under Section 7.11 shall be deemed not to have occurred for purposes of the Loan Documents (provided that if the Cure Expiration Date has occurred without the Cure Amount having been received and designated, such Default or Event of Default shall be deemed reinstated), and (ii) none of the Administrative Agent, any Lender or any other Secured Party may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Default or Event of Default under Section 7.11 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated or the Parent Borrower has confirmed in writing that it does not intend to provide such Cure Amount. Notwithstanding the foregoing, the Parent Borrower shall not be able to request the making of any Credit Extension until receipt by the Parent Borrower of the Cure Amount.

(d) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness (whether direct or by way of netting) with the Cure Amount for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made.

(e) There can be no more than five fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities.

ARTICLE IX.

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuers hereby appoints TD to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.06, and 9.09 through and including 9.13) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party has rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Secured Cash Management Provider or Secured Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including each Intercreditor Agreement and any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

Section 9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may

(i) expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. If the Administrative Agent is a Defaulting Lender, the Parent Borrower may remove the Administrative Agent from such role upon 15 days’ notice to the Lenders and the Administrative Agent. Upon receipt of any such notice of resignation (or removal by the Parent Borrower pursuant to the preceding sentence), the Required Lenders shall have the right, with the consent of the Parent Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(a) or Section 8.01(f) (which consent of the Parent Borrower shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above (including consent of the Parent Borrower); provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice. The retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed). All payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring

(or removed) Administrative Agent, and the retiring (or removed) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring (or removed) Administrative Agent’s resignation (or removal) hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring (or removed) Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring (or removed) Administrative Agent was acting as Administrative Agent.

Any resignation by TD as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender, in which case such resigning L/C Issuer and Swing Line Lender (x) shall not be required to issue any further Letters of Credit or extend any further Swing Line Loans hereunder and (y) shall maintain all of its rights as L/C Issuer or Swing Line Lender with respect to any Letters of Credit issued by it or Swing Line Loans extended by it, as applicable, prior to the date of such resignation so long as such Letters of Credit, L/C Obligations or Swing Line Loans remain outstanding and not otherwise Cash Collateralized in accordance with the terms herein. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Secured Party and each Secured Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its respective directors, officers, agents or employees.

Section 9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Administrative Agent, Bookrunners, or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

Section 9.10 Collateral and Guaranty Matters.

Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders (each including in its capacity as a potential Secured Cash Management Provider or Secured Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its sole discretion (other than releases described in clauses (b) and (d) below which shall not be optional or discretionary):

(a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents (including any subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement) for the benefit of the Lenders and the other Secured Parties;

(b) to automatically release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent obligations and Letters of Credit which have been Cash Collateralized or otherwise back-stopped) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the relevant L/C Issuers shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed (other than to a Loan Party) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d) or Section 11.09 or (v) if the property subject to such Lien constitutes Excluded Assets;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to any Lien permitted by Section 7.01 (other than any Lien that constitutes a Second Lien or that is otherwise secured by the Collateral on a junior basis to the Obligations); and

(d) to release any Subsidiary Guarantor from its obligations under the Guaranty if such Guarantor becomes a Released Guarantor in accordance with Section 11.09.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Secured Cash Management Provider and no Secured Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Cash Management Provider or Secured Hedge Bank.

The Secured Cash Management Providers and the Secured Hedge Banks hereby authorize the Administrative Agent to enter into any Parity Intercreditor Agreement, any Junior Intercreditor Agreement or other intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and any such intercreditor agreement is binding upon the Secured Cash Management Providers and the Secured Hedge Banks.

Section 9.12 Withholding Tax Indemnity.

To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or if any payment has been made by the Administrative Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers pursuant to Section 3.01 and 3.04 and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 9.13 Non-U.S. Administrative Agent Tax Matters.

Any successor or supplemental Administrative Agent that is not a United States person under Section 7701(a)(30) of the Code, shall deliver, on or prior to the date that it becomes a party to this Agreement, to the Parent Borrower two duly completed original copies of Internal Revenue Service Form W-8IMY (or successor form) certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Parent Borrower to be treated as a United States person with respect to such payments (and the Parent Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

Section 9.14 Know-Your-Customer, Etc.

Each Secured Party shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (k) below, which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders (unless specified therein)) (or by the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, the waiver of any obligation of the Borrowers to pay interest at the Default Rate or the waiver of any Default, Event of Default, mandatory prepayment of the Loans or mandatory reduction of any Commitments shall not constitute such an extension or increase);

(b) postpone any date scheduled for any payment of principal (including final maturity), interest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation of the Borrowers to pay interest at the Default Rate, any Default or Event of Default, any condition precedent, mandatory prepayment of the Loans or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to any provision of Section 7.11, Section 8.01(b) (solely as it relates to Section 7.11), Section 8.04, the definition of “Consolidated First Lien Net Leverage Ratio”, “Consolidated Senior Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) or any fees payable hereunder or under any other Loan Document (or extend the timing of payments of such fees) without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms of) any obligation of the Borrowers to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction and it further being understood that (ii) any change to any provision of Section 7.11, Section 8.01(b) (solely as it relates to Section 7.11), Section 8.04, the definition of “Consolidated First Lien Net Leverage Ratio”, “Consolidated Senior Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any principal or rate of interest of any Loan, L/C Borrowing, fee or other amount payable hereunder or under any other Loan Documents);

(d) change any provision of Section 2.12(a) or 2.13 or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby; provided that modifications to Section 2.12(a), or 2.13 or the definition of “Pro Rata Share” in connection with (w) any buy back of Term Loans by Holdings or the Parent Borrower pursuant to Section 2.05(a)(v) or Section 10.07(l), (x) any Refinancing Amendment or amendment in respect of Replacement Loans, (y) any Incremental Amendment or (z) any Extension Amendment, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders;

(e) change any provision of (i) this Section 10.01 or (ii) the definition of “Required Revolving Credit Lenders,” “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders or Required Revolving Credit Lenders, as applicable (if such consent is otherwise required), or the Administrative Agent (if the consent of the Required Lenders or Required Revolving Credit Lenders is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, on substantially the same basis as the Term Commitments or Revolving Credit Commitments, as applicable);

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in connection with a transaction permitted under Section 7.04 or 7.05, release (i) all or substantially all of the Guarantors or (ii) the Guaranty by the Parent Borrower of Obligations of other Borrowers, in each case without the written consent of each Lender;

(h) change any provision of Section 8.03, without the written consent of each Lender directly and adversely affected thereby;

(i) amend Section 1.12 or the definition of “Alternative Currency” or “Available Currency” without the written consent of each Revolving Credit Lender;

(j) change the currency in which any Obligation is due and payable without the written consent of each Lender affected thereby; or

(k) amend, waive or otherwise modify any term or provision of Section 7.11, 8.01(b) (solely as it relates to Section 7.11), 8.04 or the definitions of “Revolving Facility Test Condition” or “Consolidated First Lien Net Leverage Ratio” (or any of its component definitions (as used in such Section but not as used in other Sections of this Agreement)), without the written consent of the Required Revolving Credit Lenders;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, directly and adversely affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, directly and adversely affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lenders and the Parent Borrower so long as the obligations of the Revolving Credit Lenders and, if applicable, the other Swing Line Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to any fee letter or the Engagement Letter in respect to the Transactions shall be required to amend, modify or supplement the terms thereof; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (vi) (x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.14, 2.15 or 2.16 or in the following clause (y) or (z), as applicable) or to effect any amendment expressly contemplated by Section 7.12, (y) in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans is Refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower All-In Yield (which may include other customary technical amendments related thereto, including providing that such replacement term loans may have a prepayment premium in connection therewith) (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment, and (z) in connection with an Extension Amendment, only the consent of the Lenders that will continue as a Lender in respect of the Extended Term Loans or Extended Revolving Commitments, as applicable, subject to such Extension Amendment shall be required for such Extension Amendment; and (vii) the Letter of Credit Sublimit may be increased with only the consent of the Required Revolving Credit Lenders, each L/C Issuer and the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required for the Administrative Agent to enter into, or to effect any amendment, modification or supplement to any Parity Intercreditor Agreement, Junior Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment, any Other Commitment, any Other Term Loan, any Other Notes, or any Permitted First Priority Refinancing Debt or any Permitted Junior Priority Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Parity Intercreditor Agreement, Junior Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement or this Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Any such Parity Intercreditor Agreement, Junior Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or Required Revolving Credit Lenders, as applicable.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the Refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans having different terms (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees, expenses and premium (but nothing in this clause (a) shall limit the ability of the Borrowers to incur Incremental Loans of the same Class or of a different Class at the same time if such incurrence is otherwise permitted hereunder), (b) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such Refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence) and (c) such Replacement Term Loans shall otherwise constitute Credit Agreement Refinancing Indebtedness.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Amendment and Restatement Effective Date, the Administrative Agent and the Parent Borrower shall have jointly identified an ambiguity, obvious error or any error or omission of a technical or administrative nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Parent Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices; Effectiveness; Electronic Communications.

(i) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(ii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(A) if to the Parent Borrower (or to any other Loan Party), the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for the Parent Borrower, the Administrative Agent or such L/C Issuer on Schedule 10.02; and

(B) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).

(ii) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith, material breach or willful misconduct of such Agent Party (or its Representatives); provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.

(c) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the Parent Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.

(d) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them (other than any Excluded Affiliate) from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with Section 10.05 hereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04 Attorney Costs and Expenses.

The Parent Borrower agrees (a) if the Amendment and Restatement Effective Date occurs, to pay or reimburse the Administrative Agent, the Arrangers and the Bookrunners and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including (i) all Attorney Costs, which shall be limited to one primary counsel to the Administrative Agent, the Arrangers and the Bookrunners (taken as a whole) plus, if reasonably necessary, one special counsel and one local counsel in each applicable jurisdiction material to the interests of the Lenders taken as a whole and (ii) in the case of other consultants and advisers, the fees and expenses of such persons approved by the Parent

Borrower, and (b) from and after the Amendment and Restatement Effective Date, to pay or reimburse the Administrative Agent, the L/C Issuers and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents or, after the occurrence of an Event of Default, any restructuring or workout (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including (i) all respective Attorney Costs, which shall be limited to Attorney Costs of one primary counsel to the Administrative Agent and the Lenders taken as a whole and, if reasonably necessary, one special counsel and one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties) and (ii) in the case of other consultants and advisers (other than in connection with any enforcement or protection of rights and remedies hereunder during the continuance of an Event of Default), the fees and expenses of such persons approved by the Parent Borrower. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days following receipt by the Parent Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Amendment and Restatement Effective Date, all amounts due under this Section 10.04 shall be paid on the Amendment and Restatement Effective Date solely to the extent invoiced to the Parent Borrower at least three Business Days prior to the Amendment and Restatement Effective Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion following five Business Days’ prior written notice to the Parent Borrower. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.

Section 10.05 Indemnification by the Parent Borrower.

The Parent Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, Lender, Arranger and Bookrunner and their respective controlled Affiliates and controlling Persons, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors (but excluding any Excluded Affiliates) (collectively the “Indemnitees”) from and against any and all actual liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one special counsel or one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability of the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Parent Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives (other than Excluded Affiliates), as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives (other than Excluded Affiliates), as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) any disputes solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility (unless such claim would otherwise be excluded pursuant to clause (w) above) and other than any claims arising out of any act or omission of Holdings, the Parent Borrower, the Sponsor or any of their Affiliates or (z) settlements effected without the Parent Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with the Parent Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such Proceeding, the Parent Borrower shall indemnify and hold harmless such Indemnitee to the extent and the manner set forth above. In case any Proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Parent Borrower of the commencement of any such Proceeding; provided, however, that the failure so to notify the Parent Borrower will not relieve the Parent Borrower from any liability to such Indemnitee pursuant to this Section 10.05. Each applicable Indemnitee (by accepting the benefits hereof) agrees to refund and return any and all amounts paid by or on behalf of the Parent Borrower (or any other Loan Party) to such Indemnitee, in each case, pursuant to the terms of this paragraph to the extent such Indemnitee is not entitled to the payment thereof pursuant to the terms of this paragraph. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, fraud or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee (or its officers, directors, employees or Affiliates (other than Excluded Affiliates)), nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Amendment and Restatement Effective Date); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Parent Borrower or any Subsidiary (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

To the extent that the Parent Borrower for any reason fails to pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to any Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such subagent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

Section 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) and the proviso to this Section 10.07(a) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(k), (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 2.05(a)(v), the last paragraph of Section 10.07(k) or Section 10.07(l), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(o), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided that any assignment or transfer to a Disqualified Institution shall not be null and void but shall instead be subject to Section 10.07(s)); provided, however, that notwithstanding the foregoing or anything else in this Agreement to the contrary, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or (ii) a natural Person. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 10.07(b)(ii) below, any Lender may at any time assign to one or more assignees (other than a Disqualified Institution to the extent that the list of Disqualified Institutions has been made available to each applicable inquiring Lender or potential assignee) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Parent Borrower; provided that no consent of the Parent Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or any Approved Fund thereof, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, (iii) prior to the completion of primary syndication for an assignment of all or a portion of the Term Loans to any Assignee approved by the Sponsor and (iv) after the occurrence and during the continuance of an Event of Default under Section 8.01(a) or Section 8.01(f), to any Assignee; provided, further, that with respect to an assignment of all or a portion of the Term Loans, the Parent Borrower shall be deemed to have consented to any such assignment (other than with respect to any assignment to a

Disqualified Institution where the list of Disqualified Institutions has been made available to each applicable inquiring Lender or potential assignee) unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or any Approved Fund thereof, (ii) of all or any portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or any Approved Fund thereof, (iii) of all or a portion of the Loans pursuant to Section 10.07(k) or Section 10.07(l) or (iv) from an Agent to its Affiliates;

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

(D) the Swing Line Lenders; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $2,500,000 (in the case of each Revolving Credit Loan) or $1,000,000 (in the case of Term Loans), in excess thereof unless each of the Parent Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together, in each case, with (i) a processing and recordation fee of $3,500 (which fee (x) shall not be applicable to any transfer to an Affiliate of a Lender or Approved Fund and (y) may be waived or reduced in the sole discretion of the Administrative Agent) and (ii) all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the PATRIOT Act;

(C) other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) the Assignee shall execute and deliver to the Administrative Agent and the Parent Borrower the forms described in Sections 3.01(d) and 3.01(e) applicable to it.

This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(l) and subject to the limitations set forth in Section 10.07(k), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the obligations (if any) of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Parent Borrower pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and the written consent of the Administrative Agent and, if required, the Parent Borrower, each Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Parent Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower or any Lender (but only, in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, L/C Obligations and other Obligations), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Notwithstanding anything to the contrary in this Agreement, the Borrowers, Holdings, the other Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent (in its capacity as such) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution. Upon request by the Administrative Agent, the Parent Borrower shall (i) promptly (and in any case, not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time and (ii) not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans at such time.

(e) Any Lender may at any time, sell participations to any Person (other than a natural person, a Defaulting Lender, the Sponsor, Holdings, any Non-Debt Fund Affiliate and, to the extent the list thereof has been made available to all Lenders, any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (j) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f) and a Participant’s compliance with Section 3.01(d) and (e), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(g) Any Lender may, without the consent of any Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Parent Borrower (not to be unreasonably withheld, conditioned or delayed; for the avoidance of doubt, the Parent Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligation to the Parent Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Parent Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Parent Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable; provided, further, that any such resignation shall be effective only if (x) the relevant L/C Issuer or Swing Line Lender is no longer a Revolving Credit Lender upon the effectiveness of such resignation or (y) the relevant L/C Issuer or Swing Line Lender has obtained the consent of the Administrative Agent and the Parent Borrower. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to any Class of Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders holding Term Loans of such Class on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i) no assignment of Term Loans to an Affiliated Lender may be purchased with the proceeds of any Revolving Credit Loan or Swing Line Loan;

(ii) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I hereto (an “Affiliated Lender Assignment and Assumption”);

(iii) Affiliated Lenders (A) will not receive information provided solely to Lenders by the Administrative Agent or any Lender, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders;

(iv) in connection with each assignment pursuant to this Section 10.07(k), the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall render customary “big boy” acknowledgements in the applicable Affiliated Lender Assignment and Assumption to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to such Affiliated Lender; and

(v) the aggregate principal amount of Term Loans (as of the date of consummation of any transaction under this Section 10.07(k)) held at such time by all Affiliated Lenders shall not exceed 25% of the principal amount of all Term Loans outstanding as of the date of such transaction (after giving effect thereto) (such percentage, the “Affiliated Lender Cap”).

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2.

Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, Holdings, the Parent Borrower or any of their Subsidiaries, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent Borrower, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of Material Non-Public Information, (4) none of the Affiliated Lenders or any of their Subsidiaries, Holdings, the Parent Borrower or their respective Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, Holdings, the Parent Borrower and their respective Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

Notwithstanding anything to the contrary in the Loan Documents, any Term Loans assigned to an Affiliated Lender in accordance with this Section 10.07(k) or Section 10.07(o) may be contributed to Holdings or any of its Restricted Subsidiaries and be exchanged for debt or equity securities of the Parent Borrower (or any of its direct or indirect parent) to the extent otherwise permitted herein, in which case Holdings, the Parent Borrower and its Restricted Subsidiaries shall comply with Sections 10.07(l)(ii), (iii), (iv) and (v) (with any references to the Parent Borrower in such sections to be deemed to include any applicable Restricted Subsidiary) and for the avoidance of doubt any other assignment to Holdings or its Restricted Subsidiaries shall be consummated only pursuant to Section 10.07(l).

(l) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to any Class of Term Loans under this Agreement to Holdings, the Parent Borrower or any Restricted Subsidiary through (x) Dutch auctions open to all Lenders holding Term Loans of such Class on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis, in each case subject to the following:

(i) no assignment of Term Loans to Holdings, the Parent Borrower or a Restricted Subsidiary may be purchased with the proceeds of any Revolving Credit Loan or Swing Line Loan;

(ii) the assigning Lender and Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit I hereto;

(iii) if Holdings or a Restricted Subsidiary is the assignee, upon such assignment, transfer or contribution, Holdings or such Restricted Subsidiary, as applicable, shall automatically be deemed to have contributed or distributed, as applicable, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Parent Borrower;

(iv) if the Parent Borrower is the assignee (including through contribution or transfers set forth in clause (iii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, distributed, assigned or transferred to the Parent Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, distribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Parent Borrower and (c) the Parent Borrower shall promptly provide notice to the Administrative Agent of such contribution, distribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

(v) in connection with each assignment pursuant to this Section 10.07(l), the assigning Lender and Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable, shall render customary “big boy” acknowledgements in the applicable Affiliated Lender Assignment and Assumption to each other (and, in connection with any assignments pursuant to clause (x) above, the Auction Agent) regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to Holdings, the Parent Borrower or such Restricted Subsidiary, as applicable.

Each Lender participating in any assignment pursuant to this clause (l) acknowledges and agrees that in connection with such assignment, (1) Holdings and its Subsidiaries then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on Holdings or any of its Subsidiaries or Affiliates,

the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Parent Borrower, Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of Material Non-Public Information, (4) none of Holdings or its Subsidiaries or Affiliates, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Parent Borrower and its Subsidiaries and Affiliates, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(m) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(n), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(n) Additionally, the Loan Parties and Affiliated Lenders hereby agree that if a case under Title 11 of the United States Code is commenced by or against any Loan Party, such Loan Party shall seek (and the Affiliated Lenders shall consent) to provide that the vote of the Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders, except that Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization (i) proposes to treat the Obligations held by Affiliated Lenders in a manner that is less favorable in any material respect to the Affiliated Lenders than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrowers, (ii) would deprive the Affiliated Lenders of their Pro Rata Share of any payments to which all Lenders are entitled or (iii) requires the consent of each Lender or each directly and adversely affected Lender. The Affiliated Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliated Lenders’ attorney-in-fact, with full authority in the place and stead of the Affiliated Lenders and in the name of the Affiliated Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(n).

(o) Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(m) or 10.07(n), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to any Class of Loans or Term Commitments under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions open to all Lenders holding such Class of Loans or Term Commitments on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchases on a non-pro rata basis. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

(p) Notwithstanding the foregoing, if an entire Class of Loans or Commitments is Refinanced or replaced in full with other Loans or Commitments hereunder, the Parent Borrower shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice (which notice may be rescinded if the transactions contemplated by such Refinancing Amendment are not consummated) to each Lender holding any Class of Loans or Commitments being Refinanced or replaced to consummate such Refinancing or replacement of such Class by way of assignment by purchasing each such Lender’s Loans or unfunded Commitments at par, accompanied by payment of any accrued interest and fees thereon (including, if applicable, amounts payable pursuant to Section 3.07(e)) instead of prepaying the Loans or reducing or terminating the Commitments to be Refinanced or replaced. The assigned Loans and Commitments shall be amended immediately thereafter in accordance with Section 10.01 to reflect the terms of any such Refinancing or replacement. The assignee under any such assignment may be (but shall not be required to be) the Administrative Agent, any arranger of the new Loans or Commitments or any other Person designated by the Administrative Agent. By receiving the purchase price, the Lenders having the replaced or Refinanced Class of Loans or Commitments shall automatically be deemed to have assigned such Loans or Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral.

(q) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loan purchased by, or contributed to (in each case, and subsequently cancelled hereunder) Holdings or its Subsidiaries pursuant to Section 10.07(l), and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.07(a) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).

(r) Any purchase of Term Loans pursuant to Section 10.07(l) shall not constitute voluntary or mandatory payment or prepayment under this Agreement.

(s) Notwithstanding anything to the contrary contained herein:

(i) no assignment or participation shall be made to any Person that was a Disqualified institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Parent Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 10.07(s)(i) shall not be void, but the other provisions of this Section 10.07(s) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Parent Borrower’s prior written consent in violation of clause (i) above, the Parent Borrower may, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by such Disqualified Institution, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to a hereunder and/or (C) require such Disqualified Institution to assign (and the signature of such Disqualified Lender shall not be required on any such assignment), without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interest, rights and obligations, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood and agreed that the Parent Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Parent Borrower’s consent in accordance with Section 10.07(b)(i)(A)).

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to request any information, reports or other materials or receive information, reports or other materials provided to Lenders by the Parent Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings or inspections attended by the Lenders and the Administrative Agent or request such meetings or inspections, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisers of the Administrative Agent or the Lenders and (B) (x) shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), or the Required Lenders or Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01); provided that (I) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (II) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates (other than Excluded Affiliates) and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors on a “need to know basis” (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential and (ii) the applicable Agent or Lender disclosing such information shall be responsible for the compliance of its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors, with this Section 10.08); (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower in advance in the event of any such disclosure by such Person (except with respect to any routine audit or examination conducted by bank accountants or regulatory authority exercising routine examination or regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Parent Borrower), to (i) any pledgee referred to in Section 10.07(g), (ii) any direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than any Disqualified Institution or Person); or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Parent Borrower and its obligations, this Agreement or payments hereunder (other than any Disqualified Institution or Person whom the Parent Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A)); (f) with the prior written consent of the Parent Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Parent Borrower, the Sponsor or their respective Affiliates or becomes available to any Administrative Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates (other than Excluded Affiliates) on a non-confidential basis from a source other than a Loan Party or any Sponsor or their respective related parties (so long as such source is not known (after due inquiry) to such Agent, such Arranger, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party, the Sponsor or their respective Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (i) for purposes of establishing a “due diligence” defense; (j) to the extent of information that is independently developed by such Agent or Lender without the use of such Information; or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents, Arrangers and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, Arrangers and the Lenders in connection with the administration, settlement, and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates.

Section 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Parent Borrower, any such notice being waived by the Parent Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender or the Administrative Agent to or for the credit or the account of the respective Loan Parties against any and all Obligations then due and owing to such Lender or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender or the Administrative Agent shall have made demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.

Section 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

Section 10.12 Integration.

This Agreement, together with the other Loan Documents, the Amendment and the Engagement Letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.22, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN), WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGEMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT THE ADMINISTRATIVE AGENT DETERMINES THAT SUCH ACTION IS NECESSARY TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

Section 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and each such L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18 USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and the Loan Parties are not relying on the Administrative Agent, the Arrangers and the Lenders for any such advice, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Arranger and each Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby agrees that it will not claim that the Administrative Agent, the other Arrangers and the Lenders have rendered advisory services of any nature or respect, or owe any fiduciary duty or similar duty to such Loan Party or its Affiliates in connection with any aspect of any transaction contemplated hereby or the process leading thereto.

Section 10.20 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the final judgement is given and the date of receipt by the Administrative Agent of the amount due, the Borrowers will, on the date of receipt by the Administrative Agent, (i) pay such additional amounts, if any, or (ii) be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency that, when converted to the Agreement Currency at the rate of exchange prevailing on the date of receipt by the Administrative Agent, is the amount then due under this Agreement or such other Loan Document in the Agreement Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.21 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.22 Intercreditor Agreements.

Each Lender hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreements as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under any documentation governing other parity lien or junior lien Indebtedness permitted to be incurred hereunder to extend credit to the Loan Parties and such lenders are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall control.

Section 10.23 Acknowledgement and Consent to Bail-in of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE XI.

GUARANTY

Section 11.01 The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers (or, in the case of each Guarantor that is also a Borrower, each other Borrower), and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Secured Cash Management Agreement, in each case strictly in accordance with the terms thereof (such obligations, including any future increases in the amount thereof, being herein collectively called the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations consisting of obligations of any Loan Party arising under any Secured Hedge Agreement shall exclude all Excluded Swap Obligations. The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended at the time (i) any transaction is entered into under a Secured Hedge Agreement or (ii) such Guarantor becomes a Guarantor hereunder, the Guaranteed Obligations of such Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions under Secured Hedge Agreements as of such date.

Section 11.02 Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect (including any increase in the principal amount thereof), or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected or be released; or

(v) the release of any other Guarantor pursuant to Section 11.09.

The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than Secured Cash Management Obligations, Secured Hedge Obligations and contingent obligations, in each case not yet due and owing, and Letters of Credit that have been Cash Collateralized or back-stopped) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation, contribution or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07 Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) any Subsidiary Guarantor ceases to be a Restricted Subsidiary in a transaction permitted hereunder, (ii) unless Parent Borrower has otherwise requested that such Excluded Subsidiary shall be or remain a Subsidiary Guarantor, any Subsidiary Guarantor becomes an Excluded Subsidiary, (iii) Parent Borrower has notified the Administrative Agent that an Elective Guarantor shall no longer be a Guarantor or (iv) subject to Section 10.01, if the release of such Guarantor is approved, authorized or ratified in writing by the Required Lenders (any such Subsidiary Guarantor referred to in clause (i), (ii), (iii) or (iv), a “Released Guarantor”), such Released Guarantor shall, upon the consummation of the related transaction, change in status, request, approval, authorization or ratification be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of any of Equity Interests of the Released Guarantor in a transaction permitted hereunder (other than to a Loan Party), the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Parent Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent shall, at the Parent Borrower’s sole expense, take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, however, that no such release shall occur, and no such Subsidiary Guarantor shall constitute a Released Guarantor, if such Subsidiary Guarantor continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness or any other Indebtedness constituting a Junior Financing or any Permitted Refinancing of any of the foregoing and is required to provide a Guarantee of the Obligations pursuant to Section 7.03(c)(A).

When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related to which has been Cash Collateralized or for which a back-stop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guaranty made herein, each other Loan Document and any security interest granted under any Loan Document shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

Section 11.10 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.11 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until all Commitments hereunder have terminated, and all Loans or other Guaranteed Obligations hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Guaranteed Obligations related thereto has been Cash Collateralized or for which a back-stop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place). Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.12 Confirmation of Guarantees and Security Interests.

Loan Party party hereto hereby confirms that the obligations of such Loan Party under the Existing Credit Agreement as modified or supplemented hereby and the other Loan Documents (a) are entitled to the benefits of the guarantees and the security interests set forth or created under this Agreement and under the other Loan Documents, (b) constitute Obligations under this Agreement and all other Loan Documents and (c) notwithstanding the effectiveness of the Amendment, the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and each Lender constitutes a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” and “Required Revolving Credit Lenders”, as

applicable) for all purposes of this Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or collaterally assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as modified herein. Each Loan Party hereby consents to each Lender that is not a Lender under the Existing Credit Agreement becoming a Lender and Secured Party under this Agreement and the other Loan Documents by virtue of the execution by such Person of the Amendment.

Section 11.13 No Novation.

This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment and Restatement Effective Date, shall continue to be owing under this Agreement or such other Loan Documents until paid in accordance herewith.

259